                                                                    EXHIBIT 10.1

                                      LEASE

     THIS LEASE, dated June ___, 2006, for reference purposes only, is made by and between HEWLETT-PACKARD COMPANY, a Delaware corporation ("Landlord") and CRAWFORD & COMPANY, a Georgia corporation ("Tenant"), to be effective as of the date the last of the designated signatories to this Lease shall have executed this Lease (the "Lease Commencement Date").

                                    ARTICLE 1
                                   REFERENCES

     All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meanings or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Property:                     That certain real property situated in the City of
                              Atlanta, County of DeKalb, State of Georgia, as
                              presently improved with one (1) office building,
                              which real property is shown on the Site Plan
                              attached hereto as EXHIBIT "A" and is commonly
                              known as or otherwise described as follows: 20
                              Perimeter Summit Boulevard N.E., Atlanta, Georgia.
                              The Property includes, without limitation, the
                              Premises, the Common Areas, and the Building,
                              described below.

Building:                     That certain building in which the Premises are
                              located commonly known as 20 Perimeter Summit
                              Boulevard N.E., Atlanta, Georgia, which Building
                              is shown outlined on EXHIBIT "A" hereto (the
                              "Building"). The Parties agree that the Building
                              contains 580,318 rentable square feet.

Tenant's Address for Notice:  Crawford & Company
                              20 Perimeter Summit Boulevard N.E.
                              Tenth Floor
                              Atlanta, Georgia 30319
                              Attn: General Counsel

With a copy to:               Morris, Manning & Martin, LLP
                              1600 Atlanta Financial Center
                              3343 Peachtree Road, N.E.
                              Atlanta, Georgia 30326
                              Attn: Matthew J. Sours

Landlord's Addresses for      Hewlett-Packard Company
Notices:                      3433 Broadway Street NE, Suite 500
                              Minneapolis, Minnesota 55413
                              Attn: Lease Administration

                              And

                              Hewlett-Packard Company
                              3000 Hanover Street
                              Palo Alto, California 94304
                              Attn: General Counsel

Rent Commencement Date:       As to the First Phase Premises (defined in Section
                              2.1(C) below): November 1, 2006, or the date on
                              which Tenant commences operations in the First
                              Phase Premises, whichever occurs first (the "First
                              Phase RCD"). As to the Second Phase Premises
                              (defined in Section 2.1(C) below): April 1, 2007,
                              or the date on which Tenant commences operations
                              in the Second Phase Premises, whichever occurs
                              first (the "Second Phase RCD"), provided that the
                              Second Phase RCD will be extended on a day basis
                              for each day after January 1, 2007 that possession
                              of the Second Phase Premises has not been tendered
                              to Tenant, not to exceed ninety (90) days of total
                              extension. The First Phase RCD will be set forth
                              in a Rent Commencement Date letter which clearly
                              states the First Phase RCD and the Lease
                              Expiration Date. The Second Phase RCD will be set
                              forth in a Rent Commencement Date letter which
                              clearly states the Second Phase RCD. All
                              references in this Lease to the "Rent Commencement
                              Date" shall be to the First Phase RCD or the
                              Second Phase RCD, as applicable. The Lease
                              Expiration Date will be determined solely in
                              relation to the First Phase RCD.

Lease Term:                   As defined in Section 2.1(B) below.

Lease Commencement Date:      As defined in the preamble paragraph set forth
                              above.

Lease Expiration Date:        If the First Phase RCD is the first (1st) day of a
                              calendar month, then the Lease Expiration Date
                              shall be the last day of the calendar month
                              immediately preceding the eleventh (11th)
                              anniversary of the First Phase RCD, unless the
                              Lease Term is extended in accordance with Article
                              15 below, in which case the Lease Expiration Date
                              shall be the last day of the Extension Period that
                              took effect. If the First Phase RCD is other than
                              the first (1st) day of a calendar month, then the
                              Lease Expiration Date shall be the last day of the
                              calendar month in which the eleventh (11th)
                              anniversary of the First Phase RCD shall fall
                              unless the Lease Term is extended in accordance
                              with Article 15 below, in which case the Lease
                              Expiration Date shall be the last day of the
                              Extension Period that took effect. Notwithstanding
                              anything to the contrary herein, if this Lease is
                              terminated in accordance with its terms, the Lease
                              Expiration Date shall be the date of such
                              termination.

Option to Extend:             Option to extend the initial Lease Term for three
                              (3) consecutive 5-year periods.

First Month's Prepaid Rent:   $204,068.00

Tenant's Security Deposit:    $3,294,072.00

Late Charge Amount:           Four Percent (4%) of the Delinquent Amount

Tenant's Required Liability   $5,000,000 Combined Single Limit
Coverage:

Broker(s):                    Cushman & Wakefield of Georgia, Inc. representing
                              Landlord only ("Landlord's Broker"); Richard
                              Bowers & Company representing Tenant only
                              ("Tenant's Broker")

Common Areas:                 The "Common Areas" shall mean the common
                              corridors, hallways, lobbies, plazas, stairwells,
                              elevators, restrooms, driveways, parking areas,
                              tunnels, walkways, and other public or common
                              areas located within the Building and other areas
                              on the Property that are designated by Landlord
                              from time to time as common areas for the
                              Building; provided, however, that (i) Tenant's use
                              thereof shall be subject to (A) all Private
                              Restrictions (as defined in Section 13.12(m)
                              below) now or hereafter affecting the Property,
                              and (B) all Rules and Regulations (as defined
                              below) now or hereafter established by Landlord,
                              and (ii) except to perform Parapet Sign Repairs
                              (defined below), Tenant shall not go onto the roof
                              of the Building without Landlord's prior written
                              consent (which may be withheld in Landlord's sole
                              and absolute discretion) and without otherwise
                              being accompanied by a representative of Landlord.

Premises:                     All the interior space located in the 2nd, 3rd,
                              5th, 6th, 7th, 9th and 10th floors of the
                              Building, consisting of approximately 158,751
                              rentable square feet and, for purposes of this
                              Lease, agreed to contain said number of rentable
                              square feet. The Premises also include
                              approximately 1,479 usable square feet in the
                              mail/shipping area located on level P6 of the
                              Building (the "Mail Room Premises") and, for
                              purposes of this Lease, agreed to contain said
                              number of rentable square feet. The Premises are
                              shown on EXHIBIT "B" hereto.

Tenant's Share:               27.36% (which is the percentage obtained by
                              dividing the rentable square footage of the First
                              Phase Premises and Second Phase Premises by
                              580,318 rentable square feet).

Base Year:                    2007

Base Monthly Rent:            The term "Base Monthly Rent" as to the First Phase
                              Premises and Second Phase Premises shall mean:

                              Period (Months)   Per RSF   Monthly Rent
                              ---------------   -------   ------------
                              1* through 5      $20.750    $204,067.00
                              6 through 12**    $20.750    $274,506.00
                              13 through 24     $21.321    $282,060.84
                              25 through 36     $21.907    $289,813.18
                              37 through 48     $22.509    $297,777.15
                              49 through 60     $23.128    $305,966.09
                              61 through 72     $23.765    $314,393.13
                              73 through 84     $24.418    $323,031.83
                              85 through 96     $25.089    $331,908.65
                              97 through 108    $25.779    $341,036.64
                              109 through 120   $26.488    $350,416.37
                              121 through 132   $27.217    $360,060.50

                              The term "Base Monthly Rent" as to the Mail Room
                              Premises shall be based on usable square feet and shall mean:

                              Period (Months)   Per USF   Monthly Rent
                              ---------------   -------   ------------
                              1* through 12     $ 12.00    $  1,479.00
                              13 through 24     $ 12.33    $  1,519.67
                              15 through 36     $ 12.67    $  1,561.58
                              37 through 48     $ 13.02    $  1,604.72
                              49 through 60     $ 13.38    $  1,649.09
                              61 through 72     $ 13.74    $  1,693.46
                              73 through 84     $ 14.12    $  1,740.29
                              85 through 96     $ 14.51    $  1,788.36
                              97 through 108    $ 14.91    $  1,837.66
                              109 through 120   $ 15.31    $  1,888.19
                              121 through 132   $ 15.74    $  1,939.96

                              *    Month 1 commences on the First Phase RCD

                              **   Monthly Rent to be adjusted if the Second
                                   Phase RCD is extended pursuant to the terms of this Lease (see "Rent Commencement Date" above)

Permitted Use:                General office use and office uses incident
                              thereto including to the extent permitted by Law
                              and the Private Restrictions, training facilities
                              and classes and data center use.

Exhibits:                     The term "Exhibits" shall mean the Exhibits of
                              this Lease which are described as follows:

                              EXHIBIT "A" - Site Plan showing the Property and delineating the Building in which the Premises are located

                              EXHIBIT "B" - Floor Plan delineating the Premises

                              EXHIBIT "C" - Tenant Estoppel Certificate

                              EXHIBIT "D" - Work Letter

                              EXHIBIT "E" - Parking License

                              EXHIBIT "F" - Initial Rules and Regulations

                              EXHIBIT "G" - Janitorial Specifications

                              EXHIBIT "H" - Riser License

Tenant Improvement            $4,921,281.00 ($31.00/rsf of the Premises
Allowance:                    excluding the Mail Room Premises) (subject to
                              adjustment per Section 2.1(C))

                                    ARTICLE 2
                          PREMISES, TERM AND POSSESSION

     2.1 DEMISE OF PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business, for the Lease Term and upon the terms and subject to the conditions of this Lease, the Premises. Tenant's lease of the Premises, together with the non-exclusive license to use the Common Areas granted in Section 2.1(A) below, shall be conditioned upon and be subject to the continuing compliance by Tenant with all the terms and conditions of this Lease. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building's roof and all risers and conduits in the Building, and Tenant shall have no right of access to or use of the Building's roof or any of its risers and conduits (including the risers and conduits located in the Premises) without Landlord's prior written consent, except that: (1) Landlord consents to Tenant's use of the Building's risers in accordance with the terms and conditions sent forth in the Riser License attached hereto as EXHIBIT "H" and, (2) Tenant and its contractors may enter upon the roof to the extent necessary to install, repair, maintain and/or remove Tenant's Parapet Sign (as defined below) (collectively, "Parapet Sign Repairs").

     A. USE OF COMMON AREAS; RESERVATION. Subject to the terms and conditions of this Lease, during the Lease Term Tenant shall have the non-exclusive license to use, together with Landlord, its employees, agents, contractors, invitees, and designees, and the tenants and occupants of the Building, the Common Areas. The foregoing license shall be subject to the terms and limitations set forth in this Lease, the Private Restrictions, and the Rules and Regulations, and shall terminate concurrently with the expiration or sooner termination of this Lease. Tenant acknowledges and agrees that the Common Areas shall at all times be subject to the exclusive management and control of Landlord. Subject to the terms and conditions of this Lease (including, without limitation, the Additional Rent provisions contained in Article 3 below), Landlord agrees to maintain the Common Areas in a manner consistent with Class A multi-tenant buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia. Without limiting the foregoing, Landlord reserves the right from time to time to use any of the Common Areas, and the roof, risers and conduits of the Building, for telecommunications or any other purposes, and to do or cause to be done any of the following: (1) make changes, additions, improvements, repairs and/or replacements in or to the Property including, without limitation, (x) changes in the location, size, shape and number of driveways, entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways, public and private streets, plazas, courtyards, transportation facilitation areas and common areas, parking spaces, parking structures and parking areas ( subject to limitations on reductions in Tenant's Parking passes as set forth in the Parking License), (y) prohibiting parking or passage of motor vehicles in areas previously designated for such and changing the location of exclusively marked parking spaces and (z) expanding or decreasing the size of the Property (including, without limitation, the Common Areas or any portion or element thereof) including, without limitation, adding to or deleting buildings from the Property; (2) close temporarily any of the Common Areas while engaged in making repairs, improvements or alterations to the Property or to such extent, in Landlord's opinion, as may be necessary to prevent a dedication thereof or the accrual of any rights of any Person or the public therein; (3) form a common area association or associations under covenants, conditions and restrictions to own, manage, operate, maintain, repair and replace all or any portion of the landscaping, driveways, walkways, parking areas, public and private streets, plazas, courtyards, transportation facilitation areas and other common areas located outside of the Building and include the common area assessments, fees and taxes charged by the association(s) and the cost of maintaining, managing, administering and operating the association(s), in Operating Expenses; and (4) perform such other acts and make such other changes with respect to the Property as Landlord may deem appropriate. Landlord agrees to use commercially reasonable efforts to perform the above-described acts so as not to materially and adversely impair Tenant's access to or use of the Premises in compliance with this Lease. Performance of the above-described acts shall not subject Landlord to any liability nor shall it entitle Tenant to any compensation or to any diminution or abatement of Rent, and such acts shall not be deemed a constructive or actual eviction or a breach of the covenant of quiet enjoyment.

     B. LEASE COMMENCEMENT DATE AND LEASE TERM. Subject to Section 2.1(C) below, the term of this Lease shall begin on the Lease Commencement Date and shall in all events end on the Lease Expiration Date, unless sooner terminated in accordance with the terms of this Lease (such period being sometimes referred to herein as the "Lease Term"). Rent shall be payable as set forth in Article 3 below.

     C. DELIVERY OF POSSESSION. Tenant shall not be entitled to use or possess all or any part of the Premises located on the 3rd, 6th, 7th, 9th and 10th Floors (collectively, the "First Phase Premises") until the later of (a) July 1, 2006 or (b) the date Landlord has delivered possession of the First Phase Premises to Tenant. Subject to delays resulting from Force Majeure, Landlord shall deliver possession of the First Phase Premises to Tenant by July 1, 2006. However, if due to Force Majeure Landlord is unable to deliver possession of the First Phase Premises to Tenant by July 1, 2006, Landlord shall not be in default under this Lease and this Lease shall not be void, voidable or cancelable by Tenant until the lapse of an additional ninety (90) days thereafter (the "Delivery Grace Period"). The Delivery Grace Period shall be extended for such number of days as Landlord may be delayed in delivering possession of the First Phase Premises by reason of Force Majeure or the action or inaction of Tenant. If Landlord is unable to deliver possession of the First Phase Premises within the Delivery Grace Period (including any extension thereof by reason of Force Majeure or the action or inaction of Tenant), then Tenant's sole remedy shall be to terminate this Lease by written notice (the "Delayed Possession Termination Notice") to Landlord delivered to Landlord within fifteen (15) days after the last day of the Delivery Grace Period, and in no event shall Landlord be liable in damages or otherwise to Tenant for such delay or failure to deliver possession of the First Phase Premises to Tenant. If Tenant fails to deliver the Delayed Possession Termination Notice to Landlord prior to (a) the end of said fifteen (15) day period or (b) Landlord's delivery of possession of the First Phase Premises, whichever shall first occur, Tenant's right to terminate this Lease pursuant to this Section 2.1(C) shall lapse and be of no further force or effect.

          Tenant shall not be entitled to use or possess all or any part of the Premises located on the 2nd or 5th Floors (collectively, the "Second Phase Premises") until the later of (a) January 1, 2007 or (b) the date Landlord has delivered possession of the Second Phase Premises to Tenant. If Landlord is unable to deliver possession of the Second Phase Premises to Tenant by January 1, 2007, Landlord shall not be in default under this Lease and this Lease shall not be void, voidable or cancelable by Tenant until the lapse of an additional ninety (90) days thereafter (the "Second Delivery Grace Period"). The Second Delivery Grace Period shall be extended for such number of days as Landlord may be delayed in delivering possession of the Second Phase Premises by reason of Force Majeure or the action or inaction of Tenant. If Landlord is unable to deliver possession of the Second Phase Premises within the Second Delivery Grace Period (including any extension thereof by reason of Force Majeure or the action or inaction of Tenant), then Tenant's sole remedy shall be to terminate this Lease solely with respect to the Second Phase Premises by written notice (the "Second Delayed Possession Termination Notice") to Landlord delivered to Landlord within fifteen (15) days after the last day of the Second Delivery Grace Period, and in no event shall Landlord be liable in damages or otherwise to Tenant for such delay or failure to deliver possession of the Second Phase Premises to Tenant. If Tenant fails to deliver the Second Delayed Possession Termination Notice to Landlord prior to
(a) the end of said fifteen (15) day period or (b) Landlord's delivery of possession of the Second Phase Premises, whichever shall first occur, Tenant's right to terminate this Lease with respect to the Second Phase Premises pursuant to this Section 2.1(C) shall lapse and be of no further force or effect. If Tenant timely terminates this Lease as provided above with respect to the Second Phase Premises, this Lease shall remain in full force and effect as to the First Phase Premises, and on the date Landlord receives Tenant's Second Delayed Possession Termination Notice the Base Monthly Rent, Tenant's Share, the Tenant Improvement Allowance, and the number of parking passes issued to Tenant shall be adjusted accordingly to reflect the rentable square footage within the First Phase Premises, and the parties shall sign an amendment to this Lease reflecting the revised Base Monthly Rent, Tenant's Share, and Tenant Improvement Allowance. The Security Deposit shall not be subject to adjustment.

     2.2 INITIAL TENANT IMPROVEMENT WORK; ACCEPTANCE OF POSSESSION. Tenant shall perform all work and construct all initial tenant improvements in the Premises on and subject to the terms and conditions contained in the Work Letter attached hereto as EXHIBIT "D" (the "Work Letter") (such tenant improvements being sometimes referred to herein as the "Initial Tenant Improvement Work"). By accepting possession, occupying or using all or any part of the Premises for any purpose, including performing the Initial Tenant Improvement Work or any aspect or portion thereof, Tenant shall be deemed to have accepted the same and acknowledged that the Premises were in the condition called for by this Lease and the Work Letter. Except as may expressly be set forth in this Lease or the Work Letter, Landlord shall not be obligated to provide or pay for any improvement, alteration, remodeling or refurbishment work or services related to the improvement, alteration, remodeling or refurbishment of the Premises. Except as may expressly be set forth in this Lease or the Work Letter, Tenant shall lease and accept the Premises in their "AS-IS", "WHERE-IS" condition on the date Landlord tenders possession thereof to Tenant, subject to all existing Laws (as hereinafter defined), Private Restrictions, easements and other matters of public record respecting the use or occupancy of the Property or any part thereof. Without limitation of the foregoing, Tenant acknowledges that the First Phase Premises are being delivered with the raised flooring existing therein and that the Mail Room Premises are not fully demised and that Tenant shall be responsible at its sole expense for any demising or other alterations that Tenant may wish to perform with respect to the Mail Room Premises.

     Landlord represents to Tenant that, to Landlord's Actual Knowledge (as defined below) without inquiry, as of the Lease Commencement Date none of the existing improvements located within the Premises contain any Hazardous Materials except as otherwise expressly disclosed in writing to Tenant by or on behalf of Landlord and except for Hazardous Materials that lawfully may be present or contained within such improvements. Landlord further represents to Tenant that, to Landlord's Actual Knowledge, as of the Lease Commencement Date Landlord has not received written notice from any governmental authority alleging that a violation of environmental Law has occurred at the Property. As used herein, "Landlord's Actual Knowledge" means the current, actual knowledge, without inquiry or imputation, of Landlord's employee, Robert Brackin as such knowledge exists on the Lease Commencement Date.

     2.3 SURRENDER OF POSSESSION. Upon the expiration or sooner termination of this Lease, Tenant shall remove all of Tenant's signs (if any) from the Building and shall remove all of Tenant's equipment (including all cabling and wiring installed by or for Tenant, wherever located), inventory, trade fixtures, moveable furniture, supplies, wall decorations and other personal property (such items, together with all cabling and wiring installed by or for Tenant wherever located, shall be collectively referred to herein as "Tenant's Property") from within the Premises or Building, as the case may be, and shall vacate and surrender the Premises to Landlord in the same condition (except for changes approved in writing by Landlord during the Lease Term), "broom-clean", as existed upon completion of the Initial Tenant

Improvement Work (subject to Landlord's right to require removal of Tenant's alterations and improvements as provided in Section 6.1 below), reasonable wear and tear and damage due to casualty or condemnation excepted. Tenant shall also repair all damage to the Premises and Property resulting from the removal of Tenant's Property; shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or any Tenant Party (as defined below) to the floor, walls or ceiling of the Premises, whether such penetrations were made with Landlord's approval or not. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements or alterations were approved that Landlord desired to have certain improvements or alterations made by or at the request of Tenant removed at the expiration or sooner termination of this Lease pursuant to
Section 6.1 below, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements and alterations and repair all damage resulting from such removal. If the Premises are not surrendered to Landlord in the condition required by this Section 2.3 at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, remove Tenant's Property and/or Tenant's improvements and alterations not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises and Property to the required condition and shall pay to Landlord the amount of all costs so incurred within thirty (30) days of Landlord's billing Tenant for same. Any costs remaining unpaid after the expiration of such thirty (30) day period shall thereafter bear interest at the Default Rate (as defined below) until paid. Tenant's obligations under this Section 2.3 shall survive the expiration or sooner termination of this Lease.

     2.4 RIGHT OF FIRST OFFER. Subject to the terms and conditions of this
Section 2.4, prior to accepting a bona fide written offer to lease all or any portion of the leaseable area on the fourth (4th) and/or eighth (8th) floors of the Building (collectively referred to herein as the "First Offer Space") from any Person (other than a Superior Tenant, as defined below), and prior to extending a bona fide written offer to lease all or any portion of the First Offer Space to any Person (other than a Superior Tenant), Landlord shall provide written notice to Tenant (the "First Offer Notice") of the material terms on which Landlord would consider leasing all or any portion of the First Offer Space to Tenant (which may or may not be the same terms as those being offered to Landlord by any offeror or those which Landlord is prepared to offer others); provided, however that Landlord's obligations and Tenant's rights under this
Section 2.4 with respect to any portion of the First Offer Space shall commence only after the expiration or earlier termination of the following leases (collectively, the "Superior Leases"), including any renewal or extension of the Superior Leases (whether or not such renewal or extension is under an express written provision in a Superior Lease or consummated under a lease amendment, new lease or consensual holding over): any leases entered into within one (1) year after the Lease Commencement Date with respect to all or any portion of the First Offer Space where Hewlett-Packard Company or any successor to Hewlett-Packard Company by merger, consolidation or sale of all or substantially all of its business and assets or any affiliate of Hewlett-Packard Company is the tenant under such leases. In addition, Tenant's rights under this Section
2.4 shall be subordinate and junior to all rights of expansion, rights of first refusal, rights of first offer, or similar rights granted to the tenants under the Superior Leases (collectively, the "Superior Tenants").

     Landlord's First Offer Notice will identify the applicable First Offer Space which is the subject of such notice (the "Applicable First Offer Space") and the material terms upon which Landlord would consider leasing the Applicable First Offer Space to Tenant. Upon delivery of Landlord's First Offer Notice to Tenant, Tenant shall have seven (7) days thereafter to notify Landlord in writing ("Tenant's Expansion Notice") of Tenant's desire to lease the Applicable First Offer Space; provided, however, that Tenant's Expansion Notice shall be of no force or effect if an Event of Default shall exist on the date Tenant delivers Tenant's Expansion Notice to Landlord and in such event Tenant shall forever forfeit all rights under this Section 2.4 with respect to the offered Applicable First Office Space. Failure to deliver Tenant's Expansion Notice to Landlord within said seven (7) day period shall forever terminate Tenant's rights under this Section 2.4 as to the offered Applicable First Offer Space; however, if such offered Applicable First Offer Space does not comprise the entirety of the First Offer Space, all of Tenant's rights under this Section 2.4 with respect to the remainder of the First Offer Space shall remain in effect subject to the terms and conditions of this Section 2.4. If Tenant delivers Tenant's Expansion Notice to Landlord within said seven (7) day period, Landlord and Tenant shall have a period of twenty (20) days thereafter in which to enter into a written amendment to this Lease (the "Amendment") adding the Applicable First Offer Space to the Premises on such terms as the parties may agree in their sole discretion in writing in the Amendment. Except as the parties may otherwise agree in the Amendment (such as, without limitation, a different rental and/or term for the Applicable First Offer Space), the Applicable First Offer Space shall be added to the Premises on the terms of this Lease. If by the end of said twenty (20) day period the parties have not executed and delivered an Amendment in form and substance satisfactory to both parties in their sole and absolute discretion, then all of Tenant's rights under this Section 2.4 shall forever terminate and be of no further force or effect as to the offered Applicable First Offer Space, provided, however, if such Applicable First Offer Space does not comprise the entirety of the First Offer Space Tenant's rights under this Section 2.4 as to the remainder of such First Offer Space shall remain in effect subject to the terms and conditions of this Section 2.4. The rights of Tenant under this Section 2.4 are personal to the original Tenant hereunder, Crawford & Company, and to any Successor Assignee of Crawford & Company, and may not be exercised by any other Tenant or Person.

     2.5 USUFRUCT. This Lease shall create the relationship of landlord and tenant only between the original named Landlord and Tenant herein and no estate shall pass out of Landlord. Tenant shall only have a usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as expressly provided in this Lease.

                                    ARTICLE 3
                               RENT; LATE CHARGES

     3.1 BASE MONTHLY RENT. Commencing on the First Phase RCD and continuing throughout the Lease Term, Tenant shall pay to Landlord, without offset or prior demand therefor, in advance on the first day of each calendar month, the amount set forth as Base Monthly Rent in Article 1 (the "Base Monthly Rent"). Notwithstanding the foregoing, so long as no Event of Default exists at any time during the Rent Credit Period (hereinafter defined), Tenant shall receive a monthly credit (the "Monthly Rent Credit") against each installment of Base Monthly Rent during the first (1st) twenty three (23) full calendar months immediately following the First Phase RCD (the "Rent Credit Period") in the following amounts (but only to the extent falling within the Rent Credit Period):

             Months                       Credit
             ------               ---------------------
First Phase RCD through 9/30/07   $145,516.00 per month
10/1/07 through 9/30/08           $148,416.00 per month

The Monthly Rent Credit shall (a) be applied on a monthly basis against one installment of Monthly Base Rent at a time during the Rent Credit Period and (b) shall cease and terminate immediately upon the occurrence of any monetary Event of Default or material non-monetary Event of Default. All other terms and provisions of this Lease shall remain in full force and effect during the Rent Credit Period.

     3.2 ADDITIONAL RENT. Commencing on the First Phase RCD (or, in the case of Tenant's obligations under Section 3.2(a) below, on January 1, 2008) and continuing throughout the remaining Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

          (a) An amount equal to Tenant's Share of the Property Operating Expenses (as defined below) for any Expense Year (as defined below) that are in excess of the Property Operating Expenses for the Base Year. The amount by which the Property Operating Expenses for any given Expense Year exceed the Property Operating Expenses for the Base Year is sometimes referred to herein as the "Property Operating Expenses Increase". In respect of any Expense Year which is partly within and partly without the Lease Term, Tenant's Share of the Property Operating Expenses Increase shall be prorated to correspond to that portion of the Expense Year occurring within the Lease Term.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given Property Operating Expenses or the periodic basis on which such expenses are billed, provided that Landlord shall not institute any such changes more than twice (as to each item) during any calendar year.

          (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7;

          (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to this Lease; and

          (d) Any other charges, interest, reimbursements or other sums due Landlord pursuant to the terms of this Lease.

     3.3 STATEMENT OF ESTIMATED INCREASE. Prior to April 1 of any Expense Year, Landlord may give Tenant a written statement (the "Estimate Statement") containing Landlord's estimate (the "Estimate") of the Property Operating Expenses Increase for the entire then-current Expense Year (the "Estimated Increase"). If pursuant to any Estimate Statement an Estimated Increase is stated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Monthly Rent due, (i) a sum equal to one-twelfth (1/12th) of such Estimated Increase multiplied by the number of months then elapsed commencing with the first day of the then-current Expense Year, and (ii) in advance, one-twelfth (1/12th) of the Estimated Increase in respect of the then-current month, and (iii) thereafter, until a different Estimate Statement shall be submitted to Tenant as above provided, each installment of Base Monthly Rent shall be increased by an amount equal to one-twelfth (1/12th) of the Estimated Increase. The failure of Landlord to timely furnish an Estimate Statement for any Expense Year shall not prevent or prejudice Landlord from doing so at any subsequent time and it shall not otherwise prejudice Landlord in the enforcement of any of its rights under this Article 3 including, without limitation, its right to collect any Additional Rent due under Section 3.2 above. The provisions of this Section 3.3 shall survive the expiration or sooner termination of this Lease. Landlord shall not give Tenant more than two (2) Estimate Statements in any one (1) Expense Year.

     3.4 STATEMENT OF ACTUAL PROPERTY OPERATING EXPENSES; YEAR-END ADJUSTMENTS. Landlord shall use reasonable efforts to give to Tenant on or before the first day of May following the end of each Expense Year (other than the Base Year), a statement (the "Operating Statement") which shall state the actual Property Operating Expenses paid or incurred for the preceding Expense Year, and which shall state the amount of the actual Operating Expenses Increase, if any, with respect to the preceding Expense Year (other than the Base Year). If any such Operating Statement shall show an overpayment or underpayment (as a result of any Estimated Increases received by Landlord pursuant to Section 3.4 above during the preceding Expense Year) of Tenant's Share of the Property Operating Expenses Increase for the preceding Expense Year, (i) any overpayment shall, at Landlord's option, be refunded to Tenant or credited against the next payment(s) of Additional Rent due from Tenant under Section 3.2(a) above provided, however, if such refund has not been fully paid or credited prior to the expiration of the Lease Term, Landlord shall refund to Tenant the unpaid or unapplied balance of such credit, as the case may be, within thirty (30) days after the expiration of the Lease Term, which obligation shall survive the expiration or earlier termination of this Lease, and (ii) the full amount of any underpayment shall be paid to Landlord by Tenant within thirty (30) days after such Operating Statement shall have been delivered to Tenant. The failure of Landlord to timely furnish an Operating Statement for any Expense Year within three hundred sixty five (365) days following the Lease Expiration Date shall prevent Landlord from doing so at any subsequent time. The provisions of this Section 3.4 shall survive the expiration or sooner termination of this Lease, provided that any Operating Statement delivered to Tenant more than three hundred sixty five (365) days after the Lease Expiration Date shall be of no effect.

     3.5 LATE CHARGE, AND INTEREST ON RENT IN DEFAULT. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within fifteen (15) days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the Late Charge Amount, and if any Additional Rent is not received by Landlord within fifteen
(15) days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the Late Charge Amount. Landlord and Tenant agree that these late charges represent a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. Notwithstanding the foregoing, Landlord agrees that Tenant shall not be required to pay the Late Charge Amount the first (1st) time during any calendar year during the Lease Term that Base Monthly Rent or Additional Rent is received late as provided in this Section 3.5. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period of extension of time within which to pay any Rent installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each Rent installment due under this Lease when due, including the right to terminate this Lease. If any Rent remains delinquent for a period in excess of fifteen (15) days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any Rent that is not so paid from said fifteenth (15th) day at the Default Rate until paid.

     3.6 PAYMENT OF RENT. All Rent shall be paid in lawful money of the United States, without any abatement (except as expressly set forth in this Lease), reduction, counterclaim or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Landlord initially designates the following addresses for receipt of Rent payments: Hewlett-Packard Company, c/o MacMunnis, Inc., 1840 Oak Avenue, Suite 300, Evanston, Illinois 60201. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

     3.7 PREPAID RENT. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first and second payments of Base Monthly Rent due hereunder.

     3.8 TENANT'S AUDIT RIGHTS. In the event Tenant disputes the amount of Property Operating Expenses set forth in the Operating Statement delivered by Landlord to Tenant for a particular Expense Year, Tenant shall have the right, at Tenant's cost, after reasonable prior written notice to Landlord, to have Tenant's authorized employees or agents review during normal business hours, at the offices of Landlord where Landlord's books and records for the Property are kept, Landlord's books and records concerning the Property Operating Expenses set forth in such Operating Statement; provided, however, Tenant shall have no right to conduct such review, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Property Operating Expenses set forth in any such Operating Statement unless Tenant notifies Landlord in writing of such objection and dispute, completes such review, and has the Accountant commence and complete such audit within twenty four (24) months immediately following Landlord's delivery of the particular Operating Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, review, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, review and/or audit as set forth in this Section 3.8, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the amount of Additional Rent shown in the Operating Statement as being due from Tenant. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such review by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such review can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Building. If after such review Tenant still disputes the amount of the Property Operating Expenses set forth in the Operating Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant which is not paid on a contingency basis and which is mutually approved by Landlord and Tenant (the

"Accountant") to complete an audit of Landlord's books and records pertaining to the subject Property Operating Expenses to determine the proper amount of the Property Operating Expenses incurred and Tenant's Share of the Property Operating Expenses Increase for the Expense Year which is the subject of such Operating Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant (absent fraud or mathematical error). If Landlord and Tenant cannot mutually agree on the identity of the Accountant within thirty
(30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be a reputable and qualified certified public accounting firm, which is not paid on a contingency basis and has not previously represented either party, and which is selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord's Operating Statement has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that Landlord's Operating Statement has under-charged Tenant, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless the audit revealed that Tenant was overcharged by three percent (3%) or more of Tenant's Share of the total Property Operating Expenses which were the subject of such audit, in which case Landlord shall pay the costs of such audit. The payment by Tenant of any amounts pursuant to this Section 3.8 shall not preclude Tenant at any time during the Review Period from questioning the accuracy of the Operating Statement, but the failure of Tenant to object thereto, conduct and complete its review and have the Accountant conduct and complete the audit as described above prior to the expiration of the Review Period shall be conclusively deemed Tenant's approval of the Operating Statement in question and the amount of Property Operating Expenses shown thereon (and the amount due from Tenant as shown therein) unless the failure of the audit to be completed prior to the end of the Review Period is the result of Landlord's failure to provide to Tenant the necessary access to Landlord's books and records. In connection with any review and/or audit conducted by Tenant pursuant to this Section 3.8, Tenant shall keep, and cause all of Tenant's employees and agents and the Accountant to keep, all of Landlord's books and records and the audit, and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, agents and the Accountant to execute such confidentiality agreements as Landlord may require prior to conducting any such review and/or audit. Landlord agrees to retain its books and records with respect to the determination of Property Operating Expenses for a particular Expense Year for a period of at least two (2) years following the end of such Expense Year.

                                    ARTICLE 4
                        USE OF PREMISES AND COMMON AREAS

     4.1 PERMITTED USE. Tenant shall not use the Premises, nor permit the same to be used by any Person, for any purpose other than the Permitted Use set forth in Article 1 above. Tenant shall not use, nor permit any Tenant Party to use, any portion of the Common Areas except to the extent permitted under Section 2.1 above.

     4.2 GENERAL LIMITATIONS ON USE. Tenant shall not do or permit anything to be done in the Premises, or do or permit any Tenant Party to do on any other part of the Property, which does or could (a) interfere with the use, occupancy, business operations or quiet enjoyment of any other tenant or occupant of the Building or Property (including Landlord); or (b) jeopardize the structural integrity of the Building or cause damage to any part of the Premises or Property (except for damage to the Premises that is a necessary component of Alterations that Tenant is permitted to make to the Premises under the terms of
Section 6.1 below (and subject to Tenant's repair and indemnification obligations under this Lease). Tenant shall not operate any equipment within the Premises which does or could (i) injure, vibrate or shake the Premises or Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Premises or Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Premises or Building. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not install any equipment or antennae or make any penetration of the exterior wells or roof of the Building, except for such penetrations as are necessary to install Tenant's Parapet Sign on the exterior of the Building. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Premises or Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Common Areas for storage of its materials, supplies, inventory or equipment and all such items shall be stored within the Premises. Tenant shall not commit nor permit to be committed (by any Tenant Party) any waste or nuisance in or about the Premises or Property.

     4.3 NOISE AND EMISSIONS; SALES RECOGNITION BELL. All noise generated by Tenant in its use of the Premises shall be confined or muffled so that it does not materially interfere with the businesses of or annoy any of the other tenants, occupants (including Landlord) or users of the Building; provided, however, that Tenant shall not be in violation of the foregoing as a result of noise produced during construction of the Initial Tenant Improvement Work as long as neither Tenant nor any Tenant Party causes or generates noise in excess of that typically produced during construction of improvements to multi-tenant office building space using the best accepted methods to control noise in occupied multi-tenant buildings and (ii) if requested by Landlord, performs any unreasonably noisy work after Normal Business Hours. All dust, fumes, odors and other emissions generated by Tenant's use of the Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Premises in such a manner so as not to interfere with the businesses of or annoy any of the other tenants, occupants (including Landlord) or lawful users of the Building or cause any damage to the Premises or Property or any component part thereof.

     During the Lease Term, Tenant may install, maintain and operate a Sales Recognition Bell (as defined below) in that portion of the First Phase Premises located on the tenth (10th) floor of the Building provided that the installation thereof is permitted by applicable Law and the Private Restrictions and is performed in accordance with applicable Law, the Private Restrictions, the Rules and Regulations and the requirements of Article 6.1 below and further provided that the maintenance, operation and/or use thereof (including any ringing, clanging or sounding thereof) does not violate any applicable Law (including any workplace safety or other health or safety Law) or the Private Restrictions, does not annoy any of the other tenants, occupants or users of the Building and complies with the other terms of this Lease. Without limiting the foregoing restrictions, if Landlord receives more than one complaint in any thirty (30) day period from any tenant, occupant or other user of the Building that the use or operation of the Sales Recognition Bell is objectionable due to frequency, intermittency, shrillness, decibel level or other measure of loudness (audible outside of the First Phase Premises) and Landlord makes written demand on Tenant to cease and desist such use or operation, Tenant shall immediately cease and desist such use or operation until such time, if any, that Tenant is able to resume its use and operation of the Sales Recognition Bell without causing objection thereto by any other tenant, occupant or user of the Building and otherwise in compliance with this paragraph. The "Sales Recognition Bell" shall mean a steam locomotive style bell not to exceed 54 inches in height, 29 inches in diameter, and approximately 300 pounds in weight that is rung intermittently by Tenant's officers or employees in recognition of employee performance.

     4.4 PREMISES CONDITION; WINDOW COVERINGS. Tenant shall keep the Premises in a clean, safe and neat condition. Tenant shall not remove blinds from windows or otherwise remove or modify any window coverings installed by Landlord in the Premises.

     4.5 PARKING. Tenant shall not at any time park on the Common Areas or any other part of the Property, or permit any Tenant Party to do the same, any car, truck or other automobile, except to the extent permitted under the Parking License entered into concurrently herewith between Landlord and Tenant in the form of EXHIBIT "E" hereto (the "Parking License"). Except as set forth in the Parking License, Tenant shall not at any time park on the Common Areas or any other part of the Property, or permit any Tenant Party to do the same, recreational vehicles or non-operating vehicles (which shall not be deemed to include Tenant's permitted fleet vehicles) or equipment. Tenant assumes full responsibility for compliance by each Tenant Party with the parking provisions contained herein and in the Parking License. If Tenant or any Tenant Party parks any vehicle on the Property in violation of such provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, Fifty Dollars ($50.00) per day for each day or partial day that each such vehicle is so parked within the Property. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, but shall not do so in a manner that deprives Tenant of the use of any reserved parking passes issued to Tenant under the terms of the Parking License.

     4.6 SIGNS. Tenant shall not place or install on or within any portion of the Premises any sign, advertisement, banner, placard, or picture which is visible from outside the Premises unless and until Landlord shall have approved in writing, in its sole discretion, the location, size, content, design, method of attachment and material to be used in the making of such sign. Except as provided in the preceding sentence, Tenant shall not place or install on or within the Building or any other part of the Property any sign, advertisement, banner, placard, or picture unless and until Landlord shall have approved in writing, in its sole discretion, the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign or signs which Tenant may desire to be installed, if and when approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a Person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Premises, the exterior of the Building or any other part of the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs in the Premises, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord's reasonable satisfaction, upon the expiration or sooner termination of this Lease. Notwithstanding anything to the contrary herein, the size, appearance, and location of any signs constructed or installed on the Property shall be subject to the requirements of applicable Law and any Private Restrictions. The obligations of Tenant under this Section 4.6 shall survive the expiration or sooner termination of this Lease.

     Provided the original named tenant hereunder, Crawford & Company, or its Successor Assignee, leases six (6) full floors of the Building during the Lease Term, subject to the terms and conditions set forth below Landlord shall allow Crawford & Company, or its Successor Assignee, one Building standard sign panel (identifying Crawford & Company or its Successor Assignee) on the existing monument sign for the Building and one exterior sign (identifying Crawford & Company or its Successor Assignee) on the eastern parapet of the Building; provided, however, that Landlord shall have the right to approve the design and appearance of such signage and to determine the dimensions and location of such signage on the monument sign and/or eastern parapet, and provided further that no such signage will be allowed unless it complies in all respects with all applicable Law and Private Restrictions. In addition, during the Lease Term, Landlord shall also provide Tenant with a reasonable and proportional allocation of lines on the Building directory for placement of Tenant's business unit name(s) and location in the Building.

     Crawford & Company shall prepare plans and specifications for the design and fabrication of Tenant's proposed Building standard monument sign panel and submit the same to Landlord for approval. The plans and specifications shall comply with any requirements of applicable Law and the Private Restrictions. Landlord agrees not to unreasonably withhold or delay its approval of Tenant's proposed plans and specifications, except that the dimensions and location of the sign panel on the monument sign shall be determined by Landlord in its sole and absolute discretion, provided, however, that Landlord will use reasonable efforts to cause Tenant's monument sign panel to be placed in a panel slot commensurate with the percentage of the floor area of the Building being leased and occupied by Tenant, but at all times below the panel slot of Hewlett-Packard Company if Hewlett-Packard Company is an occupant of the Building. If and when Landlord approves such plans and specifications in writing, Crawford & Company shall cause such sign panel to be fabricated in accordance with the approved plans and specifications and deliver the completed sign panel to Landlord for installation on the monument sign. Provided the sign panel complies with applicable Law and the Private Restrictions, Landlord will promptly cause such sign panel to be installed at Tenant's expense. Within thirty (30) days after receipt of Landlord's invoice therefor, Tenant shall reimburse Landlord, as Additional Rent, for the costs incurred by Landlord to install Tenant's monument sign panel. Landlord, at Tenant's expense, shall cause Tenant's monument sign panel to be kept and maintained (which shall include replacement, as necessary) in good, safe and attractive condition. Within thirty (30) days after receipt of Landlord's invoice therefor, Tenant shall reimburse Landlord, as Additional Rent, for any costs incurred by Landlord under the preceding sentence.

     As part of the Initial Tenant Improvement Work, Crawford & Company shall prepare plans and specifications for the design, fabrication and installation of its proposed exterior sign on the Building's eastern parapet ("Tenant's Parapet Sign") and submit the same to Landlord for approval (which Landlord may withhold in its sole and absolute discretion). The plans and specifications shall comply with any requirements of applicable Law and the Private Restrictions. Any such plans and specifications approved in writing by Landlord are referred to herein as the "Parapet Sign Plans". Provided the installation of Tenant's Parapet Sign is permitted under applicable Law and the Private Restrictions, Tenant, at its sole expense, shall promptly cause such sign to be fabricated and installed on the Building's eastern parapet in accordance with the Parapet Sign Plans, applicable Laws and the Private Restrictions. The installation shall be performed by a qualified and duly licensed contractor reasonably acceptable to Landlord, and Tenant shall ensure that the installation of Tenant's Parapet Sign is performed in a good and workmanlike manner and without interfering with the other tenants, occupants or users of the Building (including Landlord) or their use or occupancy of the Building or Common Areas. Tenant shall take all precautionary steps reasonably necessary to protect its personnel, property, equipment and facilities and the personnel, property, equipment and facilities of others affected by such installation work, and shall make adequate provision for the safety and convenience of the tenants, occupants or users of the Building (including Landlord). In addition, Tenant, at its sole expense, shall cause Tenant's Parapet Sign to be kept and maintained (which shall include replacement, as necessary) in good, safe and attractive condition, and Landlord shall have no obligations with respect thereto. For purposes of this paragraph, all references to "Tenant" shall include only Crawford & Company or its Successor Assignee.

     Notwithstanding anything to the contrary herein, if at any time Tenant does not lease at least six (6) full floors of the Building and does not actually occupy at least six (6) full floors of the Building (not counting floors that are leased but vacant), its signage rights with respect to the monument sign and eastern parapet of the Building shall immediately and forever terminate, and Tenant shall cause its monument sign panel and Tenant's Parapet Sign to be removed from the monument sign and the Building in accordance with applicable Law and the Private Restrictions within thirty (30) days following such termination and shall immediately repair any and all damage to the monument sign and/or Building that may result from such removal, all at Tenant's sole expense. Prior to the expiration or sooner termination of this Lease, Tenant shall cause its monument sign panel and Tenant's Parapet Sign to be removed from the monument sign and the Building in accordance with Applicable Law and the Private Restrictions and shall immediately repair any and all damage to the monument sign and/or Building that may result from such removal, all at Tenant's sole expense. Tenant's removal and repair obligation shall survive the expiration or sooner termination of this Lease. For purposes of this paragraph, all references to "Tenant" shall include only Crawford & Company or its Successor Assignee.

     Tenant acknowledges and agrees that the signage rights with respect to the monument sign and eastern parapet of the Building are personal to the original named Tenant hereunder, Crawford & Company or its Successor Assignee, and may not be exercised by any Tenant or other Person except Crawford & Company or its Successor Assignee.

     4.7 COMPLIANCE WITH LAWS AND PRIVATE RESTRICTIONS. Tenant shall abide by and shall promptly observe and comply with, at its sole expense, all Laws and Private Restrictions respecting the conduct of Tenant's business at the Premises, workplace conditions or safety at the Premises, industrial hygiene at the Premises, environmental matters at the Premises, or the repair, maintenance, use or occupancy of the Premises, Building or Property including, without limitation, all Laws governing the use, storage, handling, release, discharge, transportation or disposal of Hazardous Materials, and shall defend, indemnify and hold Landlord harmless from and against any Adverse Consequences (as defined below) resulting from Tenant's failure to abide, observe, or comply with such Laws or Private Restrictions. The provisions of this Section 4.7 shall survive the expiration or sooner termination of this Lease.

     4.8 COMPLIANCE WITH INSURANCE REQUIREMENTS. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any Tenant Party to conduct any activities nor keep, store or use (or allow any other Person to keep, store or use) any item or thing within the Premises, the Building, the Common Areas or the Property which (a) is prohibited under the terms of any such policies, (b) could result in the termination of the coverage afforded under any of such policies, (c) could give to the insurance carrier the right to cancel any of such policies, or (d) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

     4.9 LANDLORD'S RIGHT TO ENTER. Landlord shall be permitted, upon reasonable prior notice (which notice may be oral or written) except in emergencies and with respect to the provision of regular cleaning services (with respect to which no notice shall be required), at any time and from time-to-time, to enter and to have its authorized agents, employees and contractors enter the Premises during Normal Business Hours (as defined below) for the purpose of (a) inspecting the same; (b) showing the Premises to prospective purchasers, mortgagees or tenants (with respect to tenants, only during the last nine (9) months of the Lease Term); (c) making necessary alterations, additions, restorations or repairs and having access to utilities and services (including all ducts, conduits, risers, and access panels (if any), which Tenant shall not obstruct; or (d) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall use reasonable efforts to schedule the activities described in clause (c) above after Normal Business Hours except in the case of casualty, condemnation, imminent harm to persons or damage to property, or other emergency and, unless Tenant pays all Additional Costs (as defined below) associated with the activities described in clause (c) above, only so long as the scheduling and performance of such activities after Normal Business Hours does not result in any additional cost or expense to Landlord such as the payment of overtime or premium wages or charges ("Additional Costs"). Landlord shall also have the right to enter the Premises during Normal Business Hours (or as otherwise agreed) for purposes of supplying any maintenance or services agreed to be supplied by Landlord in this Lease. Any of the foregoing entries into the Premises shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive of Tenant from the Premises or any portion thereof, and Tenant shall not be entitled to compensation or any diminution or abatement of Rent for any inconvenience, nuisance or discomfort caused thereby. Landlord, in exercising its rights under this Section 4.9 shall use its commercially reasonable efforts to minimize, to the extent reasonably practicable under the circumstances, interference with Tenant's access to and operations in the Premises, provided that in an emergency Landlord or Persons authorized by it may enter and use the Premises without regard to minimizing interference.

     4.10 USE OF COMMON AREAS. Tenant shall at all times keep the Common Areas free and clear of Tenant's and/or any Tenant Party's materials, equipment, debris, trash (except within designated existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized Persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall use commercially reasonable efforts to restrain, to the fullest extent then allowed by Law, such unauthorized use. Landlord reserves the right to grant easements and access rights to others for use of the Common Areas (but in doing so shall use commercially reasonable efforts to minimize, to the extent reasonably practicable under the circumstances, interference with Tenant's access to the Premises or use of the reserved parking passes issued to Tenant under the Parking License) and shall not be liable to Tenant for any diminution in Tenant's right to use the Common Areas as a result.

     4.11 ENVIRONMENTAL PROTECTION.

          (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious, fungal or radioactive material, including, but not limited to, those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations, and any of those substances included within the definitions of "hazardous substances", "hazardous materials", "hazardous waste", "hazardous chemical substance or mixture", "imminently hazardous chemical substance or mixture", "toxic substances", "hazardous air pollutant", "toxic pollutant", or "solid waste" in the (i) Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601, et seq., (ii) Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., (iii) Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq., (iv) Clean Air Act, 42 U.S.C. Sections 7401, et seq., (v) Toxic Substances Control Act, 14 U.S.C. Sections 2601, et seq., (vi) Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., (vii) Georgia Air Quality Control Act, O.C.G.A. Sections 12-9-1 et seq.; (viii) Georgia Comprehensive Solid Waste Management Act, O.C.G.A. Sections 12-8-20 et seq.; (ix) Georgia Water Quality Act, O.C.G.A. Sections 12-5-20 et seq.; (x) Georgia Hazardous Waste Management Act, O.C.G.A. Sections 12-8-60 et seq.; and
(xi) any regulations, rules, decrees or orders issued pursuant to any of said Laws or replacements or amendments thereof. "Hazardous Materials" shall also include substances, materials, wastes or emissions which are, or in the future become, regulated under Laws for the protection of human health or the environment and shall also include, without limitation, (A) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (B) crude oil, petroleum products or fractions thereof, (C) asbestos, (D) polychlorinated biphenyls, (E) flammable explosives, (F) urea formaldehyde, and (G) radioactive materials and waste.

          (b) Tenant shall comply with all Laws relating to the storage, use, handling, transportation, release, discharge or disposal of Hazardous Materials by Tenant or any Tenant Party; provided, however, that Tenant shall not be responsible for contamination of the Premises or Property by Hazardous Materials existing immediately prior to the Lease Commencement Date, except to the extent Tenant or a Tenant Party caused such contamination to exist, and nor shall Tenant be responsible for any contamination of the Property by Hazardous Materials placed on the Property by Landlord or any other tenant of the Building on or after the Lease Commencement Date, except to the extent Tenant or a Tenant Party causes the release or discharge of such Hazardous Materials. Tenant shall not store, use, handle, transport or dispose of any Hazardous Materials, except for customary amounts of Hazardous Materials that are contained in typical office or cleaning supplies, provided the same are at all times used, stored, handled, transported and disposed of in compliance with all applicable Laws ("Permitted Office Materials"). Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use, storage, handling or disposal of Permitted Materials as and when such documentation is provided to any regulatory authority and at such other time or times as Landlord may request. In no event shall Tenant discharge or permit any Tenant Party to discharge any Hazardous Materials into the plumbing or sewage system of the Building or Property. Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord harmless from and against all Adverse Consequences arising out of or in connection with the use, storage, handling, transportation, release or disposal of Hazardous Materials by Tenant or any Tenant Party or Tenant's failure to comply with any provision of this Section 4.11. Without limiting the foregoing, if any Hazardous Materials stored, used, handled, transported, released or disposed of by Tenant or any Tenant Party (collectively, "Tenant Hazardous Materials") results in contamination or deterioration of air, water or soil at or under the Premises, Building or Property, then Tenant shall promptly take any and all action necessary to abate and clean up such contamination or deterioration in compliance with applicable Laws and otherwise to Landlord's satisfaction (but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials).

          (c) Upon the expiration or sooner termination of this Lease, Tenant, at its sole expense, shall cause all Hazardous Materials released in or about the Premises, or Property by Tenant or any Tenant Party, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials, to be removed from the Property and transported for use, storage or disposal in compliance with all applicable Laws. Prior to the expiration or sooner termination of this Lease, Tenant shall obtain from all appropriate governmental authorities all permits, approvals and clearances necessary for the closure of Tenant's operations at the Premises.

          (d) If at any time during the Lease Term Landlord has a reasonable basis for suspecting the presence of Hazardous Materials in the Premises or in connection with the purchase or financing of the Building, then, subject to reasonable prior written notice, Landlord shall have the right (but not the obligation) to enter the Premises to conduct tests to determine whether there has been any release of Hazardous Materials in the Premises. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing by Landlord shall be at Tenant's sole expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the Premises which has been caused by Tenant or any Tenant Party.

          (e) Landlord may voluntarily cooperate with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate with the reasonable requirements and recommendations of governmental agencies regulating the protection of the environment as it pertains to the Premises or Property.

          (f) The provisions of this Section 4.11 shall survive the expiration or sooner termination of this Lease.

     4.12 RULES AND REGULATIONS. Landlord shall have the right from time to time to establish reasonable rules and regulations (including amendments and/or additions thereto) respecting the use of the Premises and Common Areas and otherwise for the care and orderly management of the Property (collectively the "Rules and Regulations"). Upon delivery to Tenant of a copy of such Rules and Regulations, Tenant shall comply with (and cause all Tenant Parties to comply with) such Rules and Regulations. A violation by Tenant of such Rules and Regulations shall constitute a default by Tenant under this Lease, subject to the notice and cure provisions of Section 12.1(b) below. If there is a conflict between the Rules and Regulations and any provision of this Lease, the provision of this Lease shall prevail. Landlord shall not under any circumstances be responsible or liable to Tenant, any Tenant Party or anyone else for the violation of the Rules and Regulations by any other tenant, occupant or user of the Property. A copy of the initial Rules and Regulations established by Landlord is attached hereto as EXHIBIT "F".

     4.13 RESERVATIONS. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights-of-way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, provided, however, in so doing, Landlord shall use commercially reasonable efforts to minimize, to the extent reasonably practicable under the circumstances, interference with Tenant's access to the Premises or use of the reserved parking passes issued to Tenant under the Parking License. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

                                    ARTICLE 5
                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

     5.1 REPAIR AND MAINTENANCE. Except in the case of damage to or destruction of the Premises or Property caused by an act of God or other peril or resulting from condemnation, in which case the provisions of Article 10 or Article 11, as the case may be, shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Premises and Property.

          (a) Tenant's Obligations. Tenant shall, at its sole expense, in a manner consistent with the Class A multi-tenant buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia, keep and maintain in good order, condition and repair: (i) all interior portions of the Premises including, without limitation, all electrical wiring that is distributed from the electrical panels in the Premises, cabling, connectors and fixtures of Tenant located inside the Premises (i.e., below the ceiling and on or above the floor) and all interior walls, floors, ceilings, interior plate glass, and doors located within the Premises; (ii) all cabling, electrical wiring, and connectors, wherever located, used to operate or otherwise serving on an exclusive basis any equipment (including, without limitation, any Supplemental Equipment, as defined in Section 5.8 below), machinery, fixtures, or other Tenant's Property located within the Premises or elsewhere on the Property; (iii) any Systems and Equipment installed by, on behalf of, or exclusively for Tenant; and (iv) Tenant's Property. In addition, Tenant shall, at its sole expense, repair all damage to the Premises or Property caused by the activities of Tenant or any Tenant Party promptly following written notice from Landlord to so repair such damage. If after Landlord provides Tenant with notice as described in Section 12.1(b) below Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this Section 5.1(a), then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law or in equity, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Premises (other than the exterior Building windows) is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of substantially the same kind, size and quality. All contractors and subcontractors engaged by Tenant to perform maintenance or repairs on the Premises or Property shall be subject to Landlord's prior written approval, not to be unreasonably withheld, conditioned or delayed.

          (b) Landlord's Obligations. Landlord shall, at all times during the Lease Term, in a manner consistent with the Class A multi-tenant buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia, maintain in good condition and repair: the foundation, floor slabs, roof structure, load-bearing, and exterior walls of the Building; all exterior Building windows; and all Systems and Equipment constructed or installed by Landlord on the Property other than Systems and Equipment (including, without limitation, any Supplemental Equipment) installed by, on behalf of, or exclusively for Tenant; provided, however, that Tenant shall, at its sole expense, repair all damage to the Premises or Property caused by the activities of Tenant or any Tenant Party. The provisions of this Subsection (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 above (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or Property; provided, however, Landlord in the performance of such work agrees to use commercially reasonable efforts to minimize, to the extent reasonably practicable under the circumstances, interference with Tenant's operations in the Premises. Commercially reasonable efforts shall not require Landlord to schedule or perform any such work after Normal Business Hours (a) in the event of casualty, condemnation, imminent harm to persons or damage to property, or other emergency or (b) in the event that scheduling and performing such work after Normal Business Hours would result in Additional Costs unless Tenant pays for such Additional Costs. Tenant waives any right to make repairs at Landlord's expense that Tenant may have under any statute, ordinance or other Law now or hereafter in effect.

     5.2 STANDARD TENANT SERVICES. Subject to Force Majeure events, and all applicable Laws and governmental rules, guidelines, directives or policies, Landlord shall provide the following services, unless otherwise indicated below:

          (a) Landlord shall provide heating and air conditioning on a seasonal basis for normal comfort for normal general office use in the Premises during Normal Business Hours, in a manner consistent with the provision of such services in Class A multi-tenant buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia.

          (b) Landlord shall provide adequate electrical wiring and facilities and during Normal Business Hours electricity for normal general office use (which shall include seven (7) watts per useable square foot (demand load) of the Premises of electricity). Landlord shall designate the electricity and gas utility provider(s) for the Building from time to time. Tenant shall not use gas, water, electricity and/or other utilities or services in quantities that exceed normal general office use and at no time shall use of electric current in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Without limiting the foregoing, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Normal Business Hours or overall load, that which Landlord deems to be standard for the Building provided, however, that Tenant's use of seven (7) watts per usable square foot (demand load) of the Premises of electricity during Normal Business Hours shall not be considered excessive use. If Tenant's use of gas, water, electricity and/or other utilities or services is excessive, as determined by Landlord based on a comparison of Tenant's use (established by meter readings, engineering calculations or other commonly accepted methods) to normal general office use by other office use tenants of the Building (or, if there are no other tenants in the Building, other Class A multi-tenant office buildings in the Central Perimeter Market of Atlanta, Georgia) who operate in their space in accordance with the terms of their respective leases, Tenant shall pay Landlord, as Additional Rent hereunder, the cost of such excessive use within thirty (30) days after Tenant's receipt of Landlord's invoice therefor. Landlord makes no representations or warranties, express or implied, as to the adequacy or fitness of the electricity, gas, water or other utilities serving the Premises or any other part of the Property. At Landlord's sole option, Landlord may install at Tenant's expense electric meters or sub-meters to measure the electricity actually consumed in all or a portion of the Premises at any time.

          (c) As part of Property Maintenance Costs or Landlord's Utilities Costs (as determined by Landlord), Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises and Common Areas. In addition, Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

          (d) Landlord shall provide reasonable amounts of city water from the regular Building outlets in the Premises for drinking, lavatory and toilet purposes.

          (e) Landlord shall provide janitorial services five (5) days per week, except on Holidays to the Premises in accordance with the Janitorial Specifications attached hereto as EXHIBIT "G".

          (f) Landlord shall provide nonexclusive automatic passenger elevator service to the floor on which the Premises are located, twenty-four (24) hours per day/seven (7) days per week, during the Lease Term.

          (g) Landlord shall provide nonexclusive freight elevator service to the floor on which the Premises are located, subject to scheduling by Landlord.

     5.3 OVERSTANDARD AND AFTER HOURS TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, or machines other than normal office machines (such as desktop computers, laptop computers, photocopiers, computer printers, scanners, fax machines and postage meters), or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Premises by Landlord pursuant to the terms of Section 5.2 of this Lease. If Tenant uses water, heat or air conditioning in excess of the amount needed for normal general office use, Tenant shall pay to Landlord, within thirty (30) days after billing as Additional Rent, the cost of such excess consumption and the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption (all of the foregoing costs being collectively referred to herein as "Increased Costs"). Landlord may also install devices to separately meter any increased use. Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand, the Increased Costs and the cost of such additional metering devices. If Tenant desires to use heat or air conditioning during hours other than Normal Business Hours, (i) Tenant shall give Landlord (or its designee) telephonic notice or notice via computer codes of Tenant's desired use at least four (4) hours in advance of the time Tenant desires such heat or air conditioning to commence operation, (ii) Landlord shall supply such heat or air conditioning to the Premises at such hourly cost to Tenant as Landlord shall from time to time establish in its sole discretion, such hourly cost to be based on the actual cost incurred by Landlord to supply such after-hours heat and air conditioning on an hourly basis (but based on a four (4) hour minimum provision of such after-hours heat and air conditioning), and (iii) Tenant shall pay such cost within thirty (30) days after billing, as Additional Rent. Landlord's current after Normal Business Hours charge for heat and air conditioning service (which shall be subject to increase in Landlord's sole discretion) is Forty Dollars ($40.00) per hour per floor.

     5.4 ADDITIONAL SERVICES. Landlord shall also have the right, but not the obligation, to provide any additional services which may be requested by Tenant including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord as Additional Rent hereunder, within thirty (30) days of billing, Landlord's costs in performing such additional services if requested by Tenant and agreed to by Landlord plus a reasonable administration fee. Tenant acknowledges and agrees that Landlord is obligated to provide only the standard tenant services described in Section 5.2 above and the after Normal Business Hours heat and air conditioning described in Section 5.3 above, on the terms and conditions set forth in Sections 5.2 and 5.3 above, and that Landlord has made no representations, warranties or promises whatsoever of any additional services or amenities (including the continued operation of the existing cafeteria, which Landlord may close or discontinue at any time) to be provided by Landlord now or in the future under this Lease. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord's sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Landlord's discontinuance of any provision of any such additional services or amenities shall not constitute a default of Landlord under this Lease nor entitle Tenant to any abatement of or reduction in Rent

     5.5 ENERGY AND RESOURCE CONSUMPTION. Landlord may voluntarily cooperate or comply with the efforts or directives of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property, provided in the case of purely optional cooperation or compliance on the part of Landlord such measures do not materially diminish the services to be provided by Landlord under Section 5.2 above. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of such compliance or cooperation. Tenant agrees at all times to reasonably cooperate with Landlord and to abide by all reasonable rules established by Landlord (a) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property, and/or (b) in order to comply with the requirements or recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

     5.6 LIMITATION OF LANDLORD'S LIABILITY. Landlord's obligations under Sections 5.2(a) and 5.2(b) above shall not require it to utilize any back-up generator(s) owned or operated by Landlord on the Property to provide the services described in such Sections, even if the supply of electric current to the Building from utility companies is halted, interrupted, or otherwise curtailed. Landlord shall not be liable to Tenant for injury or harm to Tenant or any Tenant Party or damage to the property of Tenant or any Tenant Party, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of Rent by reason of (a) Landlord's failure to provide security services or systems (or its provision of inadequate security services or systems) within the Property for the protection of the Premises, any other part of the Property, Tenant's property, Tenant, or any Tenant Party; (b) Landlord's failure to perform any maintenance or repairs to the Premises or any other part of the Property which this Lease may expressly obligate Landlord to maintain or repair until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs; (c) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Premises or any other part of the Property when such failure, interruption, rationing or other curtailment is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Property, by any accident or casualty whatsoever, by act or default of Tenant or any Tenant Party, or by any other cause whatsoever (other than Landlord's sole, affirmative gross negligence or willful misconduct); (d) steam, water, rain or snow, or other thing which may leak into, issue or flow from any part of the Premises or Building (including the pipes, plumbing works or sprinkler system (if any) in or serving the Premises or Building) or from any other place, unless caused by Landlord's sole, affirmative gross negligence or willful misconduct; (e) the condition or arrangement of any electric or other wiring or of sprinkler heads (if any); or (f) the unauthorized intrusion or entry into the Premises by third parties. Furthermore, Landlord shall not be liable under any circumstances for injury to or interference with Tenant's business (including, without limitation, loss of profits), however occurring, whether by reason of the events described in clause (a) through (f) above or for any other reason. Tenant hereby waives, to the fullest extent permitted by Law, any Adverse Consequences that it may have against Landlord by reason of any of the matters described in clauses (a) through (f) above.

     Notwithstanding the foregoing, in the event Landlord fails to provide any of the services required to be furnished by Landlord pursuant to Sections 5.2(a) and 5.2(b) above for more than five (5) consecutive days, and as a result thereof Tenant is unable to occupy the Premises for the operation of its business in accordance with the Permitted Use and actually vacates the Premises, then provided (i) Tenant is not in default hereunder beyond any applicable notice and cure period set forth herein (if any), (ii) such failure to provide services is the result of Landlord's acts or omissions, (iii) such failure to provide services is not attributable, in whole or in part, to the acts or omissions of Tenant or any Tenant Party, and (iv) such failure to provide services is not attributable, in whole or in part, to any Force Majeure event, then the Base Monthly Rent and any payments due under Section 3.2(a) above shall be abated for each day such service(s) is/are not so provided commencing with the day immediately following such ten (10) day period and ending on the earlier of (i) the date such service(s) is/are restored or (ii) the date Tenant shall reoccupy all or any portion of the Premises for the ordinary conduct of its business.

     5.7 SECURITY. Subject to (i) all of the terms and conditions of this Lease,
(ii) Force Majeure events, (iii) Landlord's Rules and Regulations with respect to identification of Persons entering the Building and other procedures regulating the manner in which access is gained to the Building, and (iv) the requirements of applicable Laws and Private Restrictions, Tenant shall be allowed access to the Premises twenty-four (24) hours per day, seven (7) days per week during the Lease Term. During Normal Business Hours during the Lease Term, Landlord agrees to provide unarmed security personnel in the Building's lobby in a manner consistent with other Class A multi-tenant office buildings in the Central Perimeter Market of Atlanta, Georgia. Tenant acknowledges and agrees that Landlord has not undertaken any duty whatsoever to provide security for the Premises or any other part of the Property (except as provided in the preceding sentence) and that Landlord does not represent, warrant, covenant or provide any other assurance that any security services provided by or on behalf of Landlord will be adequate to protect Tenant or any Tenant Party or any property of Tenant or any Tenant Party from loss, damage, injury or harm, and Tenant hereby releases Landlord (and any Persons hired by Landlord to provide security services to the Building) of and from, any and all Adverse Consequences, whether in contract, tort or on any other basis, for any injury to or any damage or loss sustained by Tenant or any Tenant Party, or any damage to Tenant's property, resulting from or attributable in whole or in part to the inadequacy or insufficiency of security personnel or services being provided by or on behalf of Landlord. To the extent Tenant determines that security or protection services are advisable or necessary with respect to the Premises, Tenant shall arrange for and pay the costs of providing same. During the Lease Term, with respect to the Building and parking structure entry doors designated for Tenant's use, Tenant shall have use of the Building's card key or other access system. Subject to Landlord's approval of the plans and specifications therefor pursuant to the Work Letter, with respect to entry doors into the Premises and within the Premises Tenant shall have the right to install its own security card access system ("Tenant's Access/Security System") provided (a) such system does not impair the operation or effectiveness of Landlord's access/security system for the Building, and (b) Tenant provides Landlord with at least four (4) security access cards (per floor) to Tenant's Access/Security System that will allow Landlord to independently enter each floor of the Premises and all interior portions thereof at all times. Tenant shall be solely responsible for the repair, maintenance, monitoring, operation and removal of Tenant's Access/Security System and shall reimburse Landlord (within thirty (30) days of Landlord's written demand) for any costs incurred by Landlord to repair or replace any damage to Landlord's access/security system caused by such tie in or otherwise caused by Tenant or any Tenant Party. Landlord shall have no liability whatsoever to Tenant or any Tenant Party for any failure or malfunction of Tenant's Access Security System. Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen or damaged cards, and shall be responsible for any Adverse Consequences resulting from the same. Upon the expiration or sooner termination of this Lease, Tenant shall return to Landlord all card keys or other keys previously given to Tenant for access to the Premises and/or any other part of the Building. Landlord shall have no liability whatsoever to Tenant or any Tenant Party for any failure or malfunction of the Building's card key or other access system serving the Premises and/or any other part of the Building. Access to the Building and/or Property may be reasonably refused by Landlord unless the person seeking access has proper identification or has a previously arranged pass for such access. Landlord and its agents shall not be liable for damages for any error with regard to the admission to or exclusion from the Building and/or Property of any Person, except for Landlord's willful misconduct. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

     5.8 TENANT'S SUPPLEMENTAL EQUIPMENT AND PDU; RAISED FLOORING. Tenant shall have the right, at Tenant's sole expense, and subject to (a) approval by Landlord of plans and specifications with respect thereto, (b) compliance with Landlord's requirements with respect to the installation and operation thereof, and (c) compliance with applicable Laws, to install in the Premises a supplemental air conditioning unit (not to exceed ten (10) tons of cooling capacity) and/or a power distribution unit [which may include reuse of the existing ten (10) ton supplemental air-conditioning unit and the existing power distribution unit (Model #PPA050C 3 phase, 480 volt, 63 max amps, 60 hertz) presently located on the ninth (9th) floor of the Premises (collectively, the "Existing Equipment)] (such air-conditioning unit, power distribution unit, and any piping, wiring, connections, or other equipment associated therewith being collectively referred to herein as the "Supplemental Equipment") for the purpose of providing power distribution and cooling to any of the communications rooms to be constructed by Tenant within the Premises and to connect such air-conditioning unit to the "general" (but not the "blended") chilled water loop servicing the Building. Tenant shall cause Tenant's Drawings (as defined in the Work Letter) to include plans and specifications for the Supplemental Equipment and its connection to the "general" chilled water loop servicing the Building (the "General Loop"), which Tenant's Drawings shall be subject to Landlord's prior written approval as provided in the Work Letter. Notwithstanding anything to the contrary in the Work Letter or in this Lease, Landlord may withhold its approval to Tenant's plans and specifications for the Supplemental Equipment in Landlord's sole and unfettered discretion if Landlord determines in its sole and unfettered discretion that the proposed Supplemental Equipment will adversely effect the use, maintenance, or operation of the General Loop, the Building's heating, ventilation and air condition systems, and/or any other Systems and Equipment. The Supplemental Equipment shall be considered part of the Initial Tenant Improvement Work and shall be installed in accordance with, and subject to the terms and conditions of, the Work Letter; provided, however, that (a) neither Tenant not any Tenant Party shall connect (or attempt to connect) the Supplemental Equipment to the General Loop or any other Systems and Equipment without at least three (3) business days' prior written notice to Landlord and without a representative of Landlord in attendance, and (b) Landlord shall have the sole and unfettered right to determine the method and manner by which the Supplemental Equipment is connected to the General Loop. Tenant, at its sole expense, shall (i) comply with all applicable Laws regarding the installation, operation, maintenance, repair, use, and removal of the Supplemental Equipment; (ii) shall be responsible for obtaining and shall obtain and keep in full force and effect all permits, licenses, and approvals necessary for the operation thereof; and (iii) be responsible for the repair, maintenance and replacement (as necessary) of the Supplemental Equipment (irrespective of any faults or defects as may exist therein). As part of the Initial Tenant Improvement Work, Tenant shall cause meters or sub-meters to be installed in the Premises (at locations and in accordance with plans and specifications approved by Landlord) to measure the electricity and chilled water actually used to operate the Supplemental Equipment. Tenant shall pay to Landlord as Additional Rent within thirty (30) days after written demand therefor the cost of the electricity and chilled water used to operate the Supplemental Equipment as measured by such meters or sub-meters (using the kilowatt rate then charged by the local utility company plus Landlord's overhead administrative charge of three (3%) percent). Landlord is providing Tenant with access to and the right to use the Existing Equipment and the General Loop on a strictly "AS-IS", "WHERE-IS" basis; Landlord makes no representations or warranties, express or implied, as to the suitability, adequacy or fitness of the Existing Equipment and/or the General Loop for the purpose of cooling the Premises, distributing power to any equipment in or serving the Premises, operating the Supplemental Equipment or any other system or equipment, or for any other purpose or use; and Landlord shall have no liability whatsoever for any failure or malfunction of any of the Supplemental Equipment.

     When Landlord delivers the First Phase Premises to Tenant it will include with the First Phase Premises all of the raised flooring that presently exists therein (the "Raised Flooring"). Landlord is transferring ownership of the Raised Flooring to Tenant on a strictly "AS-IS", "WHERE-IS" basis (inclusive of all faults and defects as may exist therein); Landlord makes no representations or warranties, express or implied, as to the suitability, adequacy or fitness of the Raised Flooring for the purpose of supporting any particular equipment or load or for any other purpose; and Landlord shall have no liability whatsoever for any failure or malfunction of any of the Raised Flooring. If Tenant does not desire to keep all or any part of the Raised Flooring, Tenant may demolish and remove it from the Building in accordance with the terms of this Lease. Any of the Raised Flooring that Tenant elects to keep within the First Phase Premises shall be considered Tenant's Property and shall be kept and maintained in good condition and working order by Tenant at Tenant's sole expense.

                                    ARTICLE 6
                          ALTERATIONS AND IMPROVEMENTS

     6.1 BY TENANT. This Section 6.1 shall not apply to the Initial Tenant Improvement Work, which shall be governed exclusively by the Work Letter. Except as specifically set forth herein, Tenant shall not make any alterations to or modifications of the Premises or construct any improvements within the Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord, except as to plans and specifications for Prohibited Alterations (as defined below), the approval of which may be withheld by Landlord in its sole and absolute discretion. As used herein, "Prohibited Alterations" mean any alterations, modifications or improvements which may affect the structural components of the Building or the Systems and Equipment or which can be seen from (or may adversely affect any area) outside the Premises. Landlord shall be deemed to have disapproved Tenant's proposed plans and specifications if neither Landlord's written approval or disapproval is delivered to Tenant within fifteen (15) days following Landlord's receipt of Tenant's written request for approval. Landlord's approval may state that it will require Tenant to remove the subject alterations, modifications or improvements by the expiration or earlier termination of this Lease, in which event Tenant shall be obligated to remove the subject alterations, modifications or improvements by the expiration or earlier termination of this Lease. If Landlord does not state in its approval that removal will be required, Landlord shall be deemed to have elected to allow the subject alterations, modifications or improvements to remain on the Premises at the expiration or earlier termination of this Lease. All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first reasonably approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such alterations or modifications or the construction of any such improvements until (a) all required governmental approvals and permits shall have been obtained, (b) all requirements regarding insurance imposed by this Lease have been satisfied, (c) Tenant shall have given Landlord at least three (3) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, (d) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9, and (e) if requested by Landlord and Tenant is no longer Crawford & Company, require Tenant to obtain a payment and performance bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such alterations (other than PreApproved Alterations) and naming Landlord as a co-obligee. In no event shall Tenant make any alterations, modifications or improvements whatsoever to the Common Areas or the exterior of the Building including, without limitation, any cuts or penetrations in the floor or exterior walls of the Premises. Any core drilling that Tenant desires to perform in connection with any alterations, modifications or improvements consented to by Landlord pursuant to this Section 6.1 shall be performed during other than Normal Business Hours. As used in this Article 6, the term "alterations, modifications or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Promptly after completion of any alterations, modifications or improvements to the Premises, Tenant shall deliver to Landlord a reproducible copy of the "as built" drawings of the same, and if Landlord should request, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials used in the construction of such alterations, modifications or improvements. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of any alterations, modifications or improvements to the Premises.

     All work performed by Tenant or any Tenant Party shall be performed so as not to interfere with (a) the other tenants, occupants or users of the Building (including Landlord) or their use or occupancy of the Building or Common Areas, or (b) the owners, tenants, occupants, or users of any neighboring properties. Tenant shall take all precautionary steps reasonably necessary to protect its property, equipment and facilities and the property, equipment and facilities of others affected by any of the work or activities to be performed by Tenant or any Tenant Party, and shall make adequate provision for the safety and convenience of the tenants, occupants or users of the Building (including Landlord).

     Notwithstanding the foregoing to the contrary, Landlord's prior consent shall not be required with respect to any interior alterations, modifications or improvements to the Premises (collectively, the "PreApproved Alterations") which
(i) are not Prohibited Alterations, and (ii) cost less than seventy-five Thousand Dollars ($75,000.00) in the aggregate during any six (6) consecutive month period, so long as (A) Tenant delivers to Landlord notice and copies of all permits and final plans, specifications and working drawings (if any) for any such alterations, modifications or improvements at least five (5) business days prior to commencement of the work thereof, and (B) Tenant complies with the requirements of this Section 6.1 (other than obtaining Landlord's prior written consent).

     6.2 OWNERSHIP OF IMPROVEMENTS. All modifications, alterations or improvements made or added to the Premises by or for Tenant (including, without limitation, the Initial Tenant Improvement Work), which shall not include Tenant's trade fixtures, shall be deemed real property and a part of the Premises immediately upon the construction or installation thereof, and Tenant shall not attempt to grant a security interest in any such items to any Person. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Section 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations or improvements (including, without limitation, the Initial Tenant Improvement Work) shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Premises as required pursuant to Section 2.3 above, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Section 6.1 above, in which case Tenant shall so remove the same. Landlord shall have no obligation to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Premises by Landlord or at Landlord's expense shall be deemed real property and a part of the Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by or for Tenant shall be deemed improvements to the Premises and not trade fixtures of Tenant.

     6.3 ALTERATIONS REQUIRED BY LAW. Tenant shall make all modifications, alterations and improvements to the Premises, at its sole cost, that are required by any Law because of (a) Tenant's particular use or occupancy of the Premises or Property, (b) Tenant's application for any permit or governmental approval, unless the modification, alteration or improvement is required because on the Lease Commencement Date the Building failed to comply with a Law in effect as of the Lease Commencement Date in the form enacted on the Lease Commencement Date and as interpreted by the applicable governmental authority with jurisdiction at such time, which failure was brought to the attention of the applicable governmental authority as a result of Tenant's application, or
(c) the making of any modifications, alterations or improvements to or within the Premises by or for Tenant. If at any time during the Lease Term Landlord shall be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements shall be considered a Property Maintenance Cost in accordance with Section 13.12(n) below.

     6.4 LIENS. Tenant shall keep the Property free from any liens arising out of work or services performed, or materials purchased, by or on behalf of Tenant, and Tenant shall pay when due all bills arising out of any work performed (including the Initial Tenant Improvement
Work), materials furnished, or obligations incurred by Tenant or any Tenant Party relating to the Property. If any such claim of lien is recorded or filed against Tenant's interest in this Lease or the Property, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after Tenant receives notice that the same has been recorded or filed. Tenant's failure to do so shall constitute an Event of Default under the terms of this Lease.

                                    ARTICLE 7
                       ASSIGNMENT AND SUBLETTING BY TENANT

     7.1 BY TENANT. Tenant shall not sublet the Premises or any portion thereof or assign, encumber or otherwise transfer its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent, which shall not be unreasonably withheld. A voluntary assignment in accordance with Section 7.9 below shall not require Landlord's consent. The acceptance of rent by Landlord from any Person other than Tenant, or the acceptance of Rent by Landlord from Tenant with knowledge of a violation of the provisions of this
Article 7, shall not be deemed to be a waiver by Landlord of any provision of this Article 7 or this Lease or to be a consent to any subletting by Tenant or any assignment, encumbrance or other transfer of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to a proposed assignment or subletting, Landlord and Tenant acknowledge and agree that it shall be reasonable for Landlord to withhold its consent in the following instances:

          (a) The proposed Transferee (as defined below) is a governmental agency or possesses diplomatic or sovereign immunity;

          (b) In Landlord's reasonable judgment, the Transferee is or will be engaged in a business or activity at the Premises, or the Premises will be used in a manner, that (1) is not in keeping with the then standards of the Building,
(2) is not for the Permitted Use, or (3) violates any restrictions set forth in this Lease or in any mortgage and/or deed of trust affecting the Building or the Property;

          (c) The financial worth of the proposed Transferee does not meet the reasonable credit standards of Landlord;

          (d) The reputation and character of the proposed Transferee do not meet the reasonable standards of Landlord;

          (e) In Landlord's reasonable judgment, the proposed occupancy would impose an additional material burden upon the Building systems or Landlord's ability to provide services to the other tenants or occupants (including Landlord) of the Building;

          (f) The proposed Transferee (or any of its Affiliates) has, in the five (5) years prior to the assignment or sublease, filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

          (g) Landlord has experienced a previous material default by or is in litigation with the proposed Transferee or any of its Affiliates;

          (h) The use of the Premises by the proposed Transferee will violate any applicable Laws;

          (i) If there is space available in the Building for lease and the proposed Transferee is either a (1) tenant in the Building or (2) a Person (or Affiliate of a Person) with whom Landlord is then or has been within the prior two (2) months negotiating in connection with the rental of space in the Building, at the time of Tenant's request for consent or at the time the proposed assignment or sublease will take effect the Transferee;

          (j) The proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

          (k) An Event of Default shall then exist or an Event of Default shall have occurred on two (2) or more occasions during the twelve (12) months preceding the date that Tenant shall request consent; or

          (l) The proposed assignee or sublessee is Oracle Corporation or any corporation or other entity that is controlled by Oracle Corporation ("controlled" by Oracle Corporation meaning a corporation or other entity that is wholly owned by Oracle Corporation or at least fifty-one percent (51%) of whose voting equity is owned by Oracle Corporation).

     7.2 MERGER, REORGANIZATION, OR SALE OF ASSETS. Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease, except, and without limiting the provisions of Section 7.9 below, that the foregoing shall not apply to the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant if that stock is traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ, any other nationally recognized United States stock exchange. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. If Tenant is a company whose stock is not traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ, or any other nationally recognized United States stock exchange, then upon Landlord's request from time to time (but not more than once per calendar year unless the request is made in connection with the sale or financing of the Building), Tenant shall promptly provide Landlord with a statement certified by a senior officer of Tenant, which shall provide the following information: (a) the names of all of Tenant's shareholders or other equity owners owning more than fifteen percent (15%) of the outstanding ownership interests and their ownership interests at the time thereof, provided Tenant's shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant's principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant's ownership that Landlord reasonably requests.

     7.3 LANDLORD'S ELECTION. If Tenant shall desire to assign, encumber or otherwise transfer all or any part of its interest in this Lease or to sublet the Premises or any portion thereof, Tenant must first notify Landlord, in writing, of its intent to so sublet, assign, encumber or transfer, at least thirty (30) days in advance of the date it intends to so assign, encumber or otherwise transfer (collectively "transfer") all or any part of its interest in this Lease or sublet the Premises or any portion thereof, but not sooner than one hundred eighty (180) days in advance of such date, specifying in detail the terms of such proposed transfer or subletting, including the name of the proposed Transferee, the Transferee's intended use of the Premises, current and two (2) prior years' financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles or such other accounting standard or methodology historically used by the Transferee and reasonably acceptable to Landlord) of such proposed Transferee, the proposed form of documents to be used in effectuating such transfer or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of fifteen (15) business days following receipt of such notice and the required information within which to do one of the following: (a) consent in writing to such requested transfer or subletting subject to Tenant's compliance with the conditions set forth in
Section 7.4 below, or (b) refuse to consent to such requested transfer or subletting. Landlord's failure within such fifteen (15) business day period to provide Tenant with any of the responses described in clause (a) or (b) above shall be deemed to constitute Landlord's withholding of consent to the proposed transfer or subletting. During such fifteen (15) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed transfer or subletting and the proposed Transferee. Any transfer of Tenant's interest in this Lease or subletting of the Premises or any part thereof in violation of this Article 7 shall, at Landlord's sole option, be void and of no effect ab initio.

     7.4 CONDITIONS TO LANDLORD'S CONSENT. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested transfer or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported transfer or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and of no effect. The conditions are as follows:

          (a) Landlord having reasonably approved in form and substance the transfer or sublease agreement.

          (b) Each assignee having agreed in writing satisfactory to Landlord and for the express benefit of Landlord, to assume, be bound by, and perform Tenant's obligations under this Lease.

          (c) Each sublessee having agreed, in writing satisfactory to Landlord and for the express benefit of Landlord, to be bound by and subject to the terms and conditions of this Lease.

          (d) There being no default by Tenant in the performance of any of its obligations hereunder.

          (e) Tenant having reimbursed to Landlord all reasonable costs and reasonably attorneys' fees actually incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment, up to a maximum of $3,000 per each request for Landlord's consent.

          (f) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

          (g) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals (as defined below) to be paid to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

               (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

               (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant shall have agreed in writing to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

               (iii) If Tenant subleases the Premises, that Tenant and Tenant's Transferee shall have agreed in writing to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

     7.5 ASSIGNMENT CONSIDERATION AND EXCESS RENTALS DEFINED. For purposes of this Article 7, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, after deducting any reasonable brokerage commissions paid by Tenant in connection with the assignment, any improvement or moving allowance paid by Tenant to the assignee as an inducement, the cost of any alteration made by Tenant specifically for the benefit of the assignee as an inducement, and any reasonable attorneys' fees incurred by Tenant to negotiate and document the assignment; and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any portion of the Premises in excess of the Base Monthly Rent the amounts due under Section 3.2(a) above for the portion so subleased for the same period, after deducting any reasonable brokerage commissions paid by Tenant in connection with the sublease, any improvement allowance paid by Tenant to the sublessee, and any reasonable attorneys' fees incurred by Tenant to negotiate and document the sublease. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article 7 now is and shall then be the property of Landlord and not the property of Tenant.

     7.6 PAYMENTS. All payments required by this Article 7 to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant or Tenant's assignee or sublessee makes each such payment to Landlord, Tenant shall deliver to Landlord a true, correct and itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by Tenant as true and correct.

     7.7 GOOD FAITH. The rights granted to Tenant by this Article 7 are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Premises and the value of any of Tenant's personal property which may be conveyed or leased generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under this Lease in the case of a material default by Tenant under this Lease.

     7.8 EFFECT OF LANDLORD'S CONSENT; NO SUB-SUBLETTING. No assignment or other transfer, and no subletting, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay Rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Premises shall not be deemed to be a consent to any subsequent assignment or subletting. Notwithstanding anything to the contrary in this Article 7, Landlord may withhold its consent to any sublessee's further subletting of the Premises or part thereof in Landlord's sole and absolute discretion. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such as assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such times as all conditions set forth in Section 7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

     7.9 PERMITTED TRANSFERS. Notwithstanding anything herein to the contrary, the original named Tenant hereunder, Crawford & Company may, without obtaining Landlord's consent, assign its entire interest in this Lease to a corporation into which Crawford & Company shall be lawfully merged or consolidated (a "Successor Entity"), or to an entity which acquires all or substantially all of the assets of Crawford & Company (an "Acquiring Entity"), or to an entity which controls, is controlled by, or is under common control with Crawford & Company (a "Related Entity"); provided that in all of such cases, and as a condition to the effectiveness thereof: (i) no Event of Default shall then exist nor shall more than two (2) Events of Default have occurred in the preceding twelve (12) month period; (ii) the principal purpose of such transaction is not the acquisition of Crawford & Company's interest in this Lease (unless the Acquiring Entity shall be a Related Entity) and such transaction is not made to circumvent the provisions of this Article 7; (iii) Landlord shall have received prior to the effective date of the assignment, in the case


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

of an assignment to a Related Entity, proof reasonably satisfactory to Landlord that such assignee is a Related Entity; (iv) Landlord shall have received not later than the effective date of such assignment, a duplicate original of the assignment instrument; (v) Landlord shall have received prior to the effective date of the assignment, an instrument in form and substance reasonably satisfactory to Landlord, duly executed by Crawford & Company and the assignee, in which such assignee assumes (as of the date of such assignment) performance of, and agrees to perform and be bound by, all of the terms, covenants and conditions of this Lease on Tenant's part to be performed thereafter. Any Successor Entity, Acquiring Entity or Related Entity to which Crawford & Company assigns its entire interest in this Lease in accordance with the terms and conditions of this Section 7.9 shall be referred to herein as a "Successor Assignee".

     7.10 FEES INCURRED IN ASSIGNMENT AFTER BANKRUPTCY OF TENANT. Notwithstanding anything in this Lease to the contrary, in the event this Lease is assigned to any party pursuant to applicable Law after the filing of any Bankruptcy by, for or against Tenant, no such assignment shall be valid or effective unless and until all past due Rent (including late charges and default interest) and costs and fees, including attorneys' and experts' fees, incurred by Landlord directly or indirectly as a result of Tenant's bankruptcy are paid to Landlord in full plus interest thereon at the Default Rate.

                                    ARTICLE 8
                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

     8.1 LIMITATION ON LANDLORD'S LIABILITY AND RELEASE. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord of and from, any and all Adverse Consequences, whether in contract, tort or on any other basis, for any injury to or any damage or loss sustained by Tenant or any Tenant Party, or any damage to Tenant's property, resulting from or attributable in whole or in part to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Premises or Property including, without limitation (a) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas, chilled water or other utility service to the Premises or Property, except when Landlord has failed to pay its bills for such utility services which in turn causes the utility company to turn off the utility service; (b) the vandalism or forcible entry into the Premises or Building; (c) the penetration of water into or onto any portion of the Premises or Building; (d) the failure to provide security or adequate lighting in or about the Premises or Property, (e) the existence of any design or construction defects within the Building or Property; (f) the failure of any mechanical system in or serving the Premises or Building to function properly (such as the HVAC systems); (g) the blockage of access to any portion of the Building or Property; provided, however that nothing in this sentence shall be deemed to release Landlord from such liability to the extent such loss or damage was proximately caused by Landlord's active gross negligence or willful misconduct. No matter what the cause, under no circumstances shall Landlord be liable for any loss to Tenant's business, loss of Tenant's profits or other financial loss or consequential damages of Tenant.

     8.2 INDEMNIFICATION. Subject to the terms of Section 9.3 below, Tenant shall defend Landlord and each Lender from any claims or demands made against Landlord and/or any Lender, or legal actions, suits or proceedings filed or threatened against Landlord and/or any Lender with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage suffered by any Person occurring within the Premises or resulting from the use or occupancy of the Premises or Property (including the parking structure and other Common Area) by Tenant or any Tenant Party, or resulting from the activities (whether or not negligent) of Tenant or any Tenant Party in or about the Premises or Property (including the parking structure and other Common Area), and Tenant shall indemnify and hold Landlord harmless from and against any Adverse Consequences suffered or incurred by Landlord and/or any Lender resulting directly or indirectly from any of the foregoing, except to the extent proximately caused by the active gross negligence or willful misconduct of Landlord. Subject to the terms of Section 9.3 below, Landlord shall indemnify, defend and hold Tenant harmless from and against any Adverse Consequences (excluding consequential damages) suffered by Tenant as a result of third party claims against Tenant resulting from any accident, injury or damage caused to any person or the property of any person on or about the Common Area to the extent such accident, injury or damage is proximately caused by the active gross negligence or willful misconduct of Landlord occurring after the Lease Commencement Date. The provisions of this Article 8 shall survive the expiration or sooner termination of this Lease

                                    ARTICLE 9
                                    INSURANCE

     9.1 TENANT'S INSURANCE. Tenant shall maintain insurance complying with all of the following:

          (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

               (i) Commercial general liability insurance jointly insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Premises, or resulting from Tenant's use or occupancy of the Premises, the Building, the Common Areas or the Property, or resulting from Tenant's activities in or about the Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage, which insurance shall contain "blanket contractual liability" and "broad form property damage" endorsements insuring Tenant's performance of Tenant's obligation to indemnify Landlord as contained in this Lease.

               (ii) Fire and property damage insurance in so-called "causes of loss-special form" insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures, equipment, alterations and improvements within or to the Premises (including the Initial Tenant Improvements) with coverage for the full actual replacement cost thereof with a deductible not to exceed Twenty-Five Thousand Dollars ($25,000) per occurrence;

               (iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than six (6) months;

               (iv) Plate glass insurance (at actual replacement cost);

               (v) Workers' compensation insurance (statutory coverage) and employer's liability insurance having coverage of not less than Two Million Dollars ($2,000,000) per occurrence, in each case sufficient to comply with all Laws; and

               (vi) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, "builders risk," commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

          (b) Each policy of liability insurance required to be carried by Tenant pursuant to this Article 9: (i) shall, except with respect to insurance required by Subsection (a)(v) above, name Tenant as insured and name Landlord, Landlord's property manager (if designated in writing by Landlord), any Lender (as defined below) designated by Landlord, and any other Person reasonably designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall not contain any cross-liability exclusions or intra-insured exclusions as between insured persons or organizations; (iv) shall contain shall a so-called "severability" or "cross liability" endorsement as well as endorsements deleting any employee exclusion on personal injury coverage and adding (if not covered by the policy) fire legal liability coverage; (v) shall be carried with companies reasonably acceptable to Landlord having a "Best's Rating" of "A" or better and a "Financial Size Category" of at least "IX"; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall otherwise be in a form reasonably satisfactory to Landlord. Each policy of property insurance maintained by Tenant with respect to the Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, members, officers, employees, stockholders, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord or such other persons. The limits of the policies of insurance required to be carried by Tenant pursuant to this Article 9 shall not limit the liability of Tenant or relieve Tenant of any obligation under this Lease.

          (c) Prior to the time Tenant or any of its contractors enters the Premises, and from time to time upon written request by Landlord, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Section 9.1, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer (which for property insurance shall be at least in the form of ACORD 27, but not simply ACORD 25) certifying in form reasonably satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Section 9.1 and containing the provisions specified herein. If Tenant shall fail to procure such policies of insurance, or to deliver such policies or certificates, as and when required hereunder, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in
Section 12.1(b) below, upon three (3) business day's written notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within thirty (30) days after delivery of a bills therefore. With respect to each renewal or replacement of any such insurance, the requirements of this Section 9.1 must be complied with not less than twenty (20) days prior to the expiration or cancellation of the policies being renewed or replaced. If at any time during the Lease Term the amount of coverage or type of insurance which Tenant is required to carry under this
Article 9 is, in Landlord's reasonable judgment or Lender's sole judgment, less than or other than the amount or type of insurance typically required by landlords of other Class A multi-tenant office buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia, Landlord shall have the right to require Tenant to increase the amount or change or add to the insurance required of Tenant under this Article 9 in order to correspond to the coverages or types of insurance typically required by landlords of other Class A multi-tenant office buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia.

     9.2 LANDLORD'S INSURANCE. With respect to insurance maintained by Landlord:

          (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called "causes of loss-special form" insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the replacement cost thereof. Such fire and property damage insurance, at Landlord's election but without any requirement on Landlord's part to do so, (i) may be written so as to exclude those perils commonly excluded from such coverage by Landlord's then property damage insurer; and (ii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including terrorism, pollution or contamination, earthquake and/or flood; and/or (iii) may provide coverage for loss of Rents for a period of up to twelve (12) months. Landlord shall not be required to cause such insurance to cover any of Tenant's Property or any modifications, alterations or improvements (including, without limitation, the Initial Tenant Improvement Work) made or constructed by or for Tenant to or within the Premises.

          (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Two Million Dollars ($2,000,000.00). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.


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

          (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

     9.3 MUTUAL WAIVER OF SUBROGATION. Landlord hereby releases Tenant and its officers, directors, employees and agents, and Tenant hereby releases Landlord and its officers, directors, employees and agents, from any and all liability for loss, damage or injury to the property of the other in or about the Premises or the Property which is caused by or results from a peril, which is covered by property insurance (a) actually carried and in force at the time of the loss of the party sustaining such loss or (b) required by this Article 9 to be carried and in force at the time of the loss of the party sustaining such loss. Landlord and Tenant each agrees that any fire and property damage insurance policy required to be carried it under this Article 9 will include such a clause or endorsement.

                                   ARTICLE 10
                               DAMAGE TO PREMISES

     10.1 LANDLORD'S DUTY TO RESTORE. If the Premises, the Building or the Common Areas are damaged by any peril after the Lease Commencement Date, Landlord shall restore the same, as and when required by this Section 10.1, unless this Lease is terminated by Landlord pursuant to Section 10.3 or by Tenant pursuant to Section 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and prosecute, subject to Force Majeure, the restoration of the Premises, Building or Common Areas, as the case may be, to the extent then allowed by Law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements originally constructed by Landlord. Notwithstanding anything to the contrary herein, Landlord shall have no obligation to restore any alterations, modifications or improvements (including, without limitation, the Initial Tenant Improvement Work) made to the Premises by or on behalf of Tenant or to restore any of Tenant's Property, and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance suffered by Tenant as a result of any repair or restoration of any portion of the Premises or Property performed by or on behalf of Landlord. Upon completion of the restoration of the Premises by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's Property and any alterations, modifications or improvements constructed by or on behalf of Tenant (including, without limitation, the Initial Tenant Improvement Work) to substantially the same condition as existed at the time immediately prior to such damage or destruction or to such other conditions as Landlord may, in its sole and absolute discretion, then approve in writing.

     10.2 INSURANCE PROCEEDS. All insurance proceeds available from any fire and property damage insurance carried by Landlord, if any, shall be paid to and remain the property of Landlord. If this Lease is terminated pursuant to either
Section 10.3 or 10.4 below, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease (such as the Initial Tenant Improvement Work) shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Section
10.3 or 10.4 below, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease (such as the Initial Tenant Improvement Work) shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Section 6.2 above.

     10.3 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within sixty (60) days after the date of such damage or destruction:


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

          (a) The whole or a substantial portion of the Building (including premises other than the Premises) is rendered untenantable in Landlord's good faith estimation and Landlord elects to terminate the leases of all other tenants of the Building similarly affected by the damage and whose leases give Landlord the right to terminate the applicable leases without charge or penalty;

          (b) The whole or a substantial portion of the Premises is rendered untenantable in Landlord's good faith estimation and cannot be restored within twelve (12) months from the date of the damage in Landlord's good faith estimation;

          (c) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against by reason of Section 9.2(a) above and Landlord elects to terminate the leases of all other tenants of the Building similarly affected by the damage and whose leases give Landlord the right to terminate the applicable leases without charge or penalty;

          (d) The Building is damaged by any peril and, because of the Laws then in force, the Building (i) cannot be restored at reasonable cost (unless Landlord receives insurance proceeds sufficient to cover the actual cost) or
(ii) if restored, cannot be used for the same use being made thereof before such damage; or

          (e) The damage occurs during the last twelve (12) months of the Lease Term and affects the Premises unless Tenant previously exercised its option to extend the Lease Term in accordance with Article 15 below or within thirty (30) days of the damage Tenant exercises its option to extend the Lease Term in accordance with Article 15 below (provided the period for Tenant's exercise under Article 15 below has not previously lapsed).

If Landlord terminates this Lease in accordance with this Section 10.3, such termination shall be effective on the date specified in Landlord's termination notice, which date cannot be less than five (5) nor more than thirty (30) days after the date Landlord delivers its termination notice to Tenant.

     10.4 TENANT'S RIGHT TO TERMINATE. If the Premises, the Building or the Common Areas are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article 10, then as soon as reasonably practicable under the circumstances, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within fifteen (15) business days after Tenant receives from Landlord such estimate of the time needed to complete such restoration (which termination shall be effective on the date specified in such notice from Tenant, which date cannot be less than five
(5) nor more than thirty (30) days after the date Tenant delivers its termination notice to Landlord):

          (a) If the time estimated to substantially complete the restoration exceeds fourteen (14) months from and after the date of the casualty; or

          (b) If the damage occurs within fourteen (14) months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds one hundred eighty (180) days from and after the date of the casualty.

In addition, if within fourteen (14) months after the date of the casualty, the Premises shall not have been substantially restored as provided under Section
10.1 above, Tenant may terminate this Lease by written notice to Landlord given within sixty (60) days after the end of such fourteen (14) month period, unless Landlord shall substantially restore the Premises as provided under Section 10.1 above prior to the end of such sixty (60) day period and shall notify Tenant of the same during such sixty (60) day period. If Tenant terminates this Lease in accordance with the preceding sentence, such termination shall be effective on the date specified in Tenant's termination notice, which date cannot be less than five (5) nor more than thirty (30) days after the date Tenant delivers its termination notice to Landlord.

     10.5 WAIVER. The provisions of this Article 10 shall be considered an express agreement governing any instance of damage or destruction of the Building or the Premises by fire or other casualty, and any Laws now or hereafter in force providing for such a contingency in the absence of express agreement shall have no application, and the parties hereby waive the provisions of any such Laws.

     10.6 ABATEMENT OF RENT. In the event of damage to the Premises which does not result in the termination of this Lease, provided the damage was not caused by Tenant or any Tenant Party, only the Base Monthly Rent and the amount due under Section 3.2(a) above shall be temporarily abated from and after the date of the casualty until Landlord's restoration is complete and Tenant has had a reasonably sufficient time, not to exceed ninety (90) days from the date Landlord completes its Tenant's restoration, to complete Tenant's restoration work. Such abatement shall be in proportion in the degree to which Tenant's use of the Premises is impaired by such damage.

     10.7 EFFECT OF TERMINATION. If Tenant or Landlord shall terminate this Lease in accordance with the provisions of this Article 10, the Lease Term shall expire upon the date specified in the applicable termination provision of this
Article 10 as fully and completely as if such date were the Lease Expiration Date and Tenant shall forthwith quit, surrender and vacate the Premises in accordance with the terms of this Lease without prejudice, however, to either party's rights against the other under the provisions hereof in effect prior to such termination or which by the express terms of this Lease survive termination, and any Rent owing shall be paid up to the date of termination (it being acknowledged that if the date of the casualty shall not be the first day of a month, the Rent shall be prorated on a per diem basis) and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

                                   ARTICLE 11
                                  CONDEMNATION

     11.1 TENANT'S RIGHT TO TERMINATE. Except as otherwise provided in Section
11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (a) all of the Premises is taken, (b) twenty-five percent (25%) or more of the Premises is taken and the part of the Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, (c) the Premises may not be used for general office purposes under the current Laws,
(d) so much of the Building is taken that the remainder of the Building is no longer reasonably suitable for the uses for which it was designed, or (e) more than twenty five percent (25%) of the parking spaces in the parking structure serving the Building are taken and Landlord is unable to provide Tenant with substantially the same number of parking spaces available to Tenant under the terms of this Lease immediately prior to the taking at a location reasonably proximate to the Building. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Premises.

     11.2 LANDLORD'S RIGHT TO TERMINATE. Except as otherwise provided in Section
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taken, (a) all of the Premises is taken, (b) twenty-five percent (25%) or more of the Premises is taken and the part of the Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, (c) because of the Laws then in force, the Premises may not be used for the same use being made before such taking, whether or not restored as required by Sections
11.3 below, (d) twenty percent (20%) or more of the floor area contained in the Building is taken, or (e) if parking spaces in the parking structure serving the Building are taken reducing the number of parking spaces to less than the number required by Law. Any such option to terminate by Landlord must be exercised within a reasonable period of time to be effective as of the date possession is taken by the condemnor.


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

     11.3 RESTORATION. If any part of the Premises, Building or Common Area is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by the Laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Section 10.1. Notwithstanding the foregoing, Landlord, in effecting such repairs, shall not be required to spend more than the amount of the condemnation proceeds received by Landlord. If any part of the Premises is taken, this Lease is not terminated, and Landlord repairs any damage occasioned by such taking, Base Monthly Rent and the amount due under Section 3.2(a) above shall temporarily abate during the period of Landlord's repairs in proportion in the degree to which Tenant's use of the Premises is impaired by Landlord's repairs to the Premises.

     11.4 TEMPORARY TAKING. If a portion of the Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Sections 11.1 and 11.2 above.

     11.5 DIVISION OF CONDEMNATION AWARD. The entirety of any award made for any taking of the Property or any portion thereof shall belong exclusively to and be paid exclusively to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in and to any such award; except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's equipment, personal property and fixtures belonging to Tenant and removable by Tenant upon the Lease Expiration Date pursuant to the terms of this Lease, for the unamortized cost of leasehold improvements installed in the Premises at Tenant's expense, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Property (if any), or any Lender, and such claim is payable separately to Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article 11, and each party hereby waives the provisions of any Law now in effect or hereinafter enacted allowing either party to terminate this Lease or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Premises.

     11.6 ABATEMENT OF RENT. In the event of a taking of the Premises which does not result in a termination of this Lease, then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Premises so taken (less any addition to the area of the Premises by reason of any reconstruction) bears to the area of the Premises immediately prior to such taking. If this Lease is terminated pursuant to this Article 11, Rent shall be apportioned as of the date possession of the Premises is taken by the condemning authority.

     11.7 TAKING DEFINED. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                   ARTICLE 12
                              DEFAULT AND REMEDIES

     12.1 EVENTS OF TENANT'S DEFAULT. Tenant shall be in material default of its obligations under this Lease if any one or more of the following events (individually, an "Event of Default"; collectively "Events of Default") occur:

          (a) Tenant shall have failed to pay any Base Monthly Rent or any Additional Rent when due, and such failure shall continue for ten (10) days after Landlord delivers written notice of such failure to Tenant; provided, however, if Landlord has given such written notice on two (2) occasions during the immediately preceding twelve (12) month period, failure to pay any Base Monthly Rent or any

Additional Rent when due shall constitute an Event of Default without any notice required to be given by Landlord;

          (b) Tenant shall have violated any term or provision of Article 7 and failed to cure the same within five (5) days after written notice of such violation from Landlord;

          (c) Tenant shall have failed to execute and deliver an estoppel certificate within the time frame specified in Section 13.6 below, and such failure shall continue for five (5) business days after written notice of such failure to Tenant;

          (d) Tenant shall have failed to execute and deliver any document or instrument required to be delivered by Tenant under Section 13.3 below within the time frames specified in Section 13.3, and such failure shall continue for five (5) business days after written notice of such failure to Tenant;

          (e) If Landlord applies or retains any part of the Security Deposit, and Tenant shall have failed to deposit with Landlord in cash the amount so applied or retained, or to provide Landlord with a replacement Letter of Credit (as defined below) in the full amount of the Security Deposit, as applicable, within five (5) days after notice by Landlord to Tenant stating the amount applied or retained;

          (f) Tenant shall have failed to perform any term, covenant or condition of this Lease (other than a default described in Subsection (a), (b), (c), (d), (e) or (f) above) or shall have done or permitted any Tenant Party to have done any act or thing on the Property that is not cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such default; provided, however, that if such default cannot reasonably be cured within said thirty (30) day period, then Tenant shall have such additional time as may reasonably be necessary to cure the breach (not to exceed a further sixty
(60) days) so long as Tenant commences cure of such default within the original thirty (30) day period and thereafter diligently pursues the same to completion within said further sixty (60) day period;

          (g) Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant's (or such guarantor's) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier;

          (h) Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors;

          (i) Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy Laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy Laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subsection if such decree or order is rescinded or reversed within thirty (30) days after its original entry;

          (j) Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order; or

          (k) Tenant shall have defaulted, beyond any applicable cure period, if any, under the terms of the Work Letter, the Riser License or the Parking License.

     12.2 LANDLORD'S REMEDIES.

          (a) In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Section 8.2 above, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

               (i) Landlord may, at its election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the Rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Default Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and
(iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

               (ii) Landlord may, at its sole option, terminate this Lease, by notice to Tenant, whereupon this Lease shall terminate as fully and completely as if the date of Landlord's notice as aforesaid were the date herein originally fixed for the expiration of the Lease Term, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any, to the extent such rights may be lawfully waived) except that Tenant shall continue to be liable to Landlord as provided herein. In the event of such termination, Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other Person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefore. Any termination under this Subsection shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease.

               (iii) Landlord may appoint a receiver or keeper in order to protect Landlord's interest hereunder.

               (iv) Landlord may take any action which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portion thereof for the account at Tenant and in the name of Tenant.

          (b) If this Lease shall have been terminated as provided in this
Section 12.2 or otherwise, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other Persons or any and all property from the same, as if the Lease had not been made. Landlord may, at its option, remove and store any of Tenant's effects, and those of any Persons claiming by through and under Tenant, at the expense and risk of Tenant.

          (c) If this Lease shall have been terminated as provided in this
Section 12.2, at the election of Landlord exercisable at any time, Landlord may recover from Tenant all damages that Landlord may suffer or incur by reason of Tenant's default including, without limitation, a sum which, at the date of such termination, represents the value of:


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

               (i) the excess, if any, of the Rent, Additional Rent and all other sums which would have been payable under this Lease by Tenant for the period commencing with the day following the date of such termination and ending with the date the Lease Term would have naturally expired had this Lease not been terminated, over the aggregate reasonable rental value of the Premises for the period commencing with the day following the date of such termination and ending with the date the Lease Term would have naturally expired had this Lease not been terminated; plus

               (ii) the costs of recovering possession of the Premises and all other expenses reasonably incurred by Landlord due to Tenant's default including, without limitation, reasonable attorneys' fees and costs; plus

               (iii) the unpaid Rent, Additional Rent, and other sums payable by Tenant under this Lease earned as of the date of termination; plus

               (iv) any other sums of money and damages owing under this Lease by Tenant to Landlord on the date of termination or in connection with the Premises;

all of which shall be deemed immediately due and payable.

     The amount of the excess in clause (c)(i) above shall be discounted to present value at a rate per annum of six percent (6%). In determining the "aggregate reasonable rental value of the Premises" pursuant to clause (c)(i) above, the parties agree that, at the time Landlord seeks to enforce this remedy, all relevant factors shall be considered including, without limitation,
(a) the length of time remaining in the Lease Term, (b) the then current market conditions in the Central Perimeter Market of Atlanta, Georgia, (c) the likelihood of reletting the Premises for a period of time equal to the remainder of the Lease Term, (d) the net effective rental rates then being obtained by landlords for space of similar size and type in Class A multi-tenant office buildings of comparable age in the Central Perimeter Market of Atlanta, Georgia,
(e) the vacancy levels in the Class A office market in the Central Perimeter Market of Atlanta, Georgia, (f) current levels of new construction that will be completed during the remainder of the Lease Term and how this construction will likely affect vacancy rates and rental rates, and (g) inflation.

     All amounts due under this Section 12.2(c) shall not be deemed a penalty but shall constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain and said liquidated damages are a reasonable estimate of actual damages.

          (d) In case of any default described in Section 12.1 above, re-entry, expiration or dispossession by summary proceedings or otherwise, Landlord may
(i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term of this Lease and may grant reasonable concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purposes or reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future Laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

          (e) Any agreement by Landlord for free, reduced (including the Monthly Rent Credit), or discounted Rent or other charges applicable to the Premises, or for the giving or paying by Landlord to or for Tenant of any cash or other bonus, inducement or consideration for Tenant's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Tenant's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Tenant during the Lease Term. Upon the occurrence of an


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

Event of Default, any such Inducement Provisions shall automatically be deemed deleted from this Lease and of no further force or effect, and any Rent, other charge, bonus, credit (including the Monthly Rent Credit), consideration or other inducement theretofore abated, given, credited or paid by Landlord under such an Inducement Provision shall be immediately due and payable by Tenant to Landlord (except in the case of the Tenant Improvement Allowance, only the unamortized portion shall be due and payable), and recoverable by Landlord as Additional Rent due under this Lease, notwithstanding any subsequent cure of said Event of Default by Tenant. The acceptance by Landlord of Rent or the cure of the Event of Default which initiated the operation of this Section 12.2(e) shall not be deemed a waiver by Landlord of the provisions of this Section 12.2(e) unless specifically so stated in writing by Landlord at the time of such acceptance.

     12.3 LANDLORD'S DEFAULT AND TENANT'S REMEDIES. If Landlord fails to perform its obligations under this Lease, Landlord shall not be in default under the terms of this Lease unless and until Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if more than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period, so long as Landlord commences cure within the original thirty (30) day period and diligently pursues the same to completion. In the event of Landlord's default as above set forth, then, and only then, may Tenant then proceed in equity or at law to compel Landlord to perform its obligations or to recover damages proximately caused by such default (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

     12.4 WAIVER. Tenant hereby waives, for itself and all Persons claiming by, through, or under it, any right of redemption, reinstatement, or for the restoration of the operation of this Lease under any present or future Law in case Tenant shall be lawfully dispossessed for any cause, or in case Landlord shall lawfully obtain possession of the Premises as herein provided.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 TAXES ON TENANT'S PROPERTY. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord arising out of or based upon any of the following (collectively, "Tenant's Interest"): (a) Tenant's interest or estate in this Lease, (b) Tenant's use or ownership of Tenant's Property, (c) alterations, modifications or improvements, other than the Initial Tenant Improvement Work, made to the Premises by or on behalf of Tenant, to the extent the same exceed the Building standard, and the tax assessment, fee or charge attributable to Tenant is reasonably ascertainable from the invoice, bill or records of the taxing authority, (d) alterations, modifications or improvements made to the Premises by or on behalf of Landlord for Tenant's use within the Premises, to the extent the same exceed the Building standard, and the tax assessment, fee or charge attributable to Tenant is reasonably ascertainable from the invoice, bill or records of the taxing authority; and (e) Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources. Within thirty (30) days following written demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, fees or public charges are levied against Landlord, the Property or any part thereof, or Landlord's personal property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, assessments, fees and charges, and if not paid and satisfactory evidence of payment is not delivered to Landlord at least thirty (30) days prior to delinquency, then Landlord shall have the right to pay such taxes, assessments, fees and charges on Tenant's behalf and to invoice Tenant for the same. Tenant shall within thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or charges so levied, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

     13.2 HOLDING OVER. This Lease shall terminate without further notice on the Lease Expiration Date. Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Premises except as expressly provided in this
Section 13.2. Any such holding over to which Landlord may expressly consent in writing shall be construed to be a tenancy from month-to-month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding the Lease Expiration Date and Tenant shall not have any rights whatsoever under Article 15 below. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. In addition to all other rights and remedies that Landlord has under this Lease or at law or in equity (including, without limitation, the right to evict Tenant and regain possession of the Premises in accordance with applicable Law), if Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall defend, indemnify and hold Landlord harmless from and against all Adverse Consequences resulting from Tenant's failure to surrender the Premises (in the condition required by this Lease) on or before the expiration or sooner termination of this Lease, except that Tenant shall not be required to indemnify Landlord for any lost rents with respect to the Premises if Tenant surrenders the Premises (in the condition required by this Lease) prior to the sixtieth (60th) day after the expiration or sooner termination of this Lease. Tenant's obligations under this Section 13.2 shall survive the expiration or sooner termination of this Lease.

     13.3 SUBORDINATION. This Lease is and shall be subject and subordinate to all present and, subject to Tenant's receipt of a non-disturbance agreement as provided below in this Section 13.3, all future, ground leases, underlying leases, mortgages and deeds of trust which affect the Building or the Property, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances made thereunder. However, if the lessor under any such ground lease or any Lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or Lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's (a) ground leasing the land underlying the Building or the Property or any part thereof and/or (b) encumbering the Building or the Property or any part thereof as security for future loans on such terms as Landlord shall desire. If any lessor under any such future ground lease or any Lender (or prospective Lender) holding (or to hold) any such future mortgage or deed of trust or other security interest shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, or other security interest, then Tenant agrees, within fifteen (15) days after Landlord's written request therefor, execute, acknowledge and deliver to Landlord any and all documents or instruments required by Landlord or by such lessor, prospective lessor, Lender or prospective Lender to assure the subordination of this Lease to such ground lease, mortgage, deed of trust, or other security instrument, provided such documents or instruments contain the lessor's, prospective lessor's, Lender's or prospective Lender's agreement not to disturb (subject to the terms and conditions of this Lease) Tenant's occupancy of the Premises under this Lease so long as Tenant is not in default under this Lease. Tenant acknowledges and agrees that such documents or instruments may include such provisions as the lessor, prospective lessor, Lender or prospective Lender customarily requires in connection with such documents or instruments in comparable transactions including, without limitation, provisions that the lessor, prospective lessor, Lender or prospective Lender shall not be bound by any amendment, surrender or termination of this Lease not consented to in writing by the Lender, shall not be bound by any obligation to construct or pay for any tenant improvements or to make any other payments to Tenant which were required to be made prior to the time such Lender or prospective Lender acquired title to the Property, shall not be subject to any offsets, defenses or claims existing against Landlord or any prior landlord, shall not be liable for any acts or omissions of Landlord or any prior landlord, shall not be liable for any security deposit not actually received by the Lender or for any letter of credit not assigned and physically surrendered to the Lender, and shall not be liable for any defaults on the part of Landlord occurring prior to the time the Lender or prospective Lender acquires title to the Property (or any part thereof) pursuant to the enforcement of its rights under its mortgage, deed of trust or other security instrument, as the case may be. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

     13.4 TENANT'S ATTORNMENT UPON FORECLOSURE. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor shall recognize Tenant's rights under this Lease.

     13.5 MORTGAGE PROTECTION. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any lessor under any underlying ground lease or Lender who directly or through Landlord shall have requested of Tenant, in writing, that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

     13.6 ESTOPPEL CERTIFICATE. Tenant will, during the Lease Term, within fifteen (15) days following Landlord's written request therefor, execute and deliver to Landlord an estoppel certificate substantially in the form attached hereto as EXHIBIT "C" hereto, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Landlord and Tenant intend that any estoppel certificate delivered pursuant to this Section 13.6 may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in any of them.

     13.7 TENANT'S FINANCIAL INFORMATION. Subject to the last sentence of this
Section 13.7, Tenant shall, within fifteen (15) business days after Landlord's written request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's, if any) most recent quarterly and annual financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) and any such other information reasonably requested by Landlord regarding Tenant's financial condition; provided, however, that Landlord may not request such materials more often than three (3) times in any calendar year during the Lease Term. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective lender or purchaser of the Property or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and Landlord shall use reasonable efforts not to disclose the same to any third party except as specifically provided in this Section 13.7, except to the extent the same becomes a part of the public domain without the fault of Landlord or such disclosure is required by applicable Law. If Tenant is a company whose stock is traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or any other nationally recognized United States' stock exchange and such exchange requires disclosure of Tenant's financial performance and condition on a quarterly or more frequent basis, then such Tenant shall not be required to deliver financial statements to Landlord as provided above in this Section 13.7.

     13.8 TRANSFER BY LANDLORD. Landlord and its successors in interest shall have the right to transfer their interest in the Property or any portion thereof at any time and to any Person. In the event of any such transfer, Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be relieved of all liability for the performance of the obligations of Landlord hereunder which may accrue after the date of such transfer so long as the transferee agrees in writing to assume the obligations of Landlord accruing after the date of transfer, and (ii) shall be relieved of all liability for the performance of the obligations of Landlord hereunder which have accrued before the date of transfer if the transferee agrees to assume and perform all such prior obligations of Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Property or portion thereof.

     13.9 FORCE MAJEURE. The obligations of each of the parties under this Lease (other than the obligation, in Tenant's case, to pay Rent or any other charge or sum due hereunder) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; terrorist acts; cessation or interruption of the supply of electricity, gas or other utilities to the Property by utility companies providing the same (other than by reason of a party's failure to pay for such utilities if directly contracting for such utilities); or extraordinary weather, fire or other acts of God (each such event being referred to herein as "Force Majeure"); provided, however, that Force Majeure shall not include the inability to pay money, general economic conditions, restrictions on the availability of credit or money, or other causes related to economic or business conditions generally or to the particular financial condition of a party. If the happening of any such Force Majeure event only partially impairs the performance of a party's obligations hereunder, such party shall continue to perform under this Lease to the fullest extent possible in light of such Force Majeure event.

     13.10 NOTICES. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified in Article 1 above (or such other address as may be specified by written notice in the foregoing manner) as indicated on the return receipt or air bill. Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. A notice given by counsel for Landlord or Tenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Section 13.10.

     13.11 ATTORNEYS' FEES. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover Rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees actually incurred, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

     13.12 DEFINITIONS. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1 above, the following terms shall have the following meanings:

          (a) ADVERSE CONSEQUENCES. The term "Adverse Consequences" shall mean any claims, demands, actions, suits, judicial or administrative proceedings or orders, judgments, fines, penalties, damages, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys' fees and costs).

          (b) AFFILIATE. The term "Affiliate", with respect to any Person, shall mean any entity controlled by, controlling, or under common control with such Person.

          (c) BASE YEAR. The term "Base Year" shall mean 2007.

          (d) CALENDAR YEAR. The term "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

          (e) DEFAULT RATE. The term "Default Rate" shall mean ten percent (10%) per annum or the maximum interest rate permitted by applicable law, whichever is less.

          (f) EXPENSE YEAR. The term "Expense Year" shall mean each Calendar
Year.

          (g) LANDLORD'S INSURANCE COSTS. The term "Landlord's Insurance Costs" shall mean the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9 (including environmental and terrorism insurance if typically carried by institutional owners of other Class A multi-tenant office buildings of comparable age and condition in the Perimeter Summit Market or if required by any Lender), together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. If Landlord's calculation of Property Operating Expenses for the Base Year does not include an amount allocated to Landlord's Insurance Costs for the Base Year, then the amount of Landlord's Insurance Costs first established by Landlord for any subsequent Expense Year shall be deemed to be Landlord's Insurance Costs for the Base Year.

          (h) LANDLORD'S UTILITIES COSTS. The term "Landlord's Utilities Costs" shall mean all charges for utilities for the Property paid or incurred by Landlord during any Expense Year including, but not limited to, the costs of water, sewer, gas, and electricity, and the costs of heating, ventilation and air conditioning ("HVAC") (including, without limitation, the cost of electricity to operate the HVAC air handlers serving the Premises) and other utilities (but excluding the cost of electricity and/or gas consumed by Landlord in those portions of the Building occupied by Landlord to the extent such consumption exceeds normal Class A office use as determined by Landlord in its sole good faith discretion). Landlord's Utilities Costs shall be calculated assuming the Building is one hundred percent (100%) occupied. If, during all or any part of any Expense Year (including the Base Year), Landlord shall not provide any utilities (the cost of which, if provided by Landlord, would be included in Landlord's Utilities Costs) to a tenant (including Tenant) who has undertaken to provide the same instead of Landlord, Landlord's Utilities Costs shall be deemed to be increased by an amount equal to the additional Landlord's Utilities Costs which would reasonably have been incurred during such period by Landlord if Landlord had at its own expense provided such utilities to such tenant. Landlord's Utilities Costs shall include, without limitation, any costs of utilities which are allocated to the Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Property. For purposes of determining Landlord's Utilities Costs incurred for the Base Year, Landlord's Utilities Costs for the Base Year shall not include any one time special charges, costs or fees or extraordinary charges or costs incurred in the Base Year only, including those attributable to boycotts, embargoes, strikes or other shortages of services or fuel. In addition, if in any Expense Year subsequent to the Base Year the amount of Landlord's Utilities Costs decreases due to a reduction in the cost of providing utilities to the Property for any reason, including without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities providers, then for purposes of the Expense Year in which such decrease in Landlord's Utilities Costs occurred and all subsequent Expense Years, the Landlord's Utilities Costs for the Base Year shall be decreased by an amount equal to such decrease.

          (i) LAW. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, code, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Premises, the Building or the Property, or any of them, in effect either at the Lease Commencement Date or at any time while this Lease shall be in effect, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

          (j) LENDER. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by Landlord's interest in the Property or any portion thereof.

          (k) NORMAL BUSINESS HOURS. The term "Normal Business Hours" shall mean Monday through Friday, 7:00 a.m. to 6:00 p.m. and Saturdays 8:00 a.m. to 1:00 p.m., expressly excluding Sundays and Holidays (hereinafter defined). As used herein, the term "Holidays" shall mean New Year's Day, Martin Luther King's Birthday, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          (l) PERSON. The term "Person" shall mean any natural person and any corporation, partnership, limited liability company, joint venture, association, agency or other entity.

          (m) PRIVATE RESTRICTIONS. The term "Private Restrictions" shall mean any and all recorded covenants, conditions, restrictions, encumbrances, agreements, easements, rights of way, and other recorded documents or instruments now or hereafter affecting the use or occupancy of the Property or any part thereof.

          (n) PROPERTY MAINTENANCE COSTS. The term "Property Maintenance Costs" shall mean all expenses, costs and amounts of every kind and nature paid or incurred by Landlord during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Property (except Landlord's Insurance Costs, Landlord's Utilities Costs, and Real Property Taxes) including, without limitation, (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and elevator systems in or serving the Building, and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments enacted on or after the Lease Commencement Date which may affect Property Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any owners' or common area association(s) formed for the Property) of any transportation system management program or similar program; (iii) the cost of operating, repairing, maintaining and replacing the Systems and Equipment or any part thereof; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Property; (v) the cost of parking area repair, restoration, and maintenance; (vi) amounts due under any equipment rental agreements pertaining to the Property; (vii) wages, salaries and other compensation and benefits of all Persons engaged in the operation, management, maintenance or security of the Property, but as to rearrangement personnel not above the level of Building Manager, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; provided, however, if such employees provide service to the Property on less than a full time basis, such salaries, compensation and benefits (and taxes and insurance thereon) shall be prorated based upon the time such employees are engaged in providing services to the Property; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent under a ground lease), or instrument pertaining to the sharing of costs by the Property; (ix) the cost of window cleaning and trash removal; (x) to the extent not a capital improvement or capital expenditure governed by clause (xvii) below, the cost of replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other Common Areas or public areas or facilities; (xi) to the extent not a capital improvement or capital expenditure governed by clause (xvii) below, the cost of maintenance and replacement of curbs and walkways, repairs to the Building's roof and/or roof membrane, replacement of the Building's roof or any other structural parts of the Building; (xii) the cost of janitorial service, alarm and security service, if any (consistent with the level of such services being provided in Class A multi-tenant office buildings of comparable age and condition located in the Central Perimeter Market of Atlanta, Georgia); (xiii) amounts due under any third party management agreement entered into by Landlord with respect to the Property or any part thereof (including the cost of any management fee); (xiv) assessments, fees or other payments due any owners' association (including, without limitation, the owners' association for Perimeter Summit Office Park); (xv) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Property; (xvi) if Landlord self manages the Building, or has an Affiliate of Landlord manage the Building, an amount equal to the greater of (1) three percent (3%) of the gross rents received by Landlord from the Building or (2) the property management fee that would be charged by an unaffiliated or unrelated reputable property management company for the same services; and (xvii) the cost of any capital improvements, expenditures or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Property, or (II) made to the Property or any portion thereof after the Lease Commencement Date that are required under any applicable Laws, or (III) which are necessary or desirable, in Landlord's sole good faith opinion, to operate, keep and maintain the Property as a Class A multi-tenant office building; provided, however, that if any such cost described in (I), (II) or
(III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost at the per annum rate of 7%) over its useful life as determined under generally accepted accounting principles (GAAP); and (xviii) the cost of acquiring and maintaining any artwork for the Property up to and including $100,000, with any costs in excess of $100,000 to be amortized (including interest on the unamortized cost at the per annum rate of 7%) over a ten (10) year period. If in any Expense Year Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Property Maintenance Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Property Maintenance Costs shall be deemed to be increased by an amount equal to the additional Property Maintenance Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. "Property Maintenance Costs" shall not include the following:

               (1) Wages and salaries of any officers and executives of Landlord above the level of Building manager;

               (2) The cost of repairs and maintenance to the Property for which Landlord is actually reimbursed by a third party, such as insurance proceeds, warranty proceeds and condemnation awards;

               (3) The cost of any alterations or refurbishing of space leased to other tenants of the Building (including the cost of removing tenant installations or demolition of tenanted space);

               (4) Brokerage commissions related to leasing vacant space and marketing costs related to vacant space;

               (5) Any principal, interest or rent payments due under the terms of any mortgage, ground lease or other underlying lease of the Property;

               (6) The cost of environmental remediation of Hazardous Materials that are placed on the Property by Landlord or any tenant of the Building, including the remediation of any soils or ground water contaminated by any such Hazardous Materials;

               (7) Legal or accounting fees incurred by Landlord in connection with the acquisition or disposition or financing or refinancing of the Property or the execution of other leases of the Building;

               (8) Political contributions and dues paid to trade associations or other professional associations (which do not include owners' associations);

               (9) Except as provided above in this Section 13.12(n) (see clause (xviii)), costs of acquiring or maintaining any art work for the Property;

               (10) Costs paid to affiliates of Landlord to provide services or furnish materials for the Property to the extent the rates or fees charged by such entities are in excess of the current market rates or fees charged by unrelated or unaffiliated entities for the same services or materials.

               (11) the cost of any special work or service performed by Landlord for any tenant or occupant of the Building (including Tenant) at such tenant's or occupant's entire cost and paid directly to Landlord;

               (12) the cost of installing, operating and maintaining a luncheon club, health club, athletic club, newsstand or sundry shop at the Building;

               (13) the cost of electric power for which any tenant contracts directly with and pays directly to the local public utility company;

               (14) Landlord's general corporate overhead and general administrative expenses (except to the extent the same is included as a part of the management fees permitted pursuant to clause (xvi) above);

               (15) advertising costs, marketing costs, tenant incentives, promotional expenditures, legal fees and travel expenses incurred in connection with entering into and enforcing leases with other tenants or prospective tenants in the Building;

               (16) Landlord's charitable contributions;

               (17) depreciation and amortization, except as provided above in
Section 13.12(n);

               (18) any bad debt losses, rent losses, or reserves for bad debts or rent losses; and

               (19) reserves for repairs, maintenance and replacements beyond current-year anticipated expenses. Landlord shall not collect Property Maintenance Costs in excess of one hundred percent 100% of all Landlord's Property Maintenance Costs plus any Rent, fees and other charges payable to Landlord under the terms of this Lease.

          (o) PROPERTY OPERATING EXPENSES. The term "Property Operating Expenses" shall mean and include all Real Property Taxes plus all Landlord's Insurance Costs plus all Property Maintenance Costs plus all Landlord's Utilities Costs. If the Building is less than one hundred percent (100%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Property Operating Expenses for such year or applicable portion thereof, employing sound accounting and property management principles, to determine the amount of Property Operating Expenses that would have been paid had the Building been one hundred percent (100%) occupied; and the amount so determined shall be deemed to have been the amount of Property Operating Expenses for such year, or applicable portion thereof.

          (p) [INTENTIONALLY OMITTED.]

          (q) REAL PROPERTY TAXES. The term "Real Property Tax" or "Real Property Taxes" shall each mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of Persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including reasonable attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Lease Commencement Date shall be altered so that in lieu of or in addition to any of the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, (a) the terms "Real Property Tax" or "Real Property Taxes" shall not include estate, inheritance, transfer, gift, franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources, foreign ownership or control, succession, recording, payroll or stamp taxes; (b) for purposes of determining the Real Property Taxes which shall be included in Property Operating Expenses, in no event shall Real Property Taxes for any Expense Year be less than the Real Property Taxes for the Base Year. Any Real Property Taxes that are permitted to be paid in installments over a period of time (without the imposition of interest, penalties or other charge) shall be deemed paid in the maximum number of permitted installments and only the minimum number of installments required in any given year may be included in Property Operating Expenses for any Expense Year; provided, however, that if the prevailing practice in comparable first-class office buildings in the Central Perimeter Market of Atlanta, Georgia is to pay such Real Property Taxes on an earlier basis, and Landlord pays on such earlier basis, such Real Property Taxes shall be included in Property Operating Expenses in the calendar year that the same are paid.

          (r) RENT. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

          (s) SYSTEMS AND EQUIPMENT. The term "Systems and Equipment" shall mean any plant, machinery, chillers, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, mechanical, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building on the Property in whole or in part.

          (t) TRANSFEREE. The term "Transferee" shall mean any assignee of Tenant's interest in this Lease, any sublessee of all or any part of the Premises, any Person possessing a security interest in Tenant's interest in this Lease and/or the Premises, and any other transferee of Tenant's interest in this Lease.

          (u) TENANT PARTY. The term "Tenant Party" shall mean any agent, employee, servant, contractor, subcontractor, licensee, sublessee, successor or assign of Tenant. As to any happening, thing, event or occurrence taking place in the Premises, the term "Tenant Party" shall also include, in addition to the foregoing Persons, any guests, visitors or other invitees of Tenant.

          (v) QUIET ENJOYMENT. So long as Tenant pays all Base Monthly Rent and Additional Rent as and when required under the terms of this Lease and performs all other covenants, conditions and agreements made by Tenant under this Lease as and when required under the terms of this Lease (giving effect to any applicable notice and cure periods, if any, contained in this Lease), Tenant shall, subject to the terms and conditions of this Lease and the rights of any Lender(s), peacefully and quietly have, hold and enjoy the Premises during the Lease Term without disturbance or molestation from Landlord or anyone claiming through or under Landlord.

     13.13 GENERAL WAIVERS. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

     13.14 MISCELLANEOUS. Tenant's covenant to pay Rent hereunder is independent of Landlord's performance of its covenants hereunder, and Tenant hereby expressly waives the benefit of any statute to the contrary. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the payment of Rent and the performance of every other provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. The term "including" shall mean, if the words "without limitation are not already referenced, "including without limitation". If Tenant consists of more than one Person, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required or permitted hereunder, unless a different standard is expressly stated in this Lease to apply, Landlord may withhold and/or condition such consent in Landlord's sole and unfettered discretion without any duty to be reasonable and without being held to any other standard. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain each Tenant Party, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease. For purposes of this Lease, "reasonable efforts" or "commercially reasonable efforts" by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs whatsoever.

     13.15 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     13.16 NO LIGHT, AIR OR VIEW EASEMENT. Any diminution or shutting off of light, air or view by any structure which may be erected on the Common Areas or any other part of the Property, or lands adjacent to the Property, shall in no way affect this Lease or impose any liability on Landlord whatsoever. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     13.17 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Building and/or any other portion of the Property as Landlord in the exercise of its sole business judgment shall determine to best promote its own interests or the interests of the Property. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Property.

     13.18 OFAC REQUIREMENTS. Tenant (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) represents and warrants that it (i) has not been designated as a "specifically designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website (http://www.treas.gov/ofac/t11) or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the Lease Term remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any payment made under the Lease.

     13.19 NO CONSEQUENTIAL OR PUNITIVE DAMAGES. In no event shall Landlord be liable for, and Tenant, on behalf of itself and all other Tenant Parties, hereby waives any claim for, any indirect, consequential or punitive damages, including loss of revenues, profits or business opportunity, arising under or in connection with this Lease including Landlord's breach hereof.

     13.20 RENT. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated Base Monthly Rent, Property Operating Expenses, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(6) of the United States Bankruptcy Code.

     13.21 JURY TRIAL WAIVER. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE, EMERGENCY OR OTHERWISE.

     13.22 REAL ESTATE INVESTMENT TRUST. If the ownership of the Property or Building should is ever in a Real Estate Investment Trust, then Landlord and Tenant agree that Base Monthly Rent and all Additional Rent paid to Landlord under this Lease shall qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the "Code") and the U.S. Department of Treasury Regulations (the "Regulations"). Should the Code or the Regulations, or interpretations of them by the Internal Revenue Service contained in Revenue Rulings, be changed so that any Base Monthly Rent and/or Additional Rent hereunder no longer qualifies as "rent from real property" for the purposes of Section 856(d) of the Code and the Regulations, other than by reason of the application of Section 856(d)(2)(B) or 856(d)(5) of the Code or the Regulations, then Base Monthly Rent and/or all Additional Rent shall be adjusted so that it will qualify (provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent (in economic terms) Base Monthly Rent and Additional Rent as payable prior to the adjustment).

                                   ARTICLE 14
                               CORPORATE AUTHORITY
                          BROKERS AND ENTIRE AGREEMENT

     14.1 CORPORATE AUTHORITY. If Tenant is a corporation, Tenant represents and warrants that it is validly formed and duly authorized and existing and that Tenant has the full right and legal authority to enter into this Lease, and that the Person executing this Lease on behalf of Tenant is duly authorized to do so and to bind Tenant to the terms hereof. If Landlord is a corporation, Landlord represents and warrants that it is validly formed and duly authorized and existing and that Landlord has the full right and legal authority to enter into this Lease, and that the Person executing this Lease on behalf of Landlord is duly authorized to do so and to bind Tenant to the terms hereof.

     14.2 BROKERAGE COMMISSIONS. Tenant represents and warrants that it has not had any dealings with any real estate brokers, leasing agents, finders or salesmen, other than the Brokers (as named in Article 1), with respect to its leasing of the Premises pursuant to this Lease, and that Tenant shall indemnify, defend and hold Landlord harmless from and against any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate brokers, leasing agents, finders, or salesmen to be earned or due and payable by reason of Tenant's agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder's fee by reason of Tenant's leasing the Premises pursuant to this Lease. Landlord represents and warrants that it has not had any dealings with any real estate brokers, leasing agents, finders or salesmen, other than the Brokers (as named in Article 1), with respect to its leasing of the Premises pursuant to this Lease, and that Landlord shall indemnify, defend and hold Tenant harmless from and against any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate brokers, leasing agents, finders, or salesmen to be earned or due and payable by reason of Landlord's agreement or promise (implied or otherwise) to pay (or to have Tenant pay) such a commission or finder's fee by reason of Tenant's leasing the Premises pursuant to this Lease. Landlord shall pay Landlord's Broker a commission in connection with this Lease pursuant to Landlord's separate written agreement with Landlord's Broker. Landlord's Broker shall pay Tenant's Broker a portion of said commission pursuant to Landlord's Broker's separate written agreement with Tenant's Broker. Landlord has no obligation to pay Tenant's Broker any commission, fee or other compensation in connection with this Lease.

     14.3 ENTIRE AGREEMENT; MODIFICATIONS. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties concerning the subject matter hereof, and there are no other agreements, understandings or representations between the parties relating to the lease or occupancy of the Premises by Tenant. No changes, modifications or additions to this Lease shall be effective, or otherwise binding upon the parties, unless in writing and signed by both Landlord and Tenant.

     14.4 LANDLORD'S REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any of its agents has made any representations or warranties, express or implied, respecting the Premises or Property which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents has made any representations or warranties, express or implied, as to (i) whether the Premises may be used for Tenant's intended use under existing Laws, or (ii) the suitability of the Premises for the conduct of Tenant's business or the fitness of the Premises for a particular purpose, or (iii) the exact square footage of the Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or its agents, if any, not contained in this Lease or in any Exhibit attached hereto.

     14.5 LANDLORD EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable Law to the contrary, the liability of Landlord and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord nor any owner, stockholder, director, officer, member or partner of Landlord shall have any personal liability therefor, and

Tenant hereby expressly waives and releases such personal liability on behalf of itself and all Persons claiming by, through or under Tenant. Nothing in this
Section 14.5 shall be deemed to limit Tenant's recourse to any insurance or condemnation proceeds of the Building.

                                   ARTICLE 15
                                OPTION TO EXTEND

     15.1 OPTION TO EXTEND; EXERCISE OF OPTION. So long as Crawford & Company or its Successor Assignee is the Tenant hereunder and occupies the entirety of the Premises, and subject to the conditions set forth in Subsections (a) through (c) below, Tenant shall have the option to extend the initial Lease Term with respect to the entirety of the Premises for three (3) consecutive five (5) year periods immediately following the last day of the initial Lease Term (each, an "Extension Period"), subject to the following conditions:

          (a) The option to extend shall be exercised, if at all, by written notice of exercise given to Landlord by Tenant not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term or the first two (2) Extension Periods, as the case may be. Any purported notice of exercise not complying with this Subsection shall be of no force or effect.

          (b) Anything herein to the contrary notwithstanding, if an Event of Default exists at the time Tenant exercises its option with respect to any Extension Period, such exercise shall be of no force or effect and this Lease shall expire on the last day of the then current Lease Term, it being understood that the option granted Tenant hereunder is conditioned upon an Event of Default existing at the time Tenant exercises or purports to exercise its option with respect to any Extension Period.

          (c) Anything herein to the contrary notwithstanding, if an Event of Default exists on the commencement date of any applicable Extension Period, Tenant's prior exercise shall be of no force or effect, the Extension Period shall not take effect, and this Lease shall expire on the last day of the then current Lease Term, it being understood that the option granted Tenant hereunder is conditioned upon no Event of Default existing on the commencement date of any applicable Extension Period.

          (d) Anything herein to the contrary notwithstanding, Tenant's option with respect to the second and third Extension Periods shall terminate and be of no force or effect if Tenant does not timely exercise its option with respect to the first Extension Period or the first Extension Period is not in effect, and Tenant's option with respect to the third Extension Period shall terminate and be of no force or effect if Tenant does not timely exercise its option with respect to the second Extension Period or the second Extension Period is not in effect.

     15.2 DETERMINATION OF BASE MONTHLY RENT. If the option to extend is exercised in a timely fashion, this Lease shall be extended for the term of the applicable Extension Period upon all of the terms and conditions of this Lease (other than this Article 15), provided that the Base Monthly Rent for the applicable Extension Period shall be the greater of (a) the "Fair Market Rent" for the Premises, increased as set forth in the last sentence of this paragraph, or (b) the amount of Base Monthly Rent in effect as of the last day of the initial Lease Term or immediately preceding Extension Periods, applicable. For purposes hereof, "Fair Market Rent" shall mean the then prevailing market rental rate, as of the date of Tenant's notice, on a per rentable square foot basis, taking into account all relevant factors, including, without limitation, size of space, age, location and quality of building, length of term, method of paying operating costs, services provided, financial quality of the Tenant, and including a determination of the improvement allowances, brokerage commissions or other concessions then being provided as part of a market rate transaction. When the Fair Market Rent has been finally determined pursuant to this Article 15, Tenant shall pay as Base Monthly Rent during the applicable Extension Period the greater of (a) the Fair Market Rent or (b) the amount of Base Monthly Rent in effect as of the last day of the initial Lease Term or immediately preceding Extension Period, as applicable. Fair Market Rent shall include fair market annual increases of Base Monthly Rent at the end of each subsequent 12-month period during each applicable Extension Period.

          (a) Within ten (10) days after receipt of Tenant's notice of exercise, Landlord shall notify Tenant in writing of Landlord's estimate of the Fair Market Rent to be used as Base Monthly Rent for the applicable Extension Period, based on the provisions of Section 15.2 above. If Landlord does not receive written notice from Tenant of Tenant's disagreement with Landlord's determination of the Fair Market Rent within forty-five (45) days after Tenant's receipt of said determination, Tenant shall be deemed to have accepted said determination and such determination shall be binding upon Landlord and Tenant as the Fair Market Rent for the Premises and as the Base Monthly Rent to be paid by Tenant during the applicable Extension Period.

          (b) If Tenant disagrees with Landlord's determination of the Fair Market Rent, then, for a period of thirty (30) days thereafter (the "Conference Period"), Landlord and Tenant shall use their good faith efforts to agree upon a Fair Market Rent, failing which Tenant shall have the right, by written notice given to Landlord within ten (10) days after such Conference Period, to request that Fair Market Rent be determined by appraisal in accordance with the following provisions (an "Appraisal Request"). In such event, the Fair Market Rent shall be determined by impartial appraisers possessing the necessary qualifications described herein, one to be chosen by Landlord and one to be chosen by Tenant (each an "Initial Appraiser") taking into consideration the factors listed in Section 15.2 above. Landlord and Tenant each shall notify the other of its Initial Appraiser within ten (10) days following delivery of the Appraisal Request by Tenant. The cost of each Initial Appraiser shall be paid by the party selecting such Initial Appraiser.

          (c) The Initial Appraisers shall render their written appraisal of the Fair Market Rent for the applicable Extension Period within thirty (30) days following their appointment. If the appraisals by each of the Initial Appraisers are less than five percent (5%) apart (that is, if the higher appraisal is more than 105% of the lower appraisal), then the Fair Market Rent shall be determined by taking the average of the two appraisals. In the event such appraisals are five percent (5%) or more apart, then Tenant shall have the right, exercisable by delivering written notice to Landlord not later than five (5) business days after the Initial Appraisers render their written appraisals, to rescind Tenant's exercise of its extension option, failing which the Initial Appraisers shall promptly select a third appraiser who meets the same criteria as required of the Initial Appraisers (the "Third Appraiser"). The Third Appraiser shall select the appraisal of one of the Initial Appraisers which it considers to be the closest in Fair Market Rent, which appraisal shall be binding upon Landlord and Tenant as the Fair Market Rent of the Premises and as the Base Monthly Rent to be paid by Tenant during the applicable Extension Period. The cost of the Third Appraiser shall be borne equally by Landlord and Tenant.

          (d) Each appraiser selected hereunder shall be MAI certified, independent, have at least five (5) years' experience with commercial properties in the area, be familiar with commercial leases and rents in the Atlanta, Georgia Central Perimeter Market, be experienced in making real estate appraisals.

          (e) Landlord shall have no obligation to make any contribution towards any renovation of the Premises or provide any rent-free or reduced-rent period of occupancy and Tenant shall accept possession of the Premises in their "AS-IS" condition on the commencement date of the applicable Extension Period.

                                   ARTICLE 16
                                SECURITY DEPOSIT

     16.1 SECURITY DEPOSIT (CASH). Tenant shall upon execution hereof deposit with Landlord the sum of Three Million Two Hundred Ninety Four Thousand Seventy Two Dollars ($3,294,072.00) (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions or conditions of this Lease including the payment of Base Monthly Rent, Additional Rent, or any other sum due hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Base Monthly Rent, Additional Rent or other sum due hereunder or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default including any damages or expenses suffered or incurred by reason of Tenant's default. Tenant shall, within five (5) days of Landlord's written demand therefor, deposit with Landlord the full amount of Security Deposit so used or applied by Landlord, in order that Landlord shall have the full Security Deposit on hand at all times prior to the Return Date (as defined below). If on or after the last day of the sixtieth (60th) full calendar month of the Lease Term (the "Return Date") Landlord holds all or any part of the Security Deposit (in cash) and Tenant is not then in default under any of the terms, covenants or conditions of this Lease, then Landlord shall return the Security Deposit (or part thereof) so held by Landlord to Tenant within thirty (30) days following the Return Date. In the event of a sale or other transfer of the Property or any part thereof including the Building or ground or master leasing of the Property or any part thereof including the Building, Landlord shall have the right to transfer the Security Deposit to the transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit and Tenant agrees to look to the new landlord solely for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     16.2 SECURITY DEPOSIT (LETTER OF CREDIT). Notwithstanding Section 16.1 above, instead of depositing cash with Landlord as the Security Deposit Tenant may, at its option, deliver to Landlord, as and for the Security Deposit, a clean, irrevocable, unconditional and negotiable commercial letter of credit (the "Letter of Credit") issued by and drawable upon SunTrust Bank or any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in Atlanta, Georgia (the "Issuing Bank"), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Rating Service, and has combined capital, surplus and undivided profits of not less than $500,000,000. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the full amount of the Security Deposit,
(c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord in excess of $500, and (f) otherwise be in form and content satisfactory to Landlord in its sole discretion. If upon any transfer of the Letter of Credit, any fees or charges in excess of $500 shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the first sixty (60) full calendar months of the Lease Term (and in no event shall the Letter of Credit expire prior to the last day of the sixty first (61st) full calendar month of the Lease Term) unless the Issuing Bank sends a notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of Section 16.1 above until Tenant delivers to Landlord a substitute Letter of Credit in the full amount of the Security Deposit which meets the requirements of this Section
16.2. Tenant shall reimburse Landlord on demand for any attorneys' fees incurred by Landlord in connection with reviewing any renewals, extensions or substitutions of the Letter of Credit, ensuring that the provisions of any renewals, extensions or substitutions of the Letter of Credit comply with the provisions of this Article 16, drawing down upon the proceeds of any Letter of Credit delivered to Landlord hereunder, or ensuring that the cash Security Deposit and/or Letter of Credit is maintained as required under this Lease. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office in the County of Santa Clara, California. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.

     If during Lease Term the Letter of Credit and/or the proceeds of all or part of the Letter of Credit shall become less than the full amount of the Security Deposit (i.e., $3,294,072.00), then and in such event Tenant shall, within five (5) days of Landlord's written demand, deposit with Landlord (in cash or in the form of a replacement Letter of Credit complying with the terms of this Section 16.2) the amount of any cash Security Deposit and/or Letter of Credit theretofore used or applied by Landlord pursuant to the terms hereof in order that Landlord shall have the full Security Deposit (i.e., $3,294,072.00) on hand at all times through the Return Date. If on or after the Return Date Landlord holds the Letter of Credit (or part thereof) and Tenant is not then in default under any of the terms, covenants or conditions of this Lease, then Landlord shall turn over the Letter of Credit (or part thereof) so held by Landlord to Tenant within thirty (30) days following the Return Date.

     Upon a sale or other transfer of the Property or the Building, Landlord shall have the right to transfer the Security Deposit (whether in the form of cash and/or the Letter of Credit) to its transferee. With respect to the Letter of Credit, within ten (10) business days after written notice of such transfer, Tenant, at its sole cost in excess of $500, shall arrange for the transfer of the Letter of Credit to the transferee/new Landlord, as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the transferee/new Landlord. Upon such transfer, Tenant shall look solely to the transferee/new Landlord for the return of the cash Security Deposit and/or Letter of Credit, as the case may be, and the provisions hereof shall apply to every transfer or assignment made of the cash Security Deposit and/or Letter of Credit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit and/or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

     16.3 DRAWS. Landlord agrees not to draw upon the Letter of Credit unless
(a) Landlord has received a Non-Renewal Notice form the Issuing Bank or (b) Tenant has permitted the Letter of Credit to

                        [signatures follow on next page]
lapse without delivery to Landlord of a substitute Letter of Credit in the full amount of the Security Deposit and otherwise meeting the requirements of this
Section 16.2 or (c) Landlord claims an Event of Default by Tenant has occurred under this Lease (after giving such notice of default to Tenant if and as may be required under the terms of this Lease). If there shall occur an Event of Default under this Lease, Landlord may, but without obligation to do so, in addition to any other rights and remedies held by Landlord, draw upon the entire amount of the Letter of Credit and/or utilize any cash Security Deposit for any purpose described in Section 16.1.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Lease Commencement Date first above set forth.

                                        LANDLORD:

                                        HEWLETT-PACKARD COMPANY,
                                        a Delaware corporation


Dated: July 27, 2006                    By:   /s/ T.P. O'Brien
                                            ------------------------------------
                                        Name: Timothy O'Brien
                                              ----------------------------------

                                        Title: R.E. Mgr.
                                              ----------------------------------


                                        TENANT:

                                        CRAWFORD & COMPANY,
                                        a Georgia corporation


Dated: June 22, 2006                    By:  /s/ W.B. Swain
                                            ------------------------------------
                                        Name:  Bruce Swain
                                              ----------------------------------
                                        Title: SVP - Controller and Interim CFO
                                               ---------------------------------


                                        By:  /s/ R.E. Powers III
                                            ------------------------------------
                                        Name:  R. Eric Powers
                                              ----------------------------------
                                        Title: Assistant Corporate Secretary
                                               ---------------------------------

                                   EXHIBIT "A"

                                    SITE PLAN

                                   EXHIBIT "B"

                                   FLOOR PLAN

                                   EXHIBIT "C"

                          FORM OF ESTOPPEL CERTIFICATE

_____________________, 20__
___________________________
___________________________
___________________________
___________________________

Re: _____________________
    ____________, Georgia

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _________, 2006, between Hewlett-Packard Company ("Landlord"), and the undersigned (herein referred to as the "Lease"). A copy of the Lease [and all amendment thereto] is[are] attached hereto as EXHIBIT A. At the request of Landlord in connection with [____________ State reasons for request for estoppel certificate __________], the undersigned hereby certifies to Landlord and to [_____________ State names of other parties requiring certification __________] and each of your respective successors and assigns as follows:

     1. The undersigned is the tenant under the Lease.

     2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in EXHIBIT A.

     3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease, except as may be indicated on EXHIBIT B hereto. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

     4. The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease, except as may be indicated on EXHIBIT B hereto.

     5. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease, except as set forth in EXHIBIT A.

     6. The monthly rent due under the Lease is $_________ and has been paid through ______________, and all additional rent due and payable under the Lease has been paid through ___________________.

     7. The term of the Lease commenced on ________________, and expires on _________________, unless sooner terminated or unless extended pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned's initial occupancy of the demised premises.

     8. The undersigned has deposited the sum of $___________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

     9. There is no free or reduced rent period pending, nor is Tenant entitled to any Landlord's contribution, except as may be expressly set forth in the Lease.

     The above certifications are made to Landlord and [insert reference to lender, purchaser, or other appropriate party] knowing that Landlord and Lender will rely thereon in accepting an assignment of the Lease.

Very truly yours,

-------------------------------------


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   EXHIBIT "D"

                                   WORK LETTER

                               TENANT WORK LETTER

     This Tenant Work Letter ("TENANT WORK LETTER") shall set forth the terms and conditions relating to the construction of the Tenant Improvements in the Premises. All references in this Tenant Work Letter to the "LEASE" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as EXHIBIT "D". Unless otherwise defined herein, all initially capitalized terms used herein shall have the meanings ascribed to them in the Lease. The "Initial Tenant Improvement Work" defined in the Lease shall refer to the Tenant Improvements described hereinbelow.

                                    SECTION 1

                                   ACCEPTANCE

     Except as set forth in the next paragraph, Tenant accepts the Premises in their current "As-Is" condition. Tenant acknowledges and agrees that Landlord has not made any representations, warranties or other assurances, express or implied, regarding the condition of the Premises, the ability of Tenant to construct the Tenant Improvements on the Premises, or the Premises' fitness or suitability for Tenant's intended use. Except as set forth in the next paragraph and except for the Tenant Improvement Allowance set forth below, Landlord shall not be required to make or pay for any alterations, repairs, upgrades or improvements to the Premises.

     If as of the Lease Commencement Date the First Phase Premises, as used, configured and constructed immediately prior to the Lease Commencement Date, do not comply with the Americans with Disabilities Act in the form enacted at the time of the initial construction and installation thereof and as interpreted by the applicable governmental authority with jurisdiction at such time, Landlord shall be responsible for correcting such non-compliance, at no expense to Tenant. If as of the date Landlord tenders possession of the Second Phase Premises the Second Phase Premises, as used, configured and constructed immediately prior to such date, do not comply with the Americans with Disabilities Act in the form enacted at the time of the initial construction and installation thereof and as interpreted by the applicable governmental authority with jurisdiction at such time, Landlord shall be responsible for the costs of correcting such non-compliance, at no expense to Tenant. When Landlord delivers possession of the First Phase Premises to Tenant pursuant to the Lease, Landlord shall, at Landlord's sole expense, cause the same be delivered "broom clean" and free of debris. When Landlord delivers possession of the Second Phase Premises to Tenant pursuant to the Lease, Landlord shall, at Landlord's sole expense, cause the same be delivered "broom clean" and free of debris.

                                    SECTION 2

                               TENANT IMPROVEMENTS

     2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "TENANT IMPROVEMENT ALLOWANCE") in the amount of up to, but not exceeding Thirty One Dollars ($31.00) per rentable square foot of the Premises (i.e., up to Four Million Nine Hundred Twenty-One Thousand Two Hundred Eighty-One and 00/100 Dollars ($4,921,281.00) based on 158,751 rentable square feet of the Premises), for the costs relating to the initial design and construction of Tenant's improvements which are to be affixed to the Premises (the "TENANT IMPROVEMENTS") and certain other costs to be incurred by Tenant in connection with its initial move into and fit-up of the Premises; provided, however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes a request for disbursement pursuant to the terms and conditions of Section 2.2 below prior to that date which is twelve (12) months after the First Phase RCD. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter or otherwise in excess of $3,658,465.00 for the First Phase Tenant Improvements (as defined below) and $1,262,816.00 for the Second Phase Tenant Improvements (as defined below). If the Lease terminates with respect to the Second Phase Premises as provided in Paragraph 2.1(C) of the Lease, then the Tenant Improvement Allowance shall be limited to the First Phase Premises only and therefore reduced to a maximum of $3,658,465.00. No portion of the Tenant Improvement Allowance shall be disbursed for the Second Phase Tenant Improvements unless and until Landlord has tendered and Tenant has accepted the Second Phase Premises. Except as otherwise set forth in Section 2.3 below, Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as defined below). Notwithstanding anything to the contrary herein or in the Lease, Landlord shall have no obligation to grant or disburse the Tenant Improvement Allowance or any part thereof if (i) at the time of Tenant's request for payment (a) an Event of Default under the Lease, or an event which with the passage of time or giving of notice would constitute an Event of Default under the Lease, shall exist or (b) Tenant shall have assigned its interest in the Lease to any party other than a Successor Assignee or sublet all or any part of the Premises, or (ii) the labor and/or materials for which Tenant seeks payment has not yet been performed and incorporated into the Premises. Except for disbursement of the Tenant Improvement Allowance in accordance with the terms and conditions of this Tenant Work Letter, under no circumstances shall Landlord be required to provide Tenant with any funds or allowances with respect to the Tenant Improvements or Premises, and all costs associated with the design, construction, or any other aspect of the Tenant Improvements or Premises in excess of the Tenant Improvement Allowance shall be borne and paid for solely by Tenant without any credit, reimbursement or other compensation from Landlord.

     2.2 Disbursement of the Tenant Improvement Allowance.

               2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in Section 2.3 below, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively, the "TENANT IMPROVEMENT ALLOWANCE ITEMS"):

               2.2.1.1 payment of the fees and charges of the "Design Professionals" (as defined in Section 3.1 below), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings" (as defined in Section 3.1 below);

               2.2.1.2 the payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.1.3 the cost of construction of the Tenant Improvements as reflected in the "Approved Working Drawings" (as defined in Section 3.4 below) including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of all materials, supplies, and equipment incorporated in the Tenant Improvements, the cost of the premiums for all insurance or any bonds which Tenant or its Contractor is required to procure by this Work Letter or which is deemed necessary by Tenant, costs of utilities, trash removal, parking and hoists.

               2.2.1.4 the cost of any changes in the Tenant Improvements when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.1.5 the cost of any changes (if any) to the Construction Drawings or Tenant Improvements required by applicable Laws;

               2.2.1.6 sales and use taxes related to the design and construction of the Tenant Improvements; and

               2.2.1.7 all other direct costs to be expended by Tenant in connection with the construction of the Tenant Improvements.

          2.2.2 Disbursement of Tenant Improvement Allowance. Subject to Section
2.1 above, during the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

               2.2.2.1 Monthly Disbursements. Not more than once each calendar month during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the Contractor (as defined in Section
4.1 below) approved by Tenant, in substantially the form of AIA Document G702 or other commercially reasonable form acceptable to Landlord; (ii) true and complete copies of invoices from all of Tenant's Agents (as defined in Section
4.1.2 below) for labor rendered and/or materials delivered to the Premises evidencing costs (not previously paid from the Tenant Improvement Allowance) for Tenant Improvement Allowance Items at least in the amount requested; (iii) executed conditional mechanic's lien releases from the Contractor and all material subcontractors (i.e., those providing labor, services and/or materials at a charge or for a fee in excess of $5,000) to be paid with the proceeds of such disbursement request in form and substance reasonably satisfactory to Landlord; and (iv) a certificate from the Design Professional (that is a licensed architect) in favor of Landlord certifying that the construction of the Tenant Improvements (through the date of the request for payment) has been completed substantially in accordance with the Approved Working Drawings. Subject to Section 2.1 above and Tenant's compliance with the first (1st) sentence of this Section 2.2.2.1, within thirty (30) days following the date of Tenant's request for payment, Landlord shall deliver a check to Tenant made jointly payable to the Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in the first (1st) sentence of this
Section 2.2.2.1, less any applicable retention and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including any applicable retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Working Drawings or due to any defective or substandard work. Landlord's payment of such amounts shall not constitute Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               2.2.2.2 Retention. Prior to final completion of the First Phase Tenant Improvements and the Second Phase Tenant Improvements, respectively, Landlord's disbursements for Tenant Improvement Allowance Items relating to the applicable Phase shall be subject to a ten percent (10%) retention. Subject to the provisions of this Tenant Work Letter, a check made payable jointly to Tenant and the Contractor for the aggregate amount of such retentions on the applicable Phase of the Premises shall be delivered by Landlord to Tenant within thirty (30) days following final completion of construction of the Tenant Improvements for the applicable Phase, provided that (i) Tenant has delivered to Landlord (A) properly executed mechanics lien releases from the Contractor and all material subcontractors (i.e., those providing labor, services and/or materials at a charge or for a fee in excess of $5,000) involved in the construction of such Phase in form and substance reasonably satisfactory to Landlord, (B) a certificate from the Design Professional (that is a licensed architect) in favor of Landlord certifying that the construction of the Tenant Improvements for the applicable Phase has been completed substantially in accordance with the Approved Working Drawings, and (C) Landlord has received the items described in the last sentence of Section 4.3 below with respect to the applicable Phase, and (D) a request for payment of the Contractor, approved by Tenant, in substantially the form of AIA Document G702 or other commercially reasonable form acceptable to Landlord; and (ii) Landlord has reasonably determined that no work exists which adversely affects (1) the mechanical (including HVAC), electrical, plumbing, life-safety or other systems of the Building, (2) the structure or exterior appearance of the Building, or (3) any other tenant's or occupant's (including Landlord's) use of the premises leased or occupied by it. Tenant's request for payment shall be deemed Tenant's acceptance and approval of work furnished and/or the materials supplied as set forth in Tenant's payment request and in all payment requests previously delivered to Landlord. Notwithstanding the foregoing, if Tenant or the Contractor is in dispute with any subcontractor and is therefore unable to obtain a final waiver of lien from such subcontractor but Tenant has satisfied the other conditions to disbursement hereunder, Tenant nevertheless shall be entitled to obtain disbursement of the retainage amount for the applicable Phase to the extent, if any, that the retainage amount for such Phase exceeds 115% of the amount in dispute. As used herein, the "First Phase Tenant Improvements" shall mean the Tenant Improvements to be constructed and installed by Tenant in the First Phase Premises. As used herein, the "Seccond Phase Tenant Improvements" shall mean the Tenant Improvements to be constructed and installed by Tenant in the Second Phase Premises.

               2.2.2.3 Other Terms. Except as otherwise set forth in Section 2.3 below, Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord's property under the Lease. If there is any dispute regarding the amount to be disbursed to Tenant with respect to the Tenant Improvement Allowance, Landlord shall disburse to Tenant the amount, if any, that is not in dispute and the disputed amount shall be withheld from disbursement pending resolution of such dispute.

          2.2.3 Specifications for Building Standard Components. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises which Specifications have been received by Tenant. The Tenant Improvements shall comply with the Specifications, except to the extent Landlord may otherwise agree in writing.

     2.3 Application by Tenant of Unused Tenant Improvement Allowance. Except as provided in this Section 2.3, Tenant shall not be entitled to the use of (as a credit against Rent or otherwise) any portion of the Tenant Improvement Allowance that is not used in payment of Tenant Improvement Allowance Items. Notwithstanding the foregoing, subject to Tenant's delivery of requests for disbursement accompanied by copies of reasonable supporting documentation evidencing such costs incurred by Tenant, Tenant may utilize up to Five Dollars ($5.00) per rentable square foot of the Tenant Improvement Allowance (i.e. up to Seven Hundred Ninety-Three Thousand Seven Hundred Fifty-Five and 00/100 Dollars ($793,755) of the Tenant Improvement Allowance (the "Move-In and Cabling Allocation") for any or all of the following: (i) Tenant's actual and documented out-of-pocket costs to install telecommunications cabling within the Premises, to the extent such work is approved by Landlord as part of the Approved Working Drawings or pursuant to Article 6 of the Lease or (ii) Tenant's actual and documented out-of-pocket costs to move its personnel, furniture and equipment from Tenant's current offices to the Premises after completion of the First Phase Premises or Second Phase Premises, as applicable. Landlord shall deliver a check to Tenant in the amount of any such costs, subject to the limits hereinabove provided and the remaining available balance of the total Tenant Improvement Allowance, within thirty (30) days following the date of Tenant's request for disbursement and related materials. Notwithstanding the foregoing, Tenant shall not submit any requests for payment for, or be entitled to receive any of the Move In and Cabling Allocation for, any of the above items relating to the Second Phase Premises unless and until Landlord has tendered and Tenant has accepted the Second Phase Premises.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

     3.1 Selection of Design Professionals/Construction Drawings. Tenant shall retain, subject to the prior written approval by Landlord (not to be unreasonably withheld or delayed), as appropriate, a qualified and duly licensed architect/space planner (with appropriate engineering expertise, either in-house or on a subcontracting basis) (in any case, being individually referred to herein as a "Design Professional" and collectively referred to herein as "Design Professionals") to prepare schematic and architectural and engineering plans, drawings and specifications incorporating the level of detail (a) necessary for Tenant to allow subcontractors to bid on the Tenant Improvement work and to obtain all applicable permits for the Tenant Improvements, (b) necessary for the Tenant Improvements to be constructed in compliance with all applicable Laws, and (c) consistent with plans, drawings and specifications used to construct similar tenant improvements in a Class A multi-tenant office buildings in the Central Perimeter Market of Atlanta, Georgia. Landlord agrees that Tenant may use HOK; Gensler, Rule Trammell Joy Rubio; or Hendrick as Tenant's architect in connection with the Tenant Improvements.

The plans and drawings to be prepared by the Design Professionals hereunder shall be known collectively as the "Construction Drawings" and shall include the Final Space Plan, the Final Working Drawings, and the Approved Working Drawings, as described below. All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval as provided below. Further, Tenant shall cause the Construction Drawings to be prepared in compliance with all applicable codes, ordinances and other applicable Laws (including, without limitation, the Americans with Disabilities Act). Tenant and Tenant's Design Professionals shall verify, in the field, the dimensions and condition of the Premises. Landlord's or its agents' review of the Construction Drawings shall be for Landlord's sole internal purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, compliance with Laws, or any other matter. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its agents, and notwithstanding any advice or assistance which may be rendered by Landlord or Landlord's agents, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2 Final Space Plan. Promptly after preparation thereof by the Design Professionals, Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises. The final space plan (the "FINAL SPACE PLAN") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within ten (10) days after Landlord's receipt of the proposed Final Space Plan if, in Landlord's reasonable discretion (except as provided below), the same is unsatisfactory or incomplete in any respect. Any notice of disapproval of the Final Space Plan by Landlord shall include the reasons for Landlord's disapproval and a description of the revisions which would be required in order to obtain Landlord's approval. If Landlord fails to approve or disapprove (in any respect) Tenant's proposed Final Space Plan within said ten (10) day period and thereafter (a) Tenant delivers written notice to Landlord expressly stating in bold-faced capitalized letters that Landlord must either approve or disapprove Tenant's proposed Final Space Plan within five (5) business days following the date Landlord receives such notice and (b) within said five (5) business day period Landlord does not deliver to Tenant written notice of its approval or disapproval (in any respect) of Tenant's proposed Final Space Plan, Landlord shall be deemed to have approved Tenant's proposed Final Space Plan. If Landlord advises Tenant that the proposed Final Space Plan is unsatisfactory or incomplete in any respect, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord. Notwithstanding anything to the contrary herein, Landlord may withhold its approval of any proposed Final Space Plan in Landlord's sole and absolute discretion with respect to any aspect of the proposed Final Space Plan that may affect (a) the structural elements or components of the Building, or (b) any mechanical (including HVAC), electrical, plumbing, life safety, or sprinkler systems in or serving the Premises or any other part of the Building, (c) the exterior of the Building, or (d) the premises of any other tenant or occupant (including Landlord) of the Building.

     3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant, Tenant shall promptly cause the Design Professionals to complete and compile a fully coordinated set of architectural and engineering drawings and specifications, as applicable, for the Premises incorporating the level of detail (a) necessary for Tenant to allow general contractors and subcontractors to bid on the Tenant Improvement work and to obtain all applicable permits for the Tenant Improvements, (b) necessary for the Tenant Improvements to be constructed in compliance with all applicable Laws, and (c) consistent with plans, drawings and specifications used to construct tenant improvements in a Class A multi-tenant office buildings in the Central Perimeter Market of Atlanta, Georgia (collectively, the "FINAL WORKING DRAWINGS"), and shall submit the same to Landlord for Landlord's approval. Landlord shall advise Tenant within ten (10) days after Landlord's receipt of the proposed Final Working Drawings if, in Landlord's reasonable discretion (except as provided below), the same are unsatisfactory or incomplete in any respect. Any notice of disapproval of the Final Working Drawings by Landlord shall include the reasons for Landlord's disapproval and a description of the revisions which would be required in order to obtain Landlord's approval. If Landlord fails to approve or disapprove (in any respect) Tenant's proposed Final Working Drawings within said ten (10) day period and thereafter (a) Tenant delivers written notice to Landlord expressly stating in bold-faced capitalized letters that Landlord must either approve or disapprove Tenant's proposed Final Working Drawings within five (5) business days following the date Landlord receives such notice and (b) within said five (5) business day period Landlord does not deliver written notice to Tenant of its approval or disapproval (in any respect) of Tenant's proposed Final Working Drawings, Landlord shall be deemed to have approved Tenant's proposed Final Working Drawings. If Landlord advises Tenant that the proposed Final Working Drawings are unsatisfactory or incomplete in any respect, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord. Notwithstanding anything to the contrary herein, Landlord may withhold its approval of any proposed Final Working Drawings in Landlord's sole and absolute discretion with respect to any aspect of the proposed Final Working Drawings that is inconsistent with the Final Space Plan or that may affect (a) the structural elements or components of the Building, or (b) any mechanical (including HVAC), electrical, plumbing, life safety, or sprinkler systems in or serving the Premises or any other part of the Building, (c) the exterior of the Building, or
(d) the premises of any other tenant or occupant (including Landlord) of the Building.

     3.4 Approved Working Drawings. Tenant shall not commence any work on the Premises until the Final Working Drawings have been approved by Landlord (the "APPROVED WORKING DRAWINGS"). After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant acknowledges and agrees that Landlord shall not be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall reasonably cooperate with Tenant in executing permit applications and performing other ministerial acts required by Law for Tenant to obtain any such permit or certificate of occupancy, provided that such cooperation is at no cost to Landlord and does not subject Landlord to any obligation or liability. No material changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, except that Landlord may withhold its consent in Landlord's sole and absolute discretion with respect to any change, modification or alteration that is inconsistent with the Final Space Plan or that may affect (a) the structural elements or components of the Building, or
(b) any mechanical (including HVAC), electrical, plumbing, life safety, or sprinkler systems in or serving the Premises or any other part of the Building,
(c) the exterior of the Building, or (d) the premises of any other tenant or occupant (including Landlord) of the Building. Tenant shall promptly provide Landlord with any change, modification or alteration in the Approved Working Drawings that Tenant considers to be immaterial.

     3.5 Notices. Notices given by one party to the other under or pursuant to this Tenant Work Letter shall be given in accordance with Paragraph 13.10 of the Lease and shall be deemed given and received in accordance with Paragraph 13.10 of the Lease.

                                    SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1 Tenant's Selection of Contractor and Tenant's Agents.

          4.1.1 The Contractor. A qualified and duly licensed general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("Contractor") shall be reasonably acceptable to Landlord.

          4.1.2 Tenant's Agents. All contractors (including, without limitation, the Contractor) and subcontractors of or used by Tenant in connection with the Tenant Improvements must be approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided however, that Tenant may use any of the subcontractors listed on Schedule 1 hereto. In any event, all subcontractors proposed by Tenant must be reasonably experienced in performance of comparable subtrade work in tenant improvement projects in comparable buildings in Atlanta, Georgia. Tenant's employees, agents, contractors (including, without limitation, the Contractor), subcontractors, materialmen, laborers, vendors and suppliers, and the subcontractors, materialmen, laborers, vendors and suppliers of the Contractor and its subcontractors, are collectively referred to herein as "Tenant's Agents".

          4.1.3 No Duty. Landlord neither undertakes, nor assumes any duty to Tenant or anyone else, to select, review, inspect, supervise, or inform Tenant or anyone else of the quality, adequacy or suitability of any architects, contractors, subcontractors, or materialmen (including, without limitation, Tenant's Agents) employed or utilized in connection with the design, construction, installation or any other aspect of the Tenant Improvements. Tenant acknowledges that it shall rely entirely upon its own investigation, evaluation, supervision and inspection in determining each and all of the foregoing.

     4.2 Construction of Tenant Improvements by Tenant's Agents.

          4.2.1 Construction Contract; Construction Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "CONTRACT"), Tenant shall submit a true and complete copy of the Contract to Landlord. Prior to commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a copy of Tenant's project budget for the Tenant Improvements (the "CONSTRUCTION BUDGET"), containing the costs projected to be incurred to complete the design, construction and installation of the Tenant Improvements, or the costs which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.7 above, in connection with the design, construction and installation of the Tenant Improvements.

          4.2.2 Tenant's Agents.

               4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant shall ensure that: (i) the Tenant Improvements are constructed in strict accordance with the Approved Working Drawings and applicable Laws; (ii) Tenant and Tenant's Agents do not materially interfere with, obstruct, or delay, in Landlord's judgment, any work being performed in the Building or on the Property; (iii) [intentionally omitted]; (iv) dust, noise and all other effects of the activities and work being performed by Tenant or Tenant's Agents in the Premises shall be controlled using the best accepted methods to control such adverse effects in occupied multi-tenant buildings; (v) only new and first class materials are used or incorporated in the Tenant Improvements; (vi) Tenant's Agents do not post any signs in the Building or on the Property without Landlord's prior written consent (and Landlord shall have sole discretion as to the posting, size and location of any such signs); and
(vii) any damage to the Premises, Building or Property caused by Tenant or any of Tenant's Agents is promptly repaired, replaced and restored, as applicable. Tenant shall abide by all rules and regulations made by Landlord in its reasonable judgment with respect to the use of loading docks, freight and service elevators, storage of materials, staging, parking, loading and unloading, and/or the coordination of work with the contractors and subcontractors of other tenants or of Landlord. In the construction and installation of the Tenant Improvements, and at all times while in the Building, Tenant and Tenant's Agents shall comply with all applicable Laws (including, without limitation, the Occupational Safety and Health Act (OSHA) and all other applicable safety regulations), and they shall make adequate provision for the safety and convenience of all persons affected by their activities and work. Any delays in the completion of the Tenant Improvements and/or Tenant's lawful use or occupancy of the Premises shall be at the sole risk and expense of Tenant, and shall in no event delay or extend the applicable Rent Commencement Date, unless such delay is due to (a) Landlord's failure to respond to any item submitted to Landlord by Tenant for Landlord's approval or consent as required under this Tenant Work Letter within the time frame specified in this Tenant Work Letter for Landlord to deliver its response, or (b) the willful misconduct of Landlord, in which case the Rent Commencement Date for the affected Phase of the Premises shall be extended by one (1) day for each day that Tenant is actually delayed beyond the end of the Projected Construction Period (as defined below) in the completion of the Tenant Improvements for such Phase as a result of any such cause. As used herein, the "Projected Construction Period" for the First Phase Premises is the period of time (commencing on the date the Contractor has obtained a building permit for the First Phase Tenant Improvements and actually commences construction thereof) that the Contractor can reasonably be expected to complete (including all punch-list items) the First Phase Tenant Improvements in accordance with the Contract taking into account changes in the work and Force Majeure delays that occur. As used herein, the "Projected Construction Period" for the Second Phase Premises is the period of time (commencing on the date Tenant's Contractor has obtained a building permit for the Second Phase Tenant Improvements and actually commences construction thereof) that the Contractor can reasonably be expected to complete (including all punch list items) the Second Phase Tenant Improvements in accordance with the Contract taking into account changes in the work and Force Majeure delays that occur. Under no circumstances shall the Projected Construction Period for the First Phase Premises be deemed to conclude before the ninetieth (90th) day following the date Landlord tenders possession of the First Phase Premises to Tenant. Under no circumstances shall the Projected Construction Period for the Second Phase Premises be deemed to conclude before the ninetieth (90th) day following the date Landlord tenders possession of the Second Phase Premises to Tenant.

               4.2.2.2 Indemnity. Without limiting the scope or generality of Tenant's indemnities of Landlord as set forth in the Lease, said indemnities shall also apply with respect to any and all Adverse Consequences suffered or incurred by Landlord (a) to the extent caused by any act or omission of Tenant or any of Tenant's Agents, or anyone directly or indirectly employed by any of them, or Tenant's non-payment of any amount due from Tenant in connection with the design or construction of the Tenant Improvements, or (b) arising out of the performance by Landlord of any ministerial acts as may be performed by Landlord to permit Tenant to complete the Tenant Improvements or to enable Tenant to obtain any building permit or certificate of occupancy with respect to the Tenant Improvements or Premises. The provisions of this Section 4.2.2.2 shall survive the expiration or sooner termination of the Lease.

               4.2.2.2 Requirements of Tenant's Agents. The Contractor and each subcontractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one
(1) year from the date of completion thereof. The Contractor and each subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such Contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, Building and/or Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or applicable subcontract, as the case may be, and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               4.2.2.3 Insurance Requirements.

                    4.2.2.3.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees in form and with coverage limits as required by Law. Tenant's Contractor shall also carry commercial general liability insurance, including property damage, in form and with companies as are required to be carried by Tenant under the Lease. All other Tenant's Agents shall also carry commercial general liability insurance, including property damage, with commercially reasonable limits.

                    4.2.2.3.2 Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord (but in no event less than the estimated cost of the Tenant Improvements), covering the construction of the Tenant Improvements, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                    4.2.2.3.3 General Terms. Certificates for all insurance required to be carried pursuant to this Section 4.2.2.3 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the Property. All such policies of insurance must contain a provision that the company writing said policy will give Landlord at least thirty (30) days prior written notice of any cancellation or lapse of the effective date or reduction in coverage. If the Tenant Improvements are damaged by any cause during the course of construction thereof, Tenant shall, at its sole expense, diligently repair and restore the Tenant Improvements whether or not there exist insurance proceeds to fund such work. All policies required to be carried under this Section 4.2.2.3 (except for "Builder's All Risk" insurance) shall name as additional insureds Landlord, its property manager (if any), all Lenders, and any other party reasonably requested by Landlord. All insurance (except workers' compensation) maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

          4.2.3 Construction Standards; Permits, Certificates and Bonds. Tenant shall cause the Tenant Improvements and Tenant's trade fixtures and utility installations to be constructed and installed diligently and in a good and workmanlike manner and in compliance with all codes, ordinances and other applicable Laws (including, without limitation, the Americans with Disabilities
Act), the requirements of Landlord's insurance carriers or rating organizations, and the specifications of all applicable building materials manufacturers. (And, in those instances where several different standards are applicable, the strictest standard shall apply, unless otherwise agreed to in writing by Landlord.) Tenant shall obtain, at its sole expense, all permits, certificates, licenses, and approvals necessary to lawfully construct and install the Tenant Improvements and Tenant's trade fixtures and utility installations in the Premises, and Tenant shall furnish Landlord with copies of all such permits, certificates, licenses, and approvals prior to the commencement of any construction or other work on the Premises.

          4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements and/or Premises at all reasonable times upon reasonable advance notice to Tenant, provided however, that Landlord's failure to inspect the Tenant Improvements and/or Premises shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements or any part thereof constitute Landlord's approval of the same; provided, however, that Landlord's right to inspect shall not include the right to open walls or perform other deconstruction of improvements or equipment already in place unless Landlord agrees to do so at its sole expense. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord; provided however, if such defect or deviation might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or Landlord's use of those portions of the Building being occupied by Landlord, Landlord may (but shall not be required to) take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect or deviation including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect or deviation is corrected to Landlord's reasonable satisfaction. Tenant shall reimburse Landlord within fifteen (15) days after receipt of Landlord's invoice or statement, as Additional Rent under the Lease, for any costs incurred by Landlord to correct any such defect or deviation. Failure by Landlord to review or inspect the Tenant Improvements or any part thereof shall not constitute a waiver of any of Landlord's rights under this Tenant Work Letter or the Lease. Review or inspection not followed by notice of default shall not constitute a waiver of any default or breach then existing.

          Tenant acknowledges and agrees that any review or inspection of the Tenant Improvements, Premises, or any part thereof that is undertaken by or on behalf of Landlord or its agents is entirely for Landlord's own internal purposes and is not for the purpose of determining for, or informing Tenant or anyone else of, the quality, suitability, compliance with the Approved Plans, or compliance with applicable Laws, of any construction, work, or materials incorporated in or associated with the Tenant Improvements or the Premises. Tenant acknowledges that it shall rely entirely upon its own investigation, evaluation, supervision and inspection in determining each and all of the foregoing.

          Tenant further acknowledges and agrees that Landlord owes no duty of care to protect Tenant, Tenant's Contractor, any other Tenant's Agent, or anyone else against any negligent, faulty, inadequate or defective work, construction or materials associated with the Tenant Improvements or Tenant's trade fixtures or utility installations or any other alterations, fixtures or installations made by or on behalf of Tenant, or for any loss or damage of any kind to person or property associated with the Tenant Improvements or Tenant's trade fixtures or utility installations or any other alterations, fixtures or installations made by or on behalf of Tenant.

          4.2.5 Meetings. Commencing on the start of construction, Tenant shall hold regular, periodic meetings at reasonable times with the Design Professionals and Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at the Premises or such other location mutually approved by Landlord and Tenant, and Landlord and/or its agents or other representatives shall have the right to attend all such meetings. Tenant shall provide Landlord's Representative (defined below) with reasonable prior written notice of all such meetings. One such meeting each month shall include the review of Contractor's current request for payment.

     4.3 Notice of Completion; Copy of "As Built" Drawings. Within ten (10) days after completion of construction of the Tenant Improvements for each Phase of the Premises, Tenant shall cause a notice of completion, or such similar document as may be authorized under applicable Law, to be recorded in the office of the Recorder of the County in which the Building is located in accordance with applicable Law in the State of Georgia and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. Within sixty (60) days following completion of construction of the Tenant Improvements for each Phase of the Premises, (i) Tenant shall cause the Design Professionals and Contractor (A) to update the Approved Working Drawings for such Phase as necessary to reflect all changes made to such Approved Working Drawings during the course of construction so that they qualify as as-built drawings, (B) to certify to their actual knowledge that the "record-set" of such as-built drawings for such Phase is true and correct,
(C) to deliver to Landlord two (2) sets of sepias of such as-built drawings, and
(D) to deliver to Landlord a computer disk containing such as-built drawings in AutoCAD format, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information in Tenant's or any Tenant's Agent's possession relating to such Tenant Improvements or any part thereof.

     4.4 Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase or major trade relating to the construction of the Tenant Improvements.

                                    SECTION 5

                                  MISCELLANEOUS

     5.1 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

     5.2 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if at any time before completion of the Tenant Improvements Tenant defaults in the performance of any of its obligations under this Tenant Work Letter or an Event of Default occurs under the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the completion of the Tenant Improvements caused by such work stoppage), and (ii) all obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease (in which case, Tenant shall be responsible for any delay in the completion of the Premises caused by such inaction by Landlord). In addition, if the Lease is terminated prior to the Rent Commencement Date as a result of an Event of Default under the Lease or Tenant's default under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days of receipt of a statement therefor, any and all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

     5.3 Minimization of Interference. All work performed by or on behalf of Tenant, Tenant's Contractor, or any other Tenant's Agent shall be performed so as to cause a minimum of interference with the tenants, occupants or users of the Building (including without limitation, Landlord) and the owners, tenants, occupants, or users of any neighboring properties. Tenant shall take all precautionary steps reasonably necessary to protect its property, equipment and facilities and the property, equipment and facilities of others affected by any of the work or activities to be performed by or on behalf of Tenant or Tenant's Agents under this Tenant Work Letter and shall make reasonably adequate provision for the safety and convenience of the tenants, occupants or users of the Building (including without limitation, Landlord) and the owners, tenants, occupants, or users of any neighboring properties. Landlord shall designate one entrance into the Building and one elevator that may be used by Tenant, Tenant's Contractor and any other Tenant's Agents for access to the Premises during the construction of the Tenant Improvements hereunder, and until the completion of the Tenant Improvements as herein set forth neither Tenant, Tenant's Contractor nor any other Tenant's Agent shall (a) use any other entrance into the Building or any other elevator; (b) display identification or other signage anywhere in or on the Building or otherwise on the Property; (c) use any cafeteria located in the Building; (d) store for any period of time any equipment, materials, tools or supplies anywhere other than within the Premises; or (e) park or load or unload vehicles anywhere in the parking structure serving the Building (the "Parking Structure") or at any other location within the Property, except such parking area or areas in the Parking Structure designated in writing by Landlord. Tenant shall not store (or permit any of Tenant's Agents to store) in the Premises any equipment, materials, tools or supplies unless (i) such storage complies with all applicable Law (including, without limitation, OSHA), the Private Restrictions, the requirements of Landlord's insurers, the rules and regulations prescribed by Landlord, and the load limits for the floor on which the storage occurs, and (ii) the equipment, materials, tools or supplies are not toxic, combustible, flammable or otherwise dangerous and do not create a fire or other hazard.

                     [Signatures to follow on the next page]

LANDLORD:                               HEWLETT-PACKARD COMPANY, a Delaware
                                        corporation


                                        By:  /s/ T.P. O'Brien
                                            ------------------------------------
                                        Print Name: Timothy O'Brien
                                                    ----------------------------
                                        Its:  R.E. Mgr.
                                             -----------------------------------
                                        Date: 7/27/06
                                              ----------------------------------


TENANT:                                 CRAWFORD & COMPANY, a Georgia
                                        corporation


                                        By:  /s/ W.B. Swain
                                            ------------------------------------
                                        Print Name: Bruce Swain
                                                    ----------------------------
                                        Its: SVP - Controller and Interim CFO
                                             -----------------------------------
                                        Date: 6/22/06
                                              ----------------------------------


                                        By:  /s/ R.E. Powers III
                                            ------------------------------------
                                        Print Name: R. Eric Powers III
                                                    ----------------------------
                                        Its: Assistant Corporate Secretary
                                             -----------------------------------
                                        Date: 6/22/06
                                              ----------------------------------

                                   Schedule 1

Mechanical/HVAC
McKenney's Mechanical Contractors & Engineers
1056 Moreland Industrial Blvd. SE
Atlanta, GA 30316-3296
Attn: Steve Smith (404)624-8705

Johnson Controls Inc.
20555 State Highway 249
Houston, TX 77070
Attn: Larkin Haney (770)343-2885

HVAC Controls
Siemens Building Technologies, Inc.
1745 Corporate Drive
Suite 240
Norcross, GA 30093-2928
Attn: Mike Knight (770)935-2001 x 2113

Electrical
Inglett & Stubbs Inc.
5200 Riverview Road
Mableton, GA 30126
Attn: Roy McPherson (404)817-2327

Fire Sprinkler
Simplex-Grinnell Fire Protection
2192 East View Parkway
Suite 100
Conyers, GA 30013
Attn: Mike Planovsky (770)860-4943

Fire Alarm
Edwards Systems Technology
2245 Perimeter Park Drive
Atlanta, GA 30341
Attn: Scott Dexter (678)547-9446 x12

Phone & Data Communications
Black Box Network Services
2707 Main Street
Duluth, GA 30096
Attn: Tim Schuett (678)475-5528

Raised Floor
George F. Richardson, Inc.
1244 Collier Road NW
Atlanta, GA 30318
Attn: Don Belling (770)717-6020

Carpet
Re: Source Georgia
3137 Chesnut Drive
Atlanta, GA 30340-3207
Attn: Hugh Bell (770)452-7575 x7111

Carnes Contract Floors
5238 Royal Woods Plwy.
Suite 160
Tucker, GA 30084
Attn: Deb Freeman (770)934-0083

Security & Access Control
Operational Security Systems
1231-D Collier Rd. NW
Atlanta, GA 30318-2313
Attn: Richard Lee (404)352-0025

Keys & Locks
Metro Lock Service
3715 Northcrest Rd.
Suite 1 Atlanta, GA 30362
Attn: Breck Camp (770)455-6242

                                   EXHIBIT "E"

                                 PARKING LICENSE

     THIS PARKING LICENSE (this "License Agreement") is made this _____ day of ____________, 2006 in Atlanta, Georgia.

BETWEEN:                  Hewlett-Packard Company
                          (hereinafter called the "Licensor")

                                                             OF THE FIRST PART,

-- and --                 Crawford & Company
                          (hereinafter called "Licensee")

                                                             OF THE SECOND PART.

     WHEREAS by lease (the "Lease") dated _________, 2006, Licensee leased from Licensor certain premises on the 2nd, 3rd, 5th, 6th, 7th, 9th and 10th floors in the building located at 20 Perimeter Summit Boulevard, N.E., Atlanta, Georgia (the "Building") and in connection therewith wishes to park automobile(s) in the parking structure serving the Building (the "Parking Structure");

     NOW THEREFORE, in consideration of TEN ($10.00) DOLLARS now paid by Licensee to Licensor, the parties hereto agree as follows:

1. Licensor hereby grants to Licensee the right to use four (4) parking passes per 1,000 rentable square feet within the Premises, twenty (20) of which shall be reserved parking passes (with eight (8) of the reserved parking passes to be used exclusively for Licensee's fleet parking) and the remainder of which shall be unreserved parking passes, for a term commencing on the date Licensor tenders possession of the First Phase Premises to Licensee pursuant to the Lease and ending on the Lease Expiration Date; provided, however if the Lease is terminated with respect to the Second Phase Premises pursuant to Section 2.1(C) of the Lease, Licensee shall only have the right to use four (4) parking passes per 1,000 rentable square feet within the First Phase Premises, its right to use parking passes in excess of that ratio shall immediately terminate, and Licensee shall immediately return all parking passes corresponding to the rentable square footage of the Second Phase Premises. The parking passes issued to Licensee under this paragraph pertain to unreserved and reserved parking spaces located in the Parking Structure as such spaces are designated by Licensor from time to time; provided, however, that Licensor will initially locate the reserved parking spaces (associated with the reserved parking passes granted to Licensee above) in the locations designated on Schedule 1 to this License. The reserved parking spaces will be designated by signage or other indicators.

     In addition to the above grant, Licensor hereby grants to Licensee the right to use one hundred (100) additional unreserved parking passes until such time as Licensor shall elect, in its sole and absolute discretion upon not less than thirty (30) days prior written notice to Licensee, to revoke such license. In consideration of such revocable license and as a condition thereto, Licensee shall pay Licensor $66.66 per day for each day such license remains in effect, which charge shall be paid to Licensor in advance, without offset or demand, in monthly installments of $2,000, on the first (1st) day of each calendar month during the period such license remains in effect. Licensee's obligation to pay said parking charge shall be appropriately prorated at the commencement and termination of the license granted in this paragraph. The parking charge shall be considered Additional Rent under the Lease and the failure by Licensee to pay such parking charge as and when required above shall give Licensor the same rights and remedies as are available to Licensor under the Lease for Licensee's failure to pay Additional Rent when due. The parking passes issued to Licensee under this paragraph pertain to unreserved parking spaces located in the Parking Structure as such spaces are designated by Licensor from time to time.

     Licensee's right to use the parking passes is conditioned upon Licensee abiding by all reasonable rules and regulations which are prescribed by Licensor from time to time for the orderly operation and use of the Parking Structure (the "Parking Rules"), and Licensee shall cooperate with Licensor in seeing that Licensee's employees, contractors and visitors also comply with such rules and regulations. In the event of a conflict between the Parking Rules, this License or the Lease, such conflicts shall be resolved as follows: this License shall govern over the Parking Rules, and the Lease shall govern over this License and the Parking Rules.

2. The license granted to Licensee in first paragraph of Section 1 of this License Agreement shall terminate automatically and without notice upon the expiration or sooner termination of the Lease, but otherwise may not be revoked by Licensor. The license granted to Licensee in the second paragraph of Section 1 of this License Agreement is fully revocable by Licensor in its sole abd absolute discretion and shall terminate on the thirtieth (30th) day after Licensor's delivery of written notice to Licensee of Licensor's election to revoke such license.

3. Licensor may assign any parking spaces, make all or a portion of such spaces reserved, and/or institute an attendant assisted tandem parking program and/or valet parking program if Licensor determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Licensor specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Structure (including, but not limited to, the location of Licensee's parking passes); provided that the location of Licensee's reserved spaces shall be in a comparably convenient and accessible location as their initial location and, subject to the other provisions of this License Agreement, Licensor agrees not to voluntarily reduce the number of parking passes issued to Licensee under this License Agreement below a ratio of four (4) per 1,000 rentable square feet of the Premises leased by Licensee pursuant to the Lease except as may be required by Law or in the event of any casualty, condemnation or Force Majeure event that results in the loss of parking area within the Parking Structure. Furthermore, Licensee acknowledges and agrees that Licensor, from time to time, may, without incurring any liability to Licensee and without any abatement of Rent under this Lease, temporarily close-off or restrict access to the Parking Structure, or temporarily relocate Licensee's parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Building, for purposes of permitting or facilitating renovation, alteration, construction or other modification of the Parking Structure or any other improvements or structures located on the Property. Licensor may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Licensor. The parking passes provided to Licensee pursuant to this License Agreement are provided solely for use by the personnel of Licensee or of any Permitted Assignee, and such passes may not be transferred, assigned, sublicensed, or otherwise alienated by Licensee without Licensor's prior written approval, which may be withheld by Licensor in its sole and absolute discretion. As used herein, a "Permitted Assignee" shall mean an assignee of Licensee's interest in the Lease pursuant to an assignment complying with the terms of
     Article 7 of the Lease.

4. Neither Licensor nor any Licensor Party shall be liable for any loss, harm, injury or damage caused to Persons (including, without limitation, Licensee's agents, employees, licensees, visitors and other invitees) using the Parking Structure or to automobiles or their contents or any other property thereon, except to the extent caused solely by Licensor's sole, active gross negligence or willful misconduct, and Licensee agrees that, except as set forth immediately above, such Persons, vehicles, contents and property shall be in the Parking Structure at the sole risk of Licensee and such Persons.

5. Licensee shall not assign (except to a Permitted Assignee), sublicense or otherwise transfer any of the parking rights licensed to Licensee hereunder without the prior consent in writing of Licensor, which consent may be withheld by Licensor in its sole and absolute discretion.

6. It is acknowledged that any parking passes, card or keys (if any) provided to Licensee pursuant to this License Agreement are the property of Licensor and, in the case of the passes issued pursuant to the first paragraph of
     Section 1 of this License Agreement, shall be returned to Licensor upon the expiration or sooner termination of this License Agreement, and in the case of the passes issued pursuant to the second paragraph of Section 1 of this License Agreement shall be returned to Licensor upon the revocation of the license granted in said paragraph. Inoperative passes, cards or keys will be replaced at no charge, but lost cards or keys will be replaced at a commercially reasonable cost established by Licensor from time to time.

7. Nothing in this License Agreement shall relieve Licensee from any of its obligations under the Lease. In the event of any conflict between any term or provision of this License Agreement and any term or provision of the Lease, the term or provision of the Lease shall govern and prevail.

Unless otherwise expressly defined in this License Agreement, all initially capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     IN WITNESS WHEREOF the parties hereto have executed this License Agreement on the day and year first set forth above.

LICENSEE                                LICENSOR

CRAWFORD & COMPANY, a Georgia           HEWLETT-PACKARD COMPANY, a Delaware
corporation                             corporation


By:  /s/ W.B. Swain                         By: /s/ T.P. O'Brien
    ---------------------------------          ---------------------------------
Name: Bruce Swain                           Name: Timothy O'Brien
      -------------------------------              -----------------------------
Title: SVP-Controller and Interim CFO       Title: R.E. Mgr.
       ------------------------------              -----------------------------

                                   EXHIBIT "F"

                              RULES AND REGULATIONS

     1. The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by Tenant or any agent, employee, servants, contractor, subcontractor, guest, visitor, licensee, invitee, sublessee, successor or assign of Tenant (each a "Tenant Party"; collectively, "Tenant Parties") or used for any other purpose than for ingress and egress to and from the Premises. Tenant will not place, or permit any Tenant Party to place, in the Building corridors or public stairways any waste paper, dust, garbage, trash, refuse or other thing.

     2. Tenant shall not use, or permit any Tenant Party to use, the washroom plumbing fixtures and other water apparatus for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting by misuse by Tenant or any Tenant Party shall be borne by Tenant.

     3. Tenant shall permit window cleaners to clean, during Normal Business
Hours: (a) the exterior surfaces of the windows of the Premises, and (b) subject to the provisions of Section 4.9 of the Lease, the interior surfaces of the windows of the Premises.

     4. No birds or animals (other than seeing eye-dogs) shall be kept in or about the Property by Tenant nor shall Tenant operate or permit to be operated any musical or sound-producing instruments or device or make (or, inside the Premises only, permit to be made) any noise inside or outside the Premises which may be heard outside the Premises, except as permitted under Section 4.3 of the Lease.

     5. Tenant shall not permit the use of the Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

     6. All persons entering and leaving the Building at any time other than during Normal Business Hours shall register in the books which may be kept by Licensor at or near the night entrance and Landlord will have the right to prevent any Person from entering the Building or the Property unless provided with a key or access card to the premises to which such Person seeks entrance and a pass in a form to be approved by Landlord. Any persons found in the Building at such times without such keys and passes will be subject to the surveillance of the employees and agents of Landlord.

     7. Tenant shall not keep or permit to be kept any dangerous or explosive materials in the Premises.

     8. No space heating devices of any kind shall be kept or used in the Premises.

     9. Tenant shall not cook in the Premises except for the use of coffee makers and food warmed up in microwaves for consumption by employees or guests of Tenant, and Tenant shall ensure that odors do not emanate from the Premises. Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Premises without the prior written approval of Landlord except for vending machines provided by Tenant for the use of its employees.

     10. Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first coordinating the same with Landlord. All damage done to the Building by Tenant's moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the sole expense of Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by Landlord and the persons employed to move the same in and out of the Building must be reasonably acceptable to Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators (if installed in the Building) except during hours approved by Landlord.

     11. Tenant shall give Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building of which Tenant obtains actual knowledge.

     12. The parking of automobiles shall be subject to the reasonable regulations of Landlord, which regulations shall be delivered to Tenant in writing. Landlord shall not be responsible for damage to or theft of any car, its accessories or contents unless caused by the sole, affirmative gross negligence or willful misconduct of Landlord.

     13. Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Premises or Building, except for the installation of decorative wall hangings in the Premises and except for alterations to the Premises permitted under the terms of Tenant's Lease and installed in accordance with the terms of Tenant's Lease.

     14. Except with the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed with respect to "touch-up cleaning" undertaken by Tenant during Normal Business Hours only), Tenant shall not use or engage any Person or Persons other than the janitor or janitorial contractor of Landlord for the purpose of any regular cleaning of the Premises; provided that the foregoing shall not result in any reduction of Property Operating Expenses payable by Tenant under the Lease.

     15. If Tenant desires any electrical or communications wiring, Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced (provided, however, that such direction shall be commercially reasonable), and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of Landlord.

     16. Subject to the provisions of Section 6.1 of the Lease, Tenant shall not place or cause to be placed any additional locks upon any doors of the Premises without the approval of Landlord and subject to any commercially reasonable conditions imposed by Landlord. Landlord shall not unreasonably withhold its approval of such additional locks, provided that Tenant shall provide Landlord with duplicate keys to any such additional lock installed by Tenant after Landlord has granted its approval. Additional keys may be obtained from Landlord at the cost of Tenant.

     17. Tenant shall be entitled to have its name shown upon a directory board in the Building as provided in the Lease,

     18. Tenant shall keep window coverings (if any) in a partially closed or closed position as necessary for reasonable temperature control. Tenant shall not unreasonably interfere with or obstruct any perimeter heating, air-conditioning or ventilating units.

     19. Tenant shall not conduct (or permit any Tenant Party) any canvassing in the Building.

     20. Tenant shall take reasonable care of the rugs and drapes (if any) in the Premises and shall arrange for the carrying-out of regular spot cleaning and shampooing of carpets and dry cleaning of drapes (which are visible from the exterior of the Premises) in a manner reasonably acceptable to Landlord.

     21. Landlord may periodically close lanes, driveways and passages for the purpose of preserving Landlord's rights over such lanes, driveways and passages. To the extent reasonably practicable under the circumstances and permitted by Law and the Private Restrictions, Landlord will implement such closures at such times as Landlord believes will minimize the amount of interference with Tenant's access to the Building.

     22. Subject to any signage rights that may exist under Tenant's Lease, Tenant shall not place any sign, advertisement, notice or other display on any part of the exterior of the Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Premises without the prior written consent of Landlord, which consent may be arbitrarily withheld by Landlord. Subject to any signage rights that may exist under Tenant's Lease, Tenant, upon request of Landlord, shall promptly remove any sign, advertisement, notice or other display which Tenant has placed or permitted to be placed which, in the reasonable opinion of Landlord, is objectionable, and if Tenant shall fail to do so, Landlord may remove the same at the expense of Tenant.

     23. Landlord shall have the right to make such other and further reasonable rules and regulations and to modify the same as in its judgment may from time to time be needful for the safety, care, cleanliness and appearance of the Premises or Property and for the preservation of good order therein, and the same shall be kept and observed by Tenant and each Tenant Party. Landlord also has the right to suspend or cancel any or all of the rules and regulations herein set out or hereafter established. In the event of a conflict between the terms and conditions of the rules and regulations (including without limitation any subsequent modifications thereto) and the terms of the Lease, the terms of the Lease shall govern.

                                   EXHIBIT "G"

                            JANITORIAL SPECIFICATIONS

I. OFFICES AND CORRIDORS - (Includes private offices, general office space, conference rooms and kitchen areas)

     A. DAILY SERVICES - Five (5) nights each week, between 5:30 p.m. and before 8:00 a.m. of the following day, except no cleaning on Holidays. On the last day of the week, the work will be done after 5:30 p.m. Friday, but before 8:00 a.m. Monday, except no cleaning on Holidays.

          1. Empty and clean wastebaskets, ash trays and other receptacles and return to original location. Wastepaper and trash from offices shall be bagged and compacted on premises. Trash bags will be removed from offices inside a maid cart to help prevent carpet staining. Spots on carpet resulting from broken trash bags will be cleaned by cleaning contractor. Wastebaskets are cleaned and new liners are put in when noticeably dirty.

          2. Sweep all hard surface (wood, resilient tile, etc.) floors with specially treated cloths to insure dust-free floors. Spot mop all tile flooring with special attention to spills, stains and scuff marks.

          3. Vacuum all carpeted common areas nightly and other areas as needed when noticeably dirty.

          4. Dust and wipe clean all furniture (including modular, tops and caps), fixtures, desk equipment, displays, sconce and wall lights, baseboards, chair rails, doors, window sills, railings, picture frames (frames only, not paintings) and all other surfaces within reach that are not considered high dusting. Occupied desk areas are not dusted. Telephones are only cleaned in common use areas.

          5. Spot clean walls, doors, door frames, wood panels, light switches and surround areas, glass partitions and doors, fabric wall partitions and any other surface with reach.

          6. Damp wipe microwaves, refrigerators, tables, countertops and similar surfaces in office kitchen areas. It will be the Tenant's responsibility to clean, dispose of, or store plates, eating utensils, soft drink containers, etc.

          7. Wash and wipe drinking fountains, wash basins, and sinks.

          8. Clean all glass furniture tops and glass walls and panels. Polish as needed.

          9. Mop vinyl tile floors.

     B. WEEKLY - One (1) night each week, Sunday through Thursday

          1. Vacuum upholstered furniture using proper attachments.

          2. Vacuum chair tops as needed.

          3. Edge vacuum carpet in heavily traveled areas.

     C. MONTHLY - One (1) time each month

          1. Dust blinds to prevent accumulation of dust.

          2. High dust all areas not reached in daily dusting, including by not limited to wall hangings, vertical surfaces (walls, partitions, louvers), lighting fixtures, exit lights, window and door frames and ceiling vents.

          3. Wash window sills with mild cleaner.

     D. QUARTERLY - One (1) time every three months

          1. Vacuum drapes and fabric-covered walls, including those used as office partitions and those in kitchens and other areas.

          2. Tile Floors - spray shined or scrubbed and recoated.

          3. TILE FLOORS - spray shined and buffed

     E. AS NEEDED OR A MINIMUM OF - Two (2) times each year

          1. Stripped and/or cleaned and waxed tile floors.

II. RESTROOMS

     A. DAILY SERVICES - Five (5) nights each week between 5:30 p.m. and before 8:00 a.m. of the following day, except no cleaning on Holidays. On the last day of the week, the work will be done after 5:30 p.m. Friday, but before 8:00 a.m. Monday, except no cleaning on Holidays.

          1. TRASH - removed and receptacles cleaned and new liner installed in receptacle.

          2. FLOORS - swept and mopped with a germicide cleaner. This floor area includes tile base on walls.

          3. WASH BASINS/URINALS/COMMODES - cleaned and sanitized.

          4. MIRRORS/SHELVING/DISPENSERS/CHROME DISPENSERS/CHROME FIXTURES - damp wiped with disinfectant.

          5. SANITARY NAPKIN RECEPTACLES - refilled using materials supplied by owner and cleaned by damp wiping and drying with a dry cloth to prevent spotting.

          6. TOWEL/TISSUE RECEPTACLES - refilled using materials supplied by owner and cleaned by damp wiping and drying with a dry cloth to prevent spotting.

          7. WALLS - spot cleaned with germicide cleaner.

          8. ALL SURFACES - dusted.

          9. VESTIBULE CARPET - vacuumed.

     B. WEEKLY - One (1) night each week; Sunday through Thursday

          1. STALL WALLS - cleaned by damp wiping stalls, rinsing off excess cleanser, and drying with a dry cloth to prevent spotting.

     C. MONTHLY - One (1) time per month

          1. ALL FLOORS - scrubbed with a germicide cleaner.

          2. WALLS - washed with germicide cleaner.

     D. QUARTERLY - One (1) time every three months

          1. HARD SURFACE FLOOR - power scrubbed with a disinfectant cleaner.

                                   EXHIBIT "H"

                                  RISER LICENSE

     THIS RISER LICENSE ("License Agreement") is made and entered into this __ day of June, 2006, between HEWLETT-PACKARD COMPANY, a Delaware corporation (the "Landlord"), and CRAWFORD & COMPANY, a Georgia corporation (the "Tenant").

                                   WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into a Lease dated June ___, 2006 (the "Lease") for premises located on the 2nd, 3rd, 5th, 6th, 7th, 9th and 10th floors of that certain building known as 20 Perimeter Summit (the "Building") which is located at 20 Perimeter Summit Boulevard N.E., DeKalb County, Atlanta, Georgia; and

     WHEREAS, Tenant is desirous of using certain Building Riser(s) (as defined below) as required by its usual and ordinary business operations; and

     WHEREAS, Landlord is willing to permit same only upon the following terms and conditions. Unless otherwise defined in this License Agreement, all initially-capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

     1. GRANT OF LICENSE. Subject to the terms and conditions of this License Agreement, Landlord hereby grants to Tenant during the Term (as defined below) non-exclusive access to the riser(s) in the Building designated by Landlord for the common use of Building tenants (the "Riser(s)") for the sole purpose of installing and maintaining therein during the Term such fiber optic and/or other telecommunications wiring of Tenant (the "Telecom Cabling") as may be necessary for Tenant to obtain telecommunications services to the Premises from outside providers of such services, provided that such Telecom Cabling (i) does not adversely affect the structure or safety of the Building; (ii) does not adversely affect the electrical, mechanical or any other system of the Building or the functioning thereof; (iii) does not displace or adversely affect any existing lines, wiring, cabling or other equipment or facilities within the Riser(s), and (iv) does not interfere with the operation of the Building or the provision of services or utilities to Landlord, Tenant or any other tenant or occupant of the Building. The grant of this license is personal to, and for the sole benefit of and use by, Tenant or a Permitted Assignee and, accordingly, the Riser(s)' use may not be assigned, sublet, licensed or otherwise transferred in whole or in part (except pursuant to an assignment to a Permitted Assignee in accordance with the terms of the Lease) to be used solely by such Permitted Assignee for its own purposes and in accordance with this License Agreement. As used herein, a "Permitted Assignee" shall mean an assignee of Tenant's interest in the Lease pursuant to an assignment complying with the terms of Article 7 of the Lease. No third party may use the Riser(s) (except a Permitted Assignee pursuant to an assignment in accordance with the terms of the Lease) nor may Tenant receive any fees or other payment for the use of such Risers. The Riser(s) and any other parts of the Building that may be made available (in Landlord's sole discretion) to Tenant for installation of the Telecom Cabling are provided in their "AS-IS", `WHERE-IS" condition and Landlord makes no representation or warranty, express or implied, as to the condition, sufficiency, quality or fitness for any purpose of the Riser(s) or any other part of the Building, and Landlord shall have no liability of any kind or nature directly or indirectly arising from the installation, repair, maintenance, use or operation of the Telecom Cabling.

     Tenant's right to install, use and operate the Telecom Cabling as provided herein shall be conditioned upon the continuing satisfaction by Tenant of each and all of the following conditions: (i) the Telecom Cabling sought to be installed and/or operated by Tenant shall be permitted under, and conform to the requirements of, all applicable Laws and Private Restrictions (including, without limitation, all present and future rules and regulations of any local, state or federal authority having jurisdiction with respect thereto, including, without limitation, the City of Atlanta, the Federal Communications Commission, and the Occupational Safety and Health Administration; (ii) Tenant shall obtain and maintain at its sole expense all permits, licenses, variances, authorizations and approvals (collectively, the "Permits") that may be required to install, maintain, repair, use and operate the Telecom Cabling in compliance with all applicable Laws and Private Restrictions; (iii) Tenant shall obtain insurance coverages reasonably required by Landlord relating to the installation, maintenance, repair, use and operation of the Telecom Cabling; and
(iv) the Landlord shall have approved the plans, dimensions and specifications for the Telecom Cabling and the proposed method of installation within the Riser(s), such approval not to be unreasonably withheld by Landlord (except as otherwise provided in Section 2 below).

     2. INSTALLATION. Tenant shall not install the Telecom Cabling without (a) first obtaining Landlord's prior written approval of the method and manner of installation and (b) the supervision of Landlord or it property manager (unless Landlord or its property manager shall hereafter expressly advise Tenant in writing that such supervision is not required), and all costs and expenses associated with the installation of the Telecom Cabling shall be borne solely by Tenant. Such supervision, if any, is solely to protect Landlord's own interests, and Tenant shall not rely thereon for any purpose and Landlord not have any liability to Tenant or anyone else for providing such supervision. Prior to commencing the installation of the Telecom Cabling, Tenant shall submit plans and specifications for the same for Landlord's review and approval, which approval shall not be unreasonably withheld by Landlord (except as otherwise provide in the last paragraph of this Section 2); provided, however, that Landlord may withhold its consent in its sole discretion to any Telecom Cabling that in the aggregate shall have a diameter in excess of four inches (4""). Once the plans and specifications have been approved by Landlord, Tenant shall cause the Telecom Cabling to be installed diligently, in a good and workmanlike manner, and in accordance with the approved plans and specifications, in accordance with applicable Laws, and otherwise in accordance with Article 6 of the Lease. Prior to installation of the Telecom Cabling and any modifications or changes thereto, Tenant shall submit in writing to Landlord all plans and specifications for the Telecom Cabling for Landlord's consent and shall commence work only after having obtained Landlord's written consent (which consent shall not be unreasonably withheld). The materials, exact location and method of installation of the Telecom Cabling, and the location of and method of identifying and marking all Telecom Cabling and other equipment in the Riser(s), are subject to the prior written consent of Landlord (which consent shall not be unreasonably withheld). Tenant shall be solely and exclusively responsible for inspecting the field conditions in the Riser(s) and other portions of the Building in conjunction with the preparation of the plans and specifications.

     Landlord may withhold its approval of the installation of the Telecom Cabling without any duty to be reasonable if Landlord determines that the installation, operation or removal of the Telecom Cabling will or is reasonably likely to (A) damage the Riser(s) or any other part of the Building or void any warranty or guaranty applicable to the Riser(s) or any other part of the Building; (B) cause the violation of any applicable Law; (C) cause the violation of any Private Restriction; or (D) interfere with any other lines, wiring, cabling or other existing equipment or facilities located in the Riser(s) or otherwise serving the Building.

     3. TERM; REMOVAL. The term of the license granted herein (the "Term") shall commence on the date on which Tenant commences installation of the Telecom Cabling, but in no event earlier than the date Tenant is permitted to take possession of the Premises under the terms of the Lease, and shall end and terminate without notice or further action upon the expiration or sooner termination of the Lease. Prior to the end of the Term, the Telecom Cabling shall be removed by Tenant without causing any damage to or interference with the Riser(s) or any cabling, wiring, equipment or other facilities located therein, all at Tenant's sole expense. Prior to the end of the Term, Tenant shall repair all damage resulting from such removal and shall restore the areas where the Telecom Cabling was located to substantially the same condition as existed prior to the installation thereof, and such restoration shall be in a manner and shall use materials reasonably determined by Landlord. If Tenant fails to do so prior to the fifth (5th) day after the end of the Term, Tenant hereby authorizes Landlord to remove the Telecom Cabling and to restore the areas where the Telecom Cabling was located, and charge the Tenant for all reasonable costs and expenses incurred in connection therewith. Tenant's obligations under this Section 3 shall survive the expiration or earlier termination of this License Agreement and the Lease. Landlord shall have the right to accompany Tenant or its contractor in the removal of the Telecom Cabling. Tenant's obligations under this Section 3 shall survive the expiration or earlier termination of this License Agreement and the Lease.

     4. PERMITS. Prior to commencing the installation, repair, use or operation of the Telecom Cabling, Tenant shall, at its sole expense, obtain all Permits that may be required to install, maintain, repair, use and operate the same in compliance with all applicable Laws and Private Restrictions, and Tenant shall deliver copies of such Permits to Landlord prior thereto. Landlord makes no representations or warranties, express or implied, with respect to the availability of any Permits. Tenant shall obtain all permits, licenses, variances, authorizations and approvals that may be required in order to install and maintain the Telecom Cabling.

     5. REPAIR AND MAINTENANCE; ACCESS. Tenant shall keep and maintain the Telecom Cabling in good condition and repair, at Tenant's sole expense. Such repairs and maintenance shall be conducted in such a manner as not to interfere with the use or operation of any other lines, cabling, wiring, equipment or other facilities now or hereafter located in the Riser(s) or otherwise serving the Building and shall be consistent with Class A multi-tenant office buildings of comparable age in the Central Perimeter Market of Atlanta, Georgia. Tenant shall notify Landlord of any maintenance or repairs of the Telecom Cabling that Tenant proposes to conduct, and Landlord shall have the right in advance to approve the contractors or other Persons that Tenant proposes to perform the maintenance or repairs. Furthermore, in connection with any repairs or maintenance or exercise of its rights under this License Agreement, Tenant shall not damage, nor permit any Tenant Party to damage, the Riser(s) (including any lines, cabling, wiring, equipment or other facilities now or hereafter located in the Riser(s)) or any other part of the Building. Tenant shall have reasonable access to the Riser(s) for the purpose of installing, operating, maintaining, repairing and removing the same, subject always to such Rules and Regulations as are now in effect or which may be promulgated hereafter, provided, further that such access shall be limited to authorized engineers or contractors of Tenant, or Persons under their direct supervision. Tenant shall deliver to Landlord a list of Tenant's authorized representatives, and repair, maintenance and engineering personnel, prior to any access to the Riser(s) or any other Building areas. Those Persons shall be required to sign in and out with Landlord's security or other designated personnel when entering or exiting any closets, rooms or other Building areas providing access to the Riser(s). Landlord shall have the right to require accompanied access to the Riser(s) each time such access is requested by Tenant. Landlord shall have no responsibility or liability for the conduct or safety of any of Tenant's engineers, contractors, personnel or other representatives or any of their employees, contractors or other personnel while in the closets, rooms or other Building areas providing access to the Riser(s) or in any other part of the Building. The parties agree that Tenant shall be solely liable for any injury to or death of any such Persons from any cause other than Landlord's sole, affirmative gross negligence or willful misconduct.

     6. LICENSE NOT EXCLUSIVE. Tenant acknowledges and agrees that the rights contained in this License Agreement are non-exclusive, and that Landlord may grant such rights and/or other rights to any other tenants or occupants of the Building or to any other licensee of Landlord's choice (whether or not such licensee is a tenant or occupant of the Building). Tenant shall make no claim against Landlord for, and Landlord shall have no liability for, any interference with the Telecom Cabling that may now or hereafter occur by reason of any other lines, wiring, cabling or other equipment or facilities now or hereafter located in the Riser(s), except to the extent such interference was caused by Landlord's sole, affirmative gross negligence or willful misconduct.

     7. COMPLIANCE WITH LAW AND WARRANTIES. Tenant, at its sole expense, shall install, maintain, repair, use, operate and remove the Telecom Cabling in compliance with all applicable Laws, Private Restrictions, and the requirements of Landlord's insurance underwriters, and without interfering with any other lines, wiring, cabling or other equipment or facilities now or hereafter located in the Riser(s) or otherwise serving the Building.

     8. ALTERATIONS. Tenant shall not make any alterations, improvements or additions to the Telecom Cabling, or move the same, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion.

     9. TENANT'S INSURANCE. If Tenant's liability and property insurance policies required under Sections 9.1(a)(i) and (ii) of the Lease do not cover the Telecom Cabling and occurrences in the Riser(s) and any other areas where the Telecom Cabling may be located, then Tenant, with respect solely to this License Agreement, the Riser(s) and the Telecom Cabling (wherever located) shall, at its sole expense, obtain, maintain, and keep in effect throughout the Lease Term insurance with coverages, amounts, and insurers reasonably acceptable to Landlord and, in the case of liability insurance, naming Landlord, its property manager, and Lenders as additional insureds thereunder. Prior to the installation of the Telecom Cabling, and thereafter within ten (10) days of Landlord's written request, Tenant shall provide to Landlord certificates of insurance evidencing such insurance coverages. If the cost of Landlord's insurance increases as a result of this License Agreement or the Telecom Cabling then Tenant shall pay the costs of such increases directly to Landlord within thirty (30) days following written demand from Landlord.

     10. ASSUMPTION OF RISK; INDEMNIFICATION. Tenant agrees that the installation, repair, maintenance, use, operation and removal of the Telecom Cabling will be at Tenant's sole cost and risk including, without limitation, the risk that it will be unable to use or operate the Telecom Cabling as a result of any structural, mechanical or power failure at the Building or failure of the Telecom Cabling for any other reason whatsoever, except Landlord's sole, affirmative gross negligence or willful misconduct and without limitation of Tenant's rights under the second paragraph of Section 5.6 of the Lease. Landlord shall not be liable to Tenant for any Adverse Consequences arising out of any interruption of power to, damage to, or failure of the Telecom Cabling howsoever arising, except for damage to Telecom Cabling caused by the sole, affirmative gross negligence or willful misconduct of Landlord. Tenant shall indemnify, defend, and hold Landlord harmless from and against all Adverse Consequences arising out of the installation, use, repair, maintenance, operation, removal or existence of the Telecom Cabling including, without limitation, any Adverse Consequences resulting from the acts or omissions of Tenant or any Tenant Party in connection with the accessing of any Risers, except to the extent such Adverse Consequences were caused by Landlord's sole, affirmative gross negligence or willful misconduct. The provisions of this Section 10 shall survive the expiration or earlier termination of this License Agreement and the Lease.

     11. DEFAULT BY TENANT. Each one of the following events is herein referred to as an "event of default":

          a. Tenant shall fail to keep, observe or perform any agreement, term, covenant or condition to be performed by it under the Lease and such default is not cured within the applicable cure period, if any;

          b. Any of Tenant's rights under this License Agreement shall be transferred to or shall pass to any other person or party (other than pursuant to an assignment to a Permitted Assignee in accordance with Article 7 of the Lease) without Landlord's prior written approval; or

          c. Tenant shall fail to perform any agreement, term, covenant or condition under this License Agreement on Tenant's part to be performed, and such non-performance shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not thereafter diligently prosecute the same to completion.

     12. REMEDIES OF LANDLORD. If any one or more events of default described above shall occur, then the same shall also constitute an Event of Default under the Lease and in such event Landlord shall have the right, at Landlord's sole option, and in addition to all other rights and remedies that Landlord may have, to terminate this License Agreement by written notice to Tenant and to pursue any remedy or remedies described in Section 12.2 of the Lease and any other remedy available to Landlord at law or in equity, all in such manner and in such order as Landlord may determine in its sole discretion.

     13. NOTICE. Any notice from Landlord to Tenant or from Tenant to Landlord shall be in writing and shall be delivered in accordance with the terms of the Lease.

     14. ATTORNEYS' FEES. In the event of any litigation or arbitration between Landlord and Tenant to enforce any provision of this License Agreement or any right of either party hereto, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including reasonable attorneys' fees, incurred therein.

     15. CONFLICT. Nothing in this License Agreement shall relieve Tenant from any of its obligations under the Lease. In the event of any conflict between any term or provision of this License Agreement and any term or provision of the Lease, the term or provision of the Lease shall govern and prevail.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this License Agreement as of the day and year first above written.

LANDLORD:

HEWLETT-PACKARD COMPANY,
a Delaware corporation


By:  /s/ T.P. O'Brien
    ---------------------------------
Name: Timothy O'Brien
      -------------------------------
Title: R.E. Mgr.
       ------------------------------


TENANT:

CRAWFORD & COMPANY,
a Georgia corporation


By: /s/ W.B. Swain
    ---------------------------------
Name: Bruce Swain
      -------------------------------
Title: SVP-Controller and Interim CFO
       ------------------------------
Date:  6/22/06
      -------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE 1  REFERENCES ...................................................     1

ARTICLE 2  PREMISES, TERM AND POSSESSION ................................     5
   2.1   Demise of Premises .............................................     5
   2.2   Initial Tenant Improvement Work;
         Acceptance of Possession .......................................     7
   2.3   Surrender of Possession ........................................     7
   2.4   Usufruct .......................................................     8

ARTICLE 3  RENT; LATE CHARGES ...........................................     8
   3.1   Base Monthly Rent ..............................................     8
   3.2   Additional Rent ................................................     8
   3.3   Statement of Estimated Increase ................................     9
   3.4   Statement of Actual Property Operating Expenses;
         Year-End Adjustments ...........................................     9
   3.5   Late Charge, and Interest on Rent in Default ...................     9
   3.6   Payment of Rent ................................................    10
   3.7   Prepaid Rent ...................................................    10
   3.8   Tenant's Audit Rights ..........................................    10

ARTICLE 4  USE OF PREMISES AND COMMON AREAS .............................    11
   4.1   Permitted Use ..................................................    11
   4.2   General Limitations on Use .....................................    11
   4.3   Noise and Emissions ............................................    12
   4.4   Premises Condition; Window Coverings ...........................    12
   4.5   Parking ........................................................    12
   4.6   Signs ..........................................................    12
   4.7   Compliance with Laws and Private Restrictions ..................    14
   4.8   Compliance with Insurance Requirements .........................    14
   4.9   Landlord's Right to Enter ......................................    14
   4.10  Use of Common Areas ............................................    15
   4.11  Environmental Protection .......................................    15
   4.12  Rules and Regulations ..........................................    16
   4.13  Reservations ...................................................    16

ARTICLE 5  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES .................    17
   5.1   Repair and Maintenance .........................................    17
   5.2   Standard Tenant Services .......................................    18
   5.3   Overstandard and After Hours Tenant Use ........................    18
   5.4   Additional Services ............................................    19
   5.5   Energy and Resource Consumption ................................    19

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   5.6   Limitation of Landlord's Liability .............................    19
   5.7   Security .......................................................    20
   5.8   Tenant's Supplemental Air Conditioning Equipment ...............    21

ARTICLE 6  ALTERATIONS AND IMPROVEMENTS .................................    22
   6.1   By Tenant ......................................................    22
   6.2   Ownership of Improvements ......................................    23
   6.3   Alterations Required By Law ....................................    23
   6.4   Liens ..........................................................    24

ARTICLE 7  ASSIGNMENT AND SUBLETTING BY TENANT ..........................    24
   7.1   By Tenant ......................................................    24
   7.2   Merger, Reorganization, or Sale of Assets ......................    25
   7.3   Landlord's Election ............................................    25
   7.4   Conditions to Landlord's Consent ...............................    26
   7.5   Assignment Consideration and Excess Rentals Defined ............    27
   7.6   Payments .......................................................    27
   7.7   Good Faith .....................................................    27
   7.8   Effect of Landlord's Consent; No Sub-Subletting ................    27
   7.9   Permitted Transfers ............................................    27
   7.10  Fees Incurred in Assignment After Bankruptcy of Tenant .........    28

ARTICLE 8  LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY .............    28
   8.1   Limitation on Landlord's Liability and Release .................    28
   8.2   Indemnification ................................................    28

ARTICLE 9  INSURANCE ....................................................    29
   9.1   Tenant's Insurance .............................................    29
   9.2   Landlord's Insurance ...........................................    30
   9.3   Mutual Waiver of Subrogation ...................................    31

ARTICLE 10 DAMAGE TO PREMISES ...........................................    31
   10.1  Landlord's Duty to Restore .....................................    31
   10.2  Insurance Proceeds .............................................    31
   10.3  Landlord's Right to Terminate ..................................    31
   10.4  Tenant's Right to Terminate ....................................    32
   10.5  Waiver .........................................................    32
   10.6  Abatement of Rent ..............................................    33
   10.7  Effect of Termination ..........................................    33

ARTICLE 11 CONDEMNATION .................................................    33

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
   11.1  Tenant's Right to Terminate ....................................    33
   11.2  Landlord's Right to Terminate ..................................    33
   11.3  Restoration ....................................................    33
   11.4  Temporary Taking ...............................................    34
   11.5  Division of Condemnation Award .................................    34
   11.6  Abatement of Rent ..............................................    34
   11.7  Taking Defined .................................................    34

ARTICLE 12 DEFAULT AND REMEDIES .........................................    34
   12.1  Events of Tenant's Default .....................................    34
   12.2  Landlord's Remedies ............................................    35
   12.3  Landlord's Default and Tenant's Remedies .......................    38
   12.4  Waiver .........................................................    38

ARTICLE 13 GENERAL PROVISIONS ...........................................    38
   13.1  Taxes on Tenant's Property .....................................    38
   13.2  Holding Over ...................................................    38
   13.3  Subordination ..................................................    39
   13.4  Tenant's Attornment Upon Foreclosure ...........................    39
   13.5  Mortgage Protection ............................................    40
   13.6  Estoppel Certificate ...........................................    40
   13.7  Tenant's Financial Information .................................    40
   13.8  Transfer by Landlord ...........................................    40
   13.9  Force Majeure ..................................................    40
   13.10 Notices ........................................................    41
   13.11 Attorneys' Fees ................................................    41
   13.12 Definitions ....................................................    41
   13.13 General Waivers ................................................    46
   13.14 Miscellaneous ..................................................    47
   13.15 Submission of Lease ............................................    47
   13.16 No Light, Air or View Easement .................................    47
   13.17 Right to Lease .................................................    47
   13.18 OFAC Requirements ..............................................    47
   13.19 No Money Damages ...............................................    48
   13.20 Rent ...........................................................    48
   13.21 Jury Trial Waiver ..............................................    48
   13.22 Real Estate Investment Trust ...................................    48


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

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
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
ARTICLE 14 CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT .............    48
   14.1  Corporate Authority ............................................    48
   14.2  Brokerage Commissions ..........................................    49
   14.3  Entire Agreement; Modifications ................................    49
   14.4  Landlord's Representations .....................................    49
   14.5  Landlord Exculpation ...........................................    49

ARTICLE 15 OPTION TO EXTEND .............................................    49
   15.1  Option to Extend; Exercise of Option ...........................    49
   15.2  Determination of Base Monthly Rent .............................    50

ARTICLE 16 SECURITY DEPOSIT .............................................    51
   16.1  Security Deposit (Cash) ........................................    51
   16.2  Security Deposit (Letter of Credit) ............................    52
   16.3  Draws ..........................................................    53


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